As filed with the Securities and Exchange Commission on April 27, 1999
                           REGISTRATION NO. 333-59829

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          SWISSRAY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         NEW YORK                                            [     ]
 (State or other jurisdiction of                  (Primary Standard Industrial
  incorporation or organization)                       Classification Number)

                                   16-0950197
                     (I.R.S. Employer Identification Number)

                          SWISSRAY INTERNATIONAL, INC.
                        200 EAST 32ND STREET, SUITE 34-B
                            NEW YORK, NEW YORK 10016
                         UNITED STATES: (212) 545-0095
                         SWITZERLAND: 011-4141-914-1200

  (Address,        including zip code,  and  telephone  number,  including  area code, of registrant's principal executive offices)

                               RUEDI G. LAUPPER,
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                          SWISSRAY INTERNATIONAL, INC.
                        200 EAST 32ND STREET, SUITE 34-B
                            NEW YORK, NEW YORK 10016

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              GARY B. WOLFF, ESQ.
                              GARY B. WOLFF, P.C.
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 644-6446

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the discretion of the converting shareholders after the effective date of the Registration Statement.

* In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933 this Registration Statement and the Prospectus which is a part thereof relates, in part, and combines with an earlier Registration Statement under Registration No. 333-50069 declared effective May 12, 1998.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                  / /

CALCULATION OF REGISTRATION FEE (4)

                                                                Proposed
                                                                 Maximum           Proposed
                                              Amount to         Offering            Maximum
       Title of Each Class of                    be               Price            Aggregate                Amount of
          Securities to be                   Registered         Per Share          Offering               Registration
             Registered                          (1)             (2)(3)           Price(1)(2)                  Fee
--------------------------------------------------------------------   -------------------------------------------
Common Stock ($.01 par
  value per share)                           12,585,480          $2.5935          $32,640,442           $9,628.93 (4)(5)

(1) Includes (a) 1,967,900 shares which are reserved for issuance pursuant to currently issued and outstanding Convertible Debentures which will be offered for resale by certain Selling Holders under Registration No. 33-50069, (b) 8,541,575 shares which are reserved for issuance pursuant to currently issued and outstanding Convertible Debentures which will be offered for resale by certain Selling Holders under this Registration Statement, (c) 1,890,928 shares which are reserved for issuance pursuant to three separate promissory note financings which may be converted into convertible debentures automatically in the event of non-payment on their respective due dates and in the event of occurence of such contingency such shares may be offered for resale by certain then Selling Holders under this Registration Statement, (d) 85,077 shares being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender pursuant to terms of a promissory note (see "Description of Capital Stock-Promissory Note") and (e) 100,000 shares being registered which underlie certain outstanding Warrants. Also registered hereunder is such indeterminate number of shares of Common Stock $.01 par value, of the Registrant as may be issuable pursuant to
         (i) any shares issuable in exchange for interest earned under Convertible Debentures and (ii) any anti-dilution provisions as may be contained in the aforesaid Convertible Debentures and related Registration Rights Agreements. Such additional shares do not and will not include any shares as may otherwise be required to be issued as a result of adjustments to the conversion price, stock dividends, stock splits or similar transactions as Registrant is not relying upon Rule 416 with respect thereto.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933. In accordance with Rule 457(c) of Regulation C, the estimated price for the Securities was based on the average of the high and low reported prices on the Electronic Over-the-Counter Bulletin Board on April 20, 1999.

(3) The number of shares referred to throughout this Registration Statement unless otherwise specifically indicated gives retroactive effect to a 1 for 10 reverse stock split effective as of October 1, 1998.

(4) The number of securities being carried forward and the amount of the filing fee associated with such securities that was previously paid under earlier Registration No. 333-50069 was 1,477,008 shares of Common Stock, $.01 par value, for which the registration fee of $2,859.40 was paid. This information is provided in accordance with Rule 429(b) of the 1933 Act and the number of securities being carried forward and the amount of the filing fee associated with such securities that was previously paid under earlier Registration No.333-50069 was an additional 595,048 and under Registration No. 333-59829, 597,333 shares and 85,077 shares pursuant to piggy-back registration rights for which the registration fee of $1,545.08 was paid.

(5) Includes (a) 1,967,900 shares which are reserved for issuance pursuant to currently issued and outstanding convertible debentures which will be offered for resale by certain Selling Holders under Registration No. 333-50069 and (b) an additional aggregate of 10,617,580 shares as indicated in footnote 1(b) through (e) inclusive.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

SWISSRAY INTERNATIONAL, INC.

CROSS-REFERENCE SHEET

PURSUANT TO ITEM 501(b) OF REGULATION S-K.

Registration Statement Item and Heading                                                   Prospectus Caption
1.       Forepart of the Registration Statement and Outside                               Cover Page of Registration
         Front Cover Page of the Prospectus                                               Statement; Outside Front
                                                                                          Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Pages of                                     Inside Front and Outside
         Prospectus                                                                       Back Cover Pages of
                                                                                          Prospectus

3.       Summary Information, Risk Factors and Ratio of                                   Prospectus Summary; Risk
         Earnings to Fixed Charges                                                        Factors; The Company

4.       Use of Proceeds                                                                  Prospectus Summary; Use
                                                                                          of Proceeds

5.       Determination of Offering Price                                                  Outside Front Cover Page
                                                                                          of Prospectus

6.       Dilution                                                                         Risk Factors; Dilution

7.       Selling Security Holders                                                         Selling Holders and Plan
                                                                                          of Distribution

8.       Plan of Distribution                                                             Outside Front Cover Page
                                                                                          of Prospectus; Selling
                                                                                          Holders and Plan of
                                                                                          Distribution

9.       Description of Securities to be Registered                                       Description of Capital Stock

10.      Interests of Named Experts and Counsel                                           Legal Matters; Independent
                                                                                          Auditors
11.      Information with Respect to Registrant

         (a)   (1)       Description of Business                                          Prospectus Summary;
                                                                                          Management's Discussion and
                                                                                          Analysis of Financial Condition
                                                                                          and Results of Opertions;
                                                                                          Business; The Company


Registration Statement Item and Heading                                                   Prospectus Caption

               (2)       Description of Property                                          Business -- Description of Property

               (3)       Legal Proceedings                                                Business -- Legal Proceedings

               (4)       Control of Registrant                                            Not Applicable

               (5)       Nature of Trading Market                                         Risk Factors; Selling
                                                                                          Holders and Plan of
                                                                                          Distribution

               (6)       Exchange Controls and Other Limitations                          Risk Factors; Description
                         Affecting Security Holders                                       of Capital Stock

               (7)       Taxation                                                         Risk Factors

               (8)       Selected Financial Data                                          Prospectus Summary;
                                                                                          Selected Consolidated
                                                                                          Financial Data

               (9)       Management's Discussion and Analysis of                          Management's Discussion
                         Financial Condition and Results of                               and Analysis of Financial
                         Operations                                                       Condition and Results of
                                                                                          Operations

               (10)      Directors and Officers of Registrant                             Management

               (11)      Compensation of Directors and Officers                           Management

               (12)      Options to Purchase Securities from                              Management
                         Registrant or Subsidiaries

               (13)      Interest of Management in Certain                                Certain Transactions
                         Transactions

         (b)   Financial Statements                                                       Financial Statements

12.      Disclosure of Commission Position on Indemnification                             Information Not Required
         for Securities Act Liabilities                                                   In Prospectus

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

DATED APRIL 27, 1999

PROSPECTUS

SWISSRAY INTERNATIONAL, INC.

12,585,480 Shares of Common Stock

         This prospectus ("Prospectus") relates to the offer and sale of up to 12,585,480 shares of common stock, $.01 par value per share (the "Common Stock"), of Swissray International, Inc., a New York corporation ("Swissray International, Inc." or the "Registrant"), which shares consist of (i) up to 8,541,575 shares of Common Stock which are issuable to certain persons (the "Selling Holders") upon conversion of convertible debentures, issued in four (4) separate financings from June 1998 through January 1999, (the "Convertible Debentures") and which shares are being registered hereby pursuant to
Registration Rights Agreements between the Registrant and the Selling Holders named in this Prospectus under Registration No. 333-59829, (ii) up to 1,967,900 additional shares of Common Stock which are issuable to certain Selling Holders upon conversion of convertible debentures issued in March 1998, (the "Convertible Debentures") and which additional shares are being registered hereby pursuant to Registration Rights Agreements between the Registrant and the Selling Holders named in a Prospectus under Registration No. 333-50069, (iii) 1,890,928 shares which are reserved for issuance pursuant to three separate promissory note financings which may be converted into convertible debentures automatically in the event of non-payment on their respective due dates and in the event of occurence of such contingency such shares may be offered for resale by certain then Selling Holders under this Registration Statement, (iv) 85,077 shares being registered pursuant to certain "piggy-back" registration rights granted to an otherwise unaffiliated lender pursuant to terms of a promissory note (see "Description of Capital Stock - Promissory Note") and (v) 100,000 Shares being registered which underlie certain outstanding Warrants. The up to 12,585,480 shares of Common Stock offered hereby are herein referred to as the "Securities."

         The Securities may be offered and sold from time to time by the Selling Holders named herein (or in Registration No. 333-50069 hereinafter "Selling Holders" unless otherwise indicated or the Stockholder whose shares are being registered pursuant to aforesaid piggy-back rights) or by their transferees, pledgees, donees or their successors pursuant to the Prospectus. The Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or the purchasers of the Securities for whom such agents, underwriters or dealers may act. See "Selling Holders and Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus. The Registrant will not receive any of the proceeds from the sale of the Securities by the Selling Holders.

         The Selling Holders will receive all of the net proceeds from the sale of the Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Registrant is responsible for payment of all other expenses incident to the offer and sale of the Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any profit on the sale of the Securities by the Selling Holders and any commissions received by any such underwriters may be deemed to be underwriting commissions or discounts under the Act. See "Selling Holders and Plan of Distribution" for a description of indemnification arrangements.

         All references herein to the "Company" refer to Swissray International, Inc. and its subsidiaries. The executive offices of the Company are located at Swissray International, Inc., 200 East 32nd Street, Suite 34-B, New York, New York 10016. The telephone number is 212-545-0095 and the fax number is 212-545-7912. The address in Switzerland is Turbistrasse 25-27, CH-6280 Hochdorf, Switzerland and the telephone number in Switzerland is 011-4141-914-1200.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ADDITIONALLY, THE COMPANY'S COMMON STOCK IS CONSIDERED "PENNY STOCK" AND, ACCORDINGLY, TRADING THEREIN IS SUBJECT TO CERTAIN LIMITATIONS (AS SUMMARIZED IN RISK FACTOR ENTITLED "BROKER-DEALER SALES OF COMPANY SECURITIES .. UNDER THE EXCHANGE ACT OF 1934". SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
                                     - 2 -

         The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights
Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority ^ interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities; (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS April __, 1999.

AVAILABLE INFORMATION

         The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, such as the Registrant. The address of such site is http:\\www.sec.gov.

PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the detailed information and financial information incorporated by reference herein or appearing elsewhere in this Prospectus.

THE COMPANY

         The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, SR Medical Holding AG (known as SR Medical AG until renamed in February 1998), the latter's wholly owned subsidiaries, SR Medical AG (known as Teleray AG until renamed in February 1998), a Swiss corporation, Swissray (Deutschland) Rontgentechnik GmbH (formerly known as SR Medical GmbH), a German limited liability company and Teleray Research and Development AG, a Swiss corporation, as well as through the Company's other wholly owned subsidiaries, SR Management AG (formerly SR Finance AG), a Swiss corporation, Swissray Medical Systems, Inc. (formerly Swissray Corporation), a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation, and Swissray Information Solutions, Inc., a Delaware corporation. In September 1998 the Company established an additional wholly owned subsidiary, Swissray America Inc., a Delaware corporation. Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries.

         The Company is active in the markets for diagnostic imaging devices for the health care industry. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, a direct digital multi-functional X-ray system - the ddR-Multi System (formerly known as the AddOn-Multi-System) and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing workstations operating on a Windows NT platform for the processing of digital image data. In addition, the Company is in the business of selling components and accessories for X-ray equipment manufactured by third parties and providing services related to imaging systems. The Company is also offering products, consulting and services related to viewing, archiving, networking and transmitting of digital X-ray images.

         The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company offers information and informatics solutions consulting services to hospital imaging departments and imaging centers, maintenance management and after sales-services of products manufactured by the Company and third parties (multi-vendor, multi-modality services).

         The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, the Company entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing by the Company of a Multi-Radiography System ("MRS"). Simultaneously, the Company developed the first SwissVision(TM) image post-processing system, which was able to convert analog images obtained in fluoroscopy into digital information. In 1993, the Company won the innovation award of the Chamber of Commerce of Central Switzerland for this post-processing system. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes.

         On April 1, 1997, the Company acquired Empower, Inc., a New York corporation ("Empower") which since incorporation in 1985, had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April 1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Empower, Inc. ("Empower")entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000.00; and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower remains a wholly owned (but currently inactive) subsidiary of the Company.

         On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG"), located in Gig Harbor, Washington. SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States since it was formed on October 16, 1996. SSG's operations are currently being conducted through the following wholly owned Company subsidiaries: Swissray Medical Systems, Inc., Swissray Healthcare, Inc., Swissray Information Solutions, Inc. and Swissray America Inc.

         The following organizational chart graphically indicates the Company, its wholly owned subsidiaries and certain additional information regarding each of such firms including principal locations.

                                                       Organization Chart
                                                  -----------------------------
                                                  |SWISSRAY International, Inc.|
                                                  |         New York           |
                                                  |             USA            |
                                                   ----------------------------
                                                                 |
        --------------------------------------------------------|--------------------------------------------------------
        |                  |                      |                     |                   |            |                |
        |                  |                      |                     |                   |            |                |
  -------------   ----------------   --------------------   --------------------   -----------   ----------------   -------------
 | Empower Inc.| |Swissray Medical| |Swissray Healthcare,| |Swissray Information| |SR Medical | |SR Management AG| |  Swissray   |
 |Glen Cove, NY| |  Systems, Inc. | |        Inc.        | |    Solutions Inc.  | |Holdings AG| |     Hochdorf   | |America, Inc.|
 |     USA     | | Gig Harbor, WA | |        USA         | |   Gig Harbor, WA   | |  Hochdorf | |   Switzerland  | |     USA     |
  -------------   ----------------   --------------------   --------------------   -----------   ----------------   -------------
                                                                                        |
                                                           -----------------------------|------------------
                                                           |                      |                       |
                                                      ---- |--------     -------- |-------------    ------|-----------
                                                     |SR Medical  AG|  |Swissray Rontgentechnik|  |  Teleray Research  |
                                                     |  Hochdorf    |  | (Deutschland)  GmbH   |  |and Development   AG|
                                                     | Switzerland  |  |     Wiesbaden         |  |       Hochdorf     |
                                                     |              |  |      Germany          |  |     Switzerland    |
                                                      ------------       -----------------------    ------------------

                                         THE OFFERING

Common Stock Offered(1)               Up to 12,585,480 shares of Common Stock.

Common Stock Outstanding
  Before the Offering(2)(3)           11,712,379

Common Stock Outstanding
  After the Offering(4)

Use of Proceeds                       The Registrant will not receive any of the
                                      proceeds from the sale of any of the
                                      Securities.

Risk                                  Factors  The  Securities   offered  hereby
                                      involve a high  degree of risk.  See "Risk
                                      Factors" commencing on page 7 hereof.

Electronic Over-the-Counter
  Bulletin Board Symbol               SRMI

(1) Includes an aggregate of up to 8,541,575 shares of Common Stock reserved for issuance upon the conversion of the Convertible Debentures. See "Selling Holders and Plan of Distribution" and "Description of Capital Stock." Also includes an aggregate of up to an additional 1,967,900 shares of Common Stock reserved for issuance upon conversion of Convertible Debentures issued in March 1998, which latter shares relate to Registration No. 333-50069 in accordance with Rule 429 (b) of the 1933 Act. Also being registered hereunder in accordance with certain "piggyback" registration rights are 85,077 restrictive shares heretofore issued pursuant to terms of a convertible promissory note, 100,000 shares underlying outstanding Warrants and 1,890,928 shares which may be issued pursuant to terms of promissory notes and Contingent Subscription Agreements regarding loan transactions which occurred in December 1998 and twice in March 1999. Regarding such promissory notes see Description of Capital Stock
     - Contingently Convertible Promissory Notes - December 1998, March 2, 1999 and March 26, 1999.

(2) Does not include (i) those shares referred to in footnote 1 above, (ii) 145,500 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"), (iii) 15,500 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1996 Plan and (iv) 200,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1997 Non-Statutory Stock Option Plan (the "1997 Plan").

(3) As of the close of business on March 31, 1999 there were 11,712,379 shares issued and outstanding held by 683 stockholders of the Registrant's Common Stock.

(4) Since the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Act, the Registrant cannot include herein information about the Common Stock outstanding after the Offering.

Summary Financial Data

         The summary information below represents financial information of the Registrant for the (i) six month periods ended December 31, 1998 and December 31, 1997, which information was derived from the unaudited consolidated financial statements of the Registrant and the (ii)fiscal years ended June 30, 1998, June 30, 1997 and June 30, 1996, which information was derived from the audited consolidated financial statements of the Registrant.

                                                   Six Months Ended
                                                      December 31,              Year Ended June 30,
                                                  --------------------   -------------------------------
                                                    1998        1997       1998       1997 *     1996 *
                                                  ---------   ---------  ---------  ---------  ---------
                                                           (In Thousands Except Per Share Data)
Statement of Operations Data:
Net Sales                                         $  10,101   $  11,303  $  22,893  $  13,151  $  10,899
Cost of goods sold                                    7,969       8,591     18,082      8,445      5,793
                                                  ---------   ---------  ---------  ---------  ---------
Gross profit                                          2,132       2,712      4,811      4,706      5,106
Selling, general and administrative expenses          6,613       6,834     18,748     17,450     14,966
                                                  ---------   ---------  ---------  ---------  ---------
Operating loss                                       (4,481)     (4,122)   (13,937)   (12,744)    (9,860)
Other expenses (income)                                 359        (156)       281       (319)    (1,004)
Interest expense                                      1,413       4,417      8,590        762        194
                                                  ---------   ---------  ---------  ---------  ---------
Loss from continuing operations, before              (6,253)     (8,383)   (22,808)   (13,187)    (9,080)
   income taxes and extraordinary item
Income tax provision (benefit)                           --          --         --        110       (365)
                                                  ---------   ---------  ---------  ---------  ---------
Loss from continuing operations before
   extraordinary item                              $ (6,253)   $ (8,383)  $(22,808)  $(13,297) $  (8,685)
                                                   ========   =========   ========   ========   ========
Loss per share from contunuing operations          $  (1.35)   $  (3.36)  $  (8.48)  $  (8.41) $   (6.68)
                                                   ========   =========   =========  =========  ========

*    Restated

                                                   Pro-Forma      As adjusted
                                 December 31,     December 31,    December 31,
                                    1998            1998 (1)        1998 (2)
Balance Sheet Data:                ________        _________        ________
Total assets                         27,802           30,322          30,218
Long term liabilities                12,598           16,768             368
Total liabilities                    27,662           30,492          12,712
Common stock subject to put           1,820            1,820           1,820
Total stockholders' equity           (1,680)          (1,990)         15,686


(1)  Includes January and March 1999 financing of $2,830,000.

(2) Adjusted to reflect conversion of cnvertible debentures and accrued interest thereon.

                                  RISK FACTORS

         Investors should carefully consider the factors set forth below as well as the other information set forth in this Prospectus before purchasing the Securities.

History of Losses; Profitability Uncertain

         As of  June  30,  1995  the  Registrant  had  accumulated  losses  on a consolidated basis of approximately $6,000,000. A substantial part of such losses resulted from activities unrelated to the Company's present operations. Since June 30, 1995 and for the three fiscal years commencing July 1, 1995 and concluding June 30, 1998, the Company incurred additional net losses aggregating $44,454,377 ($22,503,109 of which was attributable to year ended June 30, 1998). For the six month period ended December 31, 1998, the Company incurred a further loss of $7,086,046. Such additional losses primarily resulted from the significant expenses associated with the development of the Company's products, primarily its direct digital X-ray system, the ddR-Multi-System, the building of the Company's organization and market position as well as the costs of amortization of debenture issuance costs and beneficial conversion feature and the absence of a significant increase in sales as a result of the delay in the market introduction of certain of the Company's products. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new products and the competitive environment in which the Company operates. Although the Company is deriving operating revenue from its current operations, such revenue has not been sufficient to make the Company's operations profitable. There can be no assurance that the Company will be able to develop significant additional sources of revenue or that it will become profitable. Results of operations may fluctuate significantly and will depend upon successful introduction of the ddR-Multi-System, market acceptance of new product introductions in the future and competition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Products," "-- Research and Development" and "-- Competition."

Need for Market Acceptance of the ddR-Multi-System

         The Company's future performance will depend to a substantial degree upon the continued market introduction and acceptance of the ddR-Multi-System. The Company's marketing efforts to date have generated considerable awareness about the ddR-Multi-System among radiologists. Most recently from October 1997 through March 31, 1999, the Company installed thirteen ddR-Multi-Systems in the United States and Europe and expects to sell an approximate additional twenty ddR-Multi-Systems prior to conclusion of its fiscal year ended in June 1999 (although no assurance whatsoever can be made that such sales and/or installations will be made in the numbers indicated or within the anticipated time frame indicated). The extent of, and rate at which, the market introduction, acceptance and penetration can be achieved by the ddR-Multi-System are functions of many variables, including, but not limited to, obtaining the necessary governmental approvals, price, effectiveness, acceptance by potential customers and manufacturing, training capacity and marketing and sales efforts. There can be no assurance that the ddR-Multi-System will achieve or maintain acceptance in its target markets although management is pleased with the degree of industry acceptance to date (especially reception and feedback received at RSNA convention in Chicago in December 1998 and ECR convention in Vienna in March 1999. Similar risks may confront other products developed by the Company in the future. See "Business -- Products" and "-- Regulatory Matters."

Significant Portion of Company Assets Are Intangible Assets

         As of June 30, 1998, and for the year then ended, the Company's licensing agreement, patents and goodwill (aggregating approximately $5,600,000) are all intangibles and account for approximately 22% of all Company assets. Amortization of such intangibles amounts to approximately $652,000 or approximately 3.5% of total operating expenses

Reliance on a Single Product

         The Company has concentrated its efforts primarily on the development of the ddR-Multi-System and will be dependent to a significant extent upon acceptance of that product to generate additional revenues. There can be no assurance that the ddR-Multi-System will be successfully commercialized notwithstanding its recent successful introduction both within and without the United States (as heretofore and hereinafter indicated). There can be no assurance that the Company's competitors will not succeed in developing or marketing technologies and products that are more commercially attractive than the ddR-Multi-System. See "Business -- Products" and "-- Competition."

Reliance on Large Customers

         In the past, the Company has made a significant amount of sales to a few large customers. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of one or more of the Company's current two largest customers (who accounted for 33% and 5% of Company sales during fiscal year ended June 30, 1998 and further accounted for 55% and 4% of Company sales for the six month period ended December 31, 1998) or a reduction of the volume purchased by either of them would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. For the six month period ended December 31, 1998 a new customer (who didn't account for any sales during fiscal year ended June 30, 1998) accounted for 5% of Company sales. The Company considers the relationship with its largest customers to be satisfactory. The Company expects that as sales of its ddR-Multi-System increase, the Company's revenue will be less dependent on a few large customers. See Note 21 to the Consolidated Financial Statements June 30, 1998, 1997 and 1996 and "Business -- Sales and Marketing."

Risk of Currency Fluctuations

         The Company is subject to risks and uncertainties resulting from changes in currency exchange rates. Future currency fluctuations, to the extent not adequately hedged, could have an adverse effect on the Company's business, financial condition and results of operations. On occasion, the Company enters into currency forward contracts as a hedge against anticipated foreign currency exposures and not for speculation purposes. Such contracts, which are types of financial derivatives limit the Company's exposure to both favorable and unfavorable currency fluctuations. In the past the Company has used forward contracts exclusively in connection with the purchase of material in currencies other than Swiss Francs or U.S. dollars. For a discussion of these risks, see "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Effect of Currency on Results of Operations."

No Registration Under "Blue Sky" Laws

         The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements, the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the investors who hold a majority interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities;
(iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the
Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Registrant or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Registrant and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

Risks Associated With International Operations

         The Company does business in numerous countries, including the United States, Switzerland and Germany. Revenues from international operations outside the United States amounted to approximately 60% of total sales for the fiscal year ended June 30, 1998. In addition to the currency risks discussed above, the Company's international operations are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, potential difficulties in staffing and managing local operations, credit risk of local customers and distributors, potential inability to obtain regulatory approvals, different requirements as to product standards, potential difficulties in protecting intellectual property, risk of nationalization of private enterprises, potential imposition of restrictions on investments or transfer of funds, potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and local economic, political and social conditions, including the possibility of hyper-inflationary conditions, in certain countries. Any adverse change in any of these conditions could have a material adverse effect on the Company's business or financial condition. See "-- Risk of Currency Fluctuations," "-- Government Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Taxes," "-- Effect of Currency on Results of Operations" and "Business -- Regulatory Matters."

         The Company previously reported an order backlog for its digital x-ray equipment as of June 30, 1997 of $30,000,000; $29,000,000 of which relates to a contract with a purchaser located in South Korea. No portion of this $29,000,000 purchase order has been filled due to economic problems in South Korea and beyond the Company's control. See also "Business - Backlog".

Highly Competitive Market, Rapid and Significant Technological Change

         The highly competitive markets in which the Company operates are characterized by rapid and significant technological change, evolving industry standards and new product introductions. The Company competes with numerous competitors, many of which are well-established in the Company's markets. Most competitors are divisions of larger companies with potentially greater financial and other resources than the Company.

         The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Although the Company believes that it has certain technological and other advantages over its competitors, realizing and maintaining these advantages will require continued investment by the Company in research and development, sales and marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be successful in maintaining such advantages. If the Company's products or technologies become non-competitive or obsolete, it will have a material adverse effect on the Company. See "Business -- Competition."

Dependence on Patents and Proprietary Technology

         The Company has patented certain aspects of its proprietary technology in certain markets and has filed patent applications for its direct digital technology in key markets, including the United States. The European patents for the Add-On Bucky have been granted and expire January 2015. The duration of other patents range from 2000 to 2016. However, there can be no assurance that other applications will be granted. There can be no assurance that the Company's issued patents or other patents issued in the future will afford protection from material infringement or that such patents will not be challenged. The Company also relies on trade secrets and proprietary and licensed know-how, which it protects, in part, through confidentiality agreements with employees, consultants and other parties. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to, or independently developed by, competitors.

         There also can be no assurance that the Company's technology will not infringe upon the patents of others. In the event that any such infringement claim is successful, there can be no assurance that the Company would be able to negotiate with the patent holder for a license, in which case the Company could be prevented from practicing the subject matter claimed by such patent. In addition, there can be no assurance that the Company would be able to redesign its products to avoid infringement. The inability of the Company to practice the subject matter of patents claimed by others or to redesign its products to avoid infringement could have a material adverse effect on the Company.

         The Company has obtained a non-exclusive license for a term of two years ending July 24, 1999 to use certain software for its line of SwissVision(TM) postprocessing systems. There can be no assurance that this license will not be granted to a competitor of the Company or that such license will be renewed on favorable terms with the Company or at all. Negotiations with respect to potential renewal of such license have not, as yet, commenced. See "Business -- Intellectual Property."

Government Regulation

         The Company's services, products and manufacturing activities are subject to extensive and rigorous government regulation, including the provisions of the Federal Food, Drug and Cosmetic Act. Commercial distribution in certain foreign countries is also subject to government regulations. The process of obtaining required regulatory approvals can be lengthy, expensive and uncertain. Moreover, regulatory approvals, if granted, may include significant limitations on the indicated uses for which a product may be marketed. The Food and Drug Administration (the "FDA") actively enforces regulations prohibiting marketing without compliance with the pre-market approval provisions of medical devices. A Section 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre-market approval may be necessary. The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products, which may delay or hinder a product's timely entry into the marketplace. On November 21, 1997, the AddOn Bucky(TM), the direct digital detector of the ddR-Multi-System received FDA approval. The Company also submitted the ddR-Multi -System for
Section 510(k) approval with the FDA and such approval was obtained on December 18, 1997 so that the ddR-Multi-System may be marketed in the United States.

         The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations. The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could affect the timing of, or prevent the Company from obtaining, future regulatory approvals. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "-- Risks Associated With International Operations," "Business -- Markets" and "-- Regulatory Matters."

         The Company is in compliance with the following regulations:

          Section 510(K) notification, 21CFR 892.1680, Reg. K973710 Quality Assurance QSR 21 CFR Part 820 and Part 820.72 (inspection) General Labeling Provisions and 21 CFR Part 801.4, 801.5 and 801.6 Swissray agreement about Data (Patient) protection.
          ISO 9001/EN 46001 and Appendix II

Sales to Health Care Industry

         The Company's products are used exclusively in the health care industry, which is highly regulated. The health care industry in certain markets for the Company's products, including the United States, has experienced significant pressure to reduce costs, which has led in some jurisdictions to substantial reorganizations and consolidations of health care providers or payors. Cost reduction efforts by the Company's customers may adversely affect the potential markets for the Company's products and services. It is also possible that legislation could be adopted in any of these jurisdictions which could increase such pressures or which could otherwise result in a modification of the private or public health care system or both or impose limitations on the ability of the Company to market its products in any such jurisdiction. Any such event or condition could have an adverse impact on the Company's business, financial condition or results of operations. See "Business -- Markets."

Reliance on Key Management

         The Company's business is highly dependent on the principal members of its management, marketing, research and development and technical staffs, and the loss of their services might impede the achievement of the Company's business objectives. In addition, the Company's future success will depend in part upon its ability to retain highly qualified management, scientific, technical and marketing personnel. There can be no assurance that the Company will be successful in retaining such qualified personnel or hiring additional qualified personnel. Losses of key personnel could have a material adverse effect on the Company's business. The Company has no key man life insurance policies with respect to any of its senior executives. See "Business -- Research and Development" and "Management -- Directors and Executive Officers of the Company."

Limited Manufacturing History with Respect to ddR-Multi-System

         The Company has limited experience with the manufacture and assembly of the ddR-Multi-System in the volumes that will be necessary for the Company to generate significant revenues from the sale of the ddR-Multi-System. The Company may encounter difficulties in scaling up its production or in hiring and training additional personnel to manufacture the ddR-Multi-System. Future interruptions in supply or other production problems could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Products".

Dependence on Sole Source Suppliers

         The Company has only single sources for certain essential components of the ddR-Multi-System. Interruptions in the supply of such components might result in production delays, each of which could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Reliance on A Single Product".

         The percentage of Company revenues derived from products which include components only currently available from a single source supplier amounts to 14% as of December 31, 1998. The agreement with the single source supplier of CCD cameras expires after purchase of 175 Units and thereafter is subject to renegotiation while the agreement with the single source supplier of optics expires in July 2002 and is similarly subject to renegotiations.

Future Capital Needs and Uncertainty of Additional Financing

         There can be no assurance that the Company will not be required to seek additional equity or debt capital to finance its operations in the future. In addition, there can be no assurance that any such financings, if needed, will be available to the Company or that adequate funds for the Company's operations, whether from the Company's revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms attractive to the Company. The inability to obtain sufficient funds may require the Company to delay, scale back or eliminate some or all of its research and product development programs, sales and marketing efforts, manufacturing and slide processing operations, clinical studies and/or regulatory activities or to grant licenses to third parties to commercialize products or technologies that the Company would otherwise seek to market and sell itself.

         Any additional convertible debenture financings will result in additional dilution to present Company shareholders by reducing their percentage of interest in the Company. In the past the Company has issued (and currently intends to issue when, as and if necessary) debt convertible into common stock without any limits on the amount that can be converted over any specific period of time. Since such conversion occurs at a negotiated discount from market price, such conversion can have a negative impact upon the trading price of the Company's common stock. Further, since there is no "floor" in the debt convertibles (i.e., no bid price below which debentures may not be converted) there is no specific limit on the number of shares that may be issued upon conversion since such number of shares is dependent upon common share price at time of conversion.

         There can be no assurance that any additional source of financing at reasonable terms or otherwise (be it debt and/or equity financing) will be available to the Company in the future or that absent such financing the Company will have sufficient cash flow to maintain operations in the manner contemplated. See also risk factor directly below regarding shares issued since May of 1995 as a result of debt or equity financing.

Significant Number of Shares Issued as a Result of Equity and Debt Financings Pursuant to Regulation S and Regulation D

         From May 1995 through March 26, 1999 the Company has engaged in a significant number of equity (Regulation S) financings and debt (Regulation D) financings. Appearing directly below is a chart indicating the number of shares issued as a result of such finanicngs.

Type of                Date of           Closing     Number Of             Proceeds              Outstanding
Financing              Financing         Bid Price   Shares Issued(3)      Received              Balance
Reg S- Off-Shore       May 20, 1995      (4)              2,000,000        $4,000,000             $ -0-
Reg S- Off-Shore       Dec. 10, 1995     (4)              1,000,000        $4,500,000             $ -0-
Reg S- Convertible     Sept. 11, 1996    $4.125           1,872,707        $3,800,000             $ -0-
Reg S- Convertible     Jan. 10, 1997     $3.00            2,395,709        $3,500,000             $ -0-
Reg S- Off-Shore       Mar. 5, 1997      $2.6875          1,000,000        $2,000,000             $ -0-
Reg S- Prom. Note      Apr. 28, 1997     $1.96875           800,000        $2,000,000             $ -0-
Reg S- Convertible     May 15, 1997      $2.40625                --        $2,000,000             $ -0-
Reg S- Convertible     June 15, 1997     $3.0625                 --        $2,000,000             $ -0-
Reg S- Convertible     July 31, 1997     $2.750           4,077,878        $4,262,500             $ -0- (includes May and June1997)
Reg D- Convertible     Aug. 19, 1997     $2.6875          3,643,053        $5,000,000             $1,850,000 rolled over
Reg D- Convertible     Nov. 26, 1997     $1.84375         4,397,081        $2,158,285             $ -0-
Reg D- Convertible     Dec. 11, 1997     $1.375           7,735,099        $3,690,000             $ -0-
Reg D- Convertible     Mar. 16, 1998      N/A             2,260,638        $5,500,000             $334,228
Reg D- Convertible     June 15, 1998     $.578                    (1)      $2,000,000             $2,000,000
Reg D- Convertible     Aug. 31, 1998     $.281                    (1)      $6,143,849             $5,784,421
Reg D- Convertible     Oct. 6, 1998      $.188                    (1)      $2,940,000             $2,940,000
Reg D- Prom. Note      Dec. 10, 1998     $.500                    (1)(2)   $1,119,600             $1,119,600
Reg D- Convertible     Jan. 29, 1999     $.375                    (1)      $1,170,000             $1,170,000
Reg D- Prom. Note      Mar. 2, 1999      $.437                    (1)(2)   $1,110,000             $1,150,700
Reg D- Prom. Note      Mar. 26, 1999     $.59375                  (1)(2)   $  550,000             $  570,166.66

(1) Utilizing the April 13, 1999 bid price for the Company's common stock ($2.125) and assuming an 18% to 20% discount from market, if all convertible debentures were converted the number of shares required to be issued (inclusive of such shares as may be issued for interest earned) would amount to 9,661,459 shares. However, since (as indicated in preceding risk factor) the debenture agreements do not contain any "floor" provisions, the number of shares as may actually be issued in the future may significantly increase if there is a further significant decline in the bid price of the Company's common stock.

(2) These shares may be issued pursuant to terms of three Promissory Notes and Contingent Subscription Agreements in the event that Promissory Notes are not paid on or before respective due dates. See also "Description of Capital Stock - Contingently Convertible Promissory Notes - December 1998, March 2, 1999 and March 26, 1999".

(3) In accordance with the terms of the debentures and related agreements, 2,738,944 of these shares have been issued with restrictive legends and are included in the number of shares being registered pursuant to this Registration Statement. (4) Date precedes initial NASDAQ listing when securities traded in "pink sheets". Price is not available.

Potential Recalls and Product Liability

         Any of the Company's products may be subject to recall for unforeseen reasons. The medical device industry has been characterized by significant malpractice litigation. As a result, the Company faces a risk of exposure to product liability, errors and omissions or other claims in the event that the use of its X-ray equipment, components, accessories or related services or other future potential products is alleged to have resulted in a false diagnosis and there can be no assurance that the Company will avoid significant liability. There also can be no assurance that the Company will be able to retain its current insurance coverage or that such coverage will continue to be available at an acceptable cost, if at all. Consequently, such claims could have a material adverse effect on the business or financial condition of the Company. As of the date hereof, the Company continues to maintain what it considers to be adequate product liability insurance so as to enable it to be compensated for certain losses incurred as a result of product recalls and product liability claims (but remains "at risk" if and to the extent that awarded damages exceed coverage).

Dilution; Effect of Outstanding Convertible Debentures on Certain Shares

         The Registrant has outstanding convertible debentures and options to purchase Common Stock at prices that are below the per share price to purchasers of the Registrant's Common Stock in the market. The discount from market, dependent upon the specific convertible debenture, ranges from 18% to 20% except for one instance where the discount from market was 25% on a $145,969 debenture (since entirely converted into shares of Company common stock). The exercise of such convertible debentures or options would have a dilutive effect on the investment of a holder of the Registrant's Common Stock. As of March 31, 1999 if all of the principal balance and interest earned on outstanding unconverted convertible debentures, promissory notes and warrants were converted (based on calculation contained in this Registration Statement) the Registrant would be required to issue 9,761,459 shares of its common stock thereby increasing total outstanding from 11,712,379 to 21,473,838 and reducing percentage of all current stockholders from 100% to 55%. Historically the Company has met (and intends to continue to meet) its convertible debenture obligations through issuance of stock as opposed to cash payments (i.e., interest earned from issuance of debenture to date of conversion has been paid in stock).

         The market price of the Registrant's Common Stock may also be adversely affected by sales of substantial amounts of Common Stock in the public market, including sales of Common Stock under Rule 144 or after the expiration of any other applicable holding period (by contract and/or statute). The sale of such stock could also adversely affect the ability of the Registrant to sell Common Stock for its own account. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Compensation of Directors and Executive Officers," "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

Limited Public Market; Liquidity; Possible Volatility of Stock Price

         The Common Stock was quoted on the Nasdaq SmallCap Market System under the symbol "SRMI" until its delisting on October 26, 1998 and is currently quoted on the Electronic Over-the-Counter Bulletin Board under the same symbol. There can be no assurance that an established public market for the Common Stock can be established and/or sustained. The market price of the Common Stock could fluctuate significantly as a result of the Company's financial results, regulatory approval filings, clinical studies, technological innovations or new commercial products introduced by the Company or its competitors, developments concerning patents or proprietary rights, trends in the health care industry or in health care generally, litigation, the adoption of new laws or regulations or new interpretations of existing laws or regulations and other factors.

Delisting Due To Fact of Non-Compliance With Certain NASDAQ Standards

         The Nasdaq Stock Market recently adopted certain changes to the standards for issuers with securities listed on Nasdaq. One of the changes included increasing the quantitative maintenance requirements for continued listing in the Nasdaq SmallCap Market, on which the Company's Common Stock was then listed and traded under the symbol SRMI until October 26, 1998 delisting. In order to maintain continued listing on Nasdaq the Company's Common Stock was required to maintain a closing bid price at least equal to $1.00 per share. On October 26, 1998 NASDAQ determined to delist Company's securities from The NASDAQ Stock Market effective with the close of business October 26, 1998. The advise (accompanying the delisting letter) indicated in pertinent part that (a) the bid price of Company's common stock had fallen below $1.00 per share on October 26, 1998 despite the Company having demonstrated ".. a closing bid price in excess of $1.00 for a period of 17 consecutive trading days" and (b) the Company's 15 day extension within which to timely file its Form 10-K for fiscal year ended June 30, 1998 had expired October 15, 1998 and, accordingly, "the Registrant is now deficient in filing its 10-K for the fiscal year ended June 30, 1998".

         The NASDAQ Listing and Hearing and Review Council ("Review Council") may, on its own motion, determine to review any NASDAQ Listing Qualifications Panel ("Panel") decision within 45 calendar days after issuance of a written decision. The Review Council, by letter dated December 9, 1998, and on its own initiative, called for review of the above referenced Panel's decision. The Review Council may affirm, modify, reverse, dismiss, or remand the decision to the Panel. The Registrant may also request the Review Council to review its decision and such request must be made within 15 days of the date of this decision. The institution of a review, whether by way of any request, or on the initiative of the Review Council, does not operate as a stay of NASDAQ's October 26, 1998 delisting decision.

         The Company formally requested a review of NASDAQ's decision in a timely manner and such request was confirmed by NASDAQ on November 16, 1998 wherein NASDAQ indicated that the Company had until January 15, 1999 for its submission of any additional information it may deem pertinent for purposes of Review Council's consideration. The Company understands that the Review Panel is prepared to and will consider any and all additional information supplied to it by the Company that did not exist at the time of delisting and, accordingly, the Company provided certain new and significant information (in a timely manner) for NASDAQ's consideration.

         On April 1, 1999 The NASDAQ Listing and Hearing Review Council ("Council") issued a Decision whereby it reversed and remanded the decision of the NASDAQ Panel with instructions, having found that the Company was not provided with adequate notice and opportunity to respond to all of the basis upon which the Panel apparently determined to delist the Company's securities.

         The Council's instructions directs NASDAQ staff and Panel to determine whether the Company complies with all continued listing requirements for the Nasdaq SmallCap Market and demonstrates the ability to maintain compliance with these requirements in the long term. Such Council's decision directs the staff to conclude its review and provide its findings to the Panel within 45 days from April 1, 1999. The decision further states that "If, at the time of the staff's review, the staff finds that the Company meets all of the requirements for continued listing on The Nasdaq SmallCap Market, demonstrates the ability to maintain compliance with these requirements in the long term, and there are no new adverse developments, the Panel should relist the Company on the SmallCap Market. If, however, the staff finds that the Company does not meet all of the continued listing requirements or does not demonstrate the ability to maintain compliance with these requirements for the long term, the Panel must notify the Company of which requirement(s) it fails to satisfy." (providing the Company with 15 days to respond).

Broker-Dealer Sales of Company Securities (Consisting of Shares of Common Stock) Subject to Sales Practice Requirements (Regarding Certain Low-Priced, Non-NASDAQ, Over-The-Counter Securities) Under the Exchange Act of 1934

         The Company's securities (i.e. its Common Stock) are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers to subsequently resell their securities in the secondary market.

No Dividends and None Anticipated

         The Company has not paid any dividends upon its common stock since its inception and by reason of its present financial condition and contemplated financing requirements does not anticipate paying any dividends in the foreseeable future but rather intends to retain earnings, if any, in order to finance its further growth and development.

Environmental Matters

         The Company is subject to various environmental laws and regulations in the jurisdiction in which it operates. Although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional environmental liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "-- Environmental Matters" and "Business -- Environmental Matters."

Year 2000 Issue

         Many currently installed computer systems and software products are coded to accept only two-digit entries to represent years in the date code field. Computer systems are products that do not accept four-digit year entries and will need to be upgraded or replaced to accept four-digit entries to distinguish years beginning with 2000 from prior years. Management is in the process of becoming compliant with the Year 2000 requirements and believes that its management information system will comply with the Year 2000 requirements on a timely basis at a minimal cost. The Company currently does not anticipate that it will experience any material disruption to its operations as a result of the failure of its management information system to be Year 2000 compliant. There can be no assurance, however, that computer systems operated by third parties, including customers vendors, credit card transactions processors and financial institutions, with which the Company's management information system interface will continue to properly interface with the Company's system and will otherwise be compliant on a timely basis with year 2000 requirements. The Company currently is evaluating the Year 2000 compliance status of third parties with which its system interfaces. Any failure of the Company's management information system or the systems of third parties to timely achieve Year 2000 compliance could have a material adverse effect on the Company's business, financial condition, and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

THE COMPANY

         The Registrant was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 15, 1994, the Registrant merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Registrant discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Registrant changed its name to Swissray International, Inc. The Registrant's operations are being conducted principally through its wholly owned subsidiaries, SR Medical Holding AG (known as SR Medical AG until renamed in February 1998), the latter's wholly owned subsidiaries, SR Medical AG (known as Teleray AG until renamed in February 1998), a Swiss corporation, Swissray (Deutschland) Rontgentechnik GmbH (formerly known as SR Medical GmbH), a German limited liability company and Teleray Research and Development AG, a Swiss corporation, as well as through the Company's other wholly owned subsidiaries, SR Management AG (formerly SR Finance AG), a Swiss corporation, Swissray Medical Systems, Inc. (formerly Swissray Corporation), a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation, and Swissray Information Solutions, Inc., a Delaware corporation. In September 1998 the Company established an additional wholly owned subsidiary, Swissray America Inc., a Delaware corporation. Unless otherwise specifically indicated, all references hereinafter to the "Company" refer to the Registrant and its subsidiaries. See Note 1 to the Consolidated Financial Statements for June 30, 1998, 1997 and 1996.

         The Company and its predecessors have been in the business of manufacturing and selling X-ray equipment in Switzerland and Germany since 1988. Beginning in 1991, the Company's predecessors began to expand into other markets in Europe, the Middle East and Asia. In 1992, SR Medical AG entered into a first Original Equipment Manufacturing ("OEM") Agreement with Philips Medical Systems GmbH ("Philips Medical Systems") providing for the manufacturing of a multi-radiography system ("MRS"). In 1996, this agreement was replaced with a new OEM Agreement ("Philips OEM Agreement") which provides for the manufacturing of the Bucky Diagnost TS bucky table in addition to the MRS System. Simultaneously, the Company developed the first SwissVision(TM) post-processing system which was able to convert analog images obtained in fluoroscopy into digital information. Beginning in 1993, the Company began the development of direct digital X-ray technology for medical diagnostic purposes.

         On November 6, 1996, the Company formed Swissray Corporation (which has since been renamed Swissray Medical Systems, Inc.), a Delaware corporation located in Azusa, California, as the Company's principal authorizing division in the United States.

         On April 1, 1997, the Company acquired Empower, Inc., a New York corporation ("Empower") which since incorporation in 1985, had been engaged in distributing and servicing diagnostic X-ray equipment and accessories in the New York/New Jersey/Connecticut area. Certain details with respect to such acquisition were reported in a Form 8-K and Form 8-K/A1 with date of report of April 1, 1997. In February 1998 the Company entered into a letter of intent with E.M. Parker Co., Inc., a Massachusetts corporation ("Parker") with respect to the sale of Empower's film and x-ray accessories business. Thereafter, the Company and its wholly owned subsidiary, Empower, Inc. ("Empower") entered into an Asset Purchase Agreement with Parker pursuant to which the Company and Empower sold and Parker purchased substantially all of the assets of Empower (excluding certain excluded assets as defined in the Agreement) in consideration of: (i) the assumption by Parker of certain liabilities of Empower; (ii) the cash purchase price of $250,000.00; and (iii) the payment by Parker of approximately $376,000 to a banking institution in satisfaction of certain outstanding indebtedness of Empower. Empower remains a wholly owned (but currently inactive) subsidiary of the Company.

         During the fiscal year ended June 30, 1997, the Company created a new Information Solution Division known as Swissray Information Solutions, Inc. which is engaged in services related to Picture Archiving and Communications Systems ("PACS") as well as consulting activities. This division is located in Gig Harbor, Washington and headed by Michael J. Baker, who has more than 20 years experience in radiology, most recently as head of Lockheed Martin's Medical Imaging Systems division.

         On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG") located in Gig Harbor, Washington, principally in exchange for the payment of approximately $622,000 in cash and issuance of 33,333 shares of its Common Stock in equal thirds to each of SSG's then owners based upon certain warranties and representations made by them. Pursuant to the terms of the Asset Purchase Agreement and related Registration Rights Agreement both dated October 17, 1997 (Exhibits 10.9 and 10.10 hereto), the holders of such Company shares were then given the right, commencing June 30, 1998 and terminating April 16, 1999, to require the Company to purchase any or all of such shares at $45.00 per share. Since its formation on October 16, 1996, SSG has been in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. Issues involving the aforesaid Company shares and a number of other related matters became the subject of dispute and litigation. See "Legal Proceeding". The three former SSG owners relationship with the Company (and certain Company subsidiaries with whom such persons held positions as officers, to wit: Swissray Medical Systems, Inc. and Swissray Healthcare, Inc.) was terminated on July 20, 1998. As a result of such termination Ueli Laupper has been appointed Chief Executive Officer of both Swissray Medical Systems, Inc. and Swissray Healthcare, Inc. (with Michael J. Baker being appointed Deputy Chief Executive Officer of both subsidiaries). See "Prospectus Summary", "Business -- Research and Development."

DETERMINATION OF OFFERING PRICE

         Since the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), the Registrant cannot include herein information about the price to the public of the Common Stock. Additionally, the conversion price can be determined by the convertible debenture holder by virtue of the fact that such holder determines date of conversion and price of common stock is based upon a set discount from market price at or about time of conversion.

USE OF PROCEEDS

         The Registrant will not receive any of the proceeds from the sale of the Securities. All of the proceeds will be received by the Selling Holders. See "Selling Holders and Plan of Distribution."

MARKET PRICES AND DIVIDEND POLICY

         The Registrant's common stock, $.01 par value (the "Common Stock") was listed on the Nasdaq SmallCap Market and traded under the symbol SRMI until October 26, 1998 delisting. Since January 1999 the Company's common stock has been trading on the Electronic Over-the-Counter Bulletin Board under the same symbol. The following table sets forth, for the periods indicated, the range of high and low bid prices on the dates indicated for the Registrant's securities indicated below for each full quarterly period within the two most recent fiscal years (if applicable) and any subsequent interim period for which financial statements are included and/or required to be included.

Fiscal Year Ended June 30, 1997               Quarterly Common Stock Price
       By Quarter                                     Ranges (1)(2)
Quarter             Date                          High              Low

1st              September 30, 1996             $50.625              $36.875
2nd              December 31, 1996              $40.00               $23.75
3rd              March 31, 1997                 $35.625              $16.875
4th              June 30, 1997                  $32.50               $14.063

Fiscal Year Ended June 30, 1998               Quarterly Common Stock Price
       By Quarter                                      Ranges (1)(2)
Quarter              Date                          High              Low

1st              September 30, 1997              $16.375              $15.625
2nd              December 31, 1997               $12.50               $11.25
3rd              March 31, 1998                  $16.875              $7.50
4th              June 30, 1998                   $10.00               $5.00

Fiscal Year Ended June 30, 1999               Quarterly Common Stock Price
        By Quarter                                      Ranges (1)(2)
Quarter              Date                           High              Low

1st              September 30, 1998              $5.625                $1.88
2nd              December 31, 1998               $1.375                $0.875
3rd              March 31, 1999                  $1.25                 $0.375

(1) The Registrant's Common Stock began trading on the Nasdaq SmallCap market on March 20, 1996 with an opening bid of $47.50. The following statement specifically refers to the Common Stock activity, if any, prior to March 20, 1996 and subsequent to October 26, 1998 NASDAQ delisting. The existence of limited or sporadic quotations should not of itself be deemed to constitute an "established public trading market." To the extent that limited trading in the Registrants's Common Stock took place, such transactions have been limited to the over-the-counter market. Until March 20, 1996 and since October 26, 1998, all prices indicated are as reported to the Registrant by broker-dealer(s) making a market in its common stock in the National Quotation Data Service ("pink sheets") and in the Electronic Over-the-Counter Bulletin Board. During such dates the Registrant's Common Stock was not traded or quoted on any automated quotation system other than as indicated herein. The over-the-counter market and other quotes indicated reflect inter-dealer prices without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

(2) All prices indicated hereinabove (and elsewhere throughout this Registration Statement unless otherwise indicated) take into account and retroactively reflect a 1 for 10 reverse stock split effective October 1, 1998).

         As of the close of business on March 31, 1999 there were 683 stockholders of the Registrant's Common Stock and 11,712,379 shares issued and outstanding.

         The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

CAPITALIZATION

         The following table sets forth (i) the current liabilities and capitalization of the Company as of December 31, 1998 and (ii) the pro forma liabilities and capitalization as of December 31, 1998, adjusted to reflect the conversion of the Convertible Debentures and accrued interest thereon subsequent to such date.

                                                                                 Proforma as
                                                    Actual       Proforma (2)     Adjusted
                                                  -----------    -----------     -----------
Current liabilities                                15,064,487     16,724,487      12,344,453
Long-term liabilities, net of current portion      12,597,543     13,767,543         367,725
Total liabilities                                  27,662,030     30,492,030      12,712,178
Common stock subject to put                         1,819,985      1,819,985       1,819,985
Stockholders' equity:
  Common stock, $.01 par value, 30,000,000             46,380         84,380         213,739
  shares authorized; 4,637,982 issued and
  outstanding; 8,437,98224 proforma;
  21,373,838 as adjusted (1)
Additional paid-in-capital                         59,657,215      60,569,215     78,316,426
Treasury Stock                                       (540,000)       (540,000)      (540,000)
Accumulated deficit                               (57,567,759)    (57,877,759)   (58,078,144)
Accumulated other comprehensive loss               (1,455,742)     (1,455,742)    (1,455,742)
Common stock subject to put                        (1,819,985)     (1,819,985)    (1,819,985)

Total stockholders' equity                         (1,679,891)     (1,989,891)    15,686,294

Total capitalization                               10,917,652      11,777,652     16,054,019

(1) Based on a conversion price of 80% to 82% of the average of the high and low closing price on March 31, 1999.

(2)      Includes January and March 1999 financings of $2,830,000.

                                    DILUTION

As of December 31, 1998 the Company's net tangible book value per share of Common Stock was $(1.50). "Net tangible book value per share" represents total tangible assets minus total liabilities divided by the number of shares of Common Stock outstanding. After giving effect to the conversion of the Convertible Debentures and accrued interest thereon and the net proceeds from financings occurring in January and March 1999, the net tangible book value per share would increase to $.49, assuming a conversion price of $1.39. This represents an immediate increase in net tangible book value of $1.99 and an immediate dilution of $.90 per share to purchasers of shares purchasing at the conversion price.

Offering price per share                                               $1.39
                                                                       -----
Net tangible book value per Share before Offering      $ (1.50)
                                                       --------
Increase in net tangible book value per share
   attributable to conversion                           $ 1.99
                                                        ------
Pro forma net tangible book value per Share
   after Offering                                                      $ .49
                                                                       ------
Dilution from Offering price which will be
   absorbed by purchaser                                               $ .90
                                                                       ------

SELECTED CONSOLIDATED FINANCIAL DATA
(in thousands, except per share data)

         The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. The selected consolidated financial data as of and for the fiscal years ended, December 31, 1994, June 30, 1995 (six-month period), June 30, 1996, June 30, 1997 and June 30, 1998 and the six month periods ended December 31, 1998 and December 31, 1997 are derived from the consolidated financial statements of the Company.

                                    Six Month Period Ended                               Year Ended
                                   ------------------------    -----------------------------------------------------------
                                           (Unaudited)                                              (Six Months)
                                     12/31/98      12/31/97      6/30/98     6/30/97*   6/30/96*     6/30/95(1)    12/31/94
                                    ---------      --------     --------     --------   --------     ---------     --------
                                                                     (In Thousands, Except Per Share Data)
INCOME STATEMENT DATA:
   Net sales                          10,101       11,303       22,893      13,151        10,899       3,806        8,618
Cost of goods sold                     7,969        8,591       18,082       8,445         5,793       2,484        5,363
                                       -----      -------       ------      -------       -------     ------       -------
Gross profit                           2,132        2,712        4,811       4,706         5,106       1,322        3,255
Gross profit margin (%)                   21%          24%          21%         36%           47%         35%          38%
Selling, general and
   administrative expenses             6,613        6,834       18,748      17,450        14,966       2,307        3,175
Operating (loss) income               (4,481)      (4,122)     (13,937)    (12,744)       (9,860)       (985)          80
Other expenses (income), net             359         (156)         281        (319)       (1,004)      3,054           15
Interest expense                       1,413        4,417        8,590         762           194         122          237
                                       -----        -----        -----      ------        ------       -----        -----
Loss from continuing operations,
   before income taxes and
     extraordinary item               (6,253)      (8,383)     (22,808)    (13,187)       (9,050)     (4,161)        (172)
Income tax provision (benefit)            --           --            -         110          (365)       (339)          24
                                       -----      -------       ------      -------       -------     ------       -------
Loss from continuing operations
   before extraordinary item          (6,253)      (8,383)     (22,808)    (13,297)       (8,685)     (3,822)        (196)
                                      =======      =======     ========     =======       =======     ======       ======
Loss per share from continuing
   operations - basic                  (1.35)       (3.36)       (8.48)      (8.41)        (6.69)      (4.80)        (.30)
                                     ========     ========     ========   =========      ========    =======       ======
   BALANCE SHEET DATA:
Working capital (deficit)                388        6,001        1,085       2,833         3,433       1,185       (1,236)
Total assets                          27,802       30,449       25,915      24,788        18,793      13,027        3,899
Short-term debt, including
   current portion of
     long-term debt                    6,186        4,356        3,910       4,211         2,737       2,954        2,843
Long-term debt                        12,598        8,118        7,771       5,835            --         705          420
Common stock subject to put            1,820          320        1,820         320            --          --           --
Stockholders' (deficit)
   equity                             (1,680)      10,095        4,339       7,373        10,655       6,377         (798)
Total shares outstanding
   at year end (2)                     4,638        2,681        4,143       1,969         1,419       1,204          785

(1) In 1995, the Registrant changed its fiscal year end from December 31 to June 30. As a result, the Company had a fiscal year beginning on January 1, 1995 and ending on June 30, 1995. Accordingly, the Summary Financial Data for the period ended June 30, 1995 is for a six-month period.

(2)      On October 1, 1998 the Company declared a 1 for 10 reverse stock split.
         The  financial   statements   for  all  periods   presented  have  been
         retroactively adjusted for the split.

*        Restated

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         All   references   herein   to   the  "Registrant"  refer  to  Swissray
International Inc. All references herein to the "Company" refer to Swissray International, Inc. and its subsidiaries.

GENERAL

         The focus of the Company for the fiscal year ended June 30, 1998 and six months ended December 31, 1998, was mainly on the industrialization and commercialization of the newly developed products AddOn-Multi-System and Bucky Diagnost TS and the building and strengthening of its organization and distribution channels in the principal markets USA and Europe. At the recent annual conference of the Radiological Society of North America (RSNA 98), the Company announced that its premier product, the AddOn-Multi-System has been renamed ddR-Multi-System. The recent name change is much more in line with the overall system concept and strategy of the Company.

         In the USA the Company acquired, in October 1997, substantially all of the assets of Service Support Group LLC (SSG), a company active in the business of selling diagnostic imaging equipment and providing services related thereto in the markets on the West Coast of the United States. The Company also started its activities, in the US and later also in Europe, in the business of information solutions by providing a comprehensive package of consulting, services and products to enable the Healthcare providers to perform the transition into filmless Radiology. Significant amounts of money were invested in the opening of the market of the Company's direct digital ddR-Multi- Systems, both in the US and in Europe.

         During the start-up of the production of the Company's newly developed products, the ddR-Multi-System and the Bucky Diagnost TS, gross margins were affected negatively because of the need of extra time for training the newly hired production staff and implementation of the production run as well as efforts made to improve and maintain the highest product quality. The Company expects to lower costs and time needed for production of these systems in a later stage of the learning curve due to positive impact of the optimized production run. The sales of ddR-Multi-System was slowed down by certain governmental requirements for the sale of Healthcare products, which differ from one country to the other. On July 26, 1998, SR Medical AG, the Company's Swiss marketing subsidiary, was ISO 9002 and EN 46002 certified and on March 8, 1999 Swissray Medical AG, the Company's Swiss research and development, production and marketing subsidiary became ISO 9001 and EN 46001 certified. The Company filed for CE approval of the ddR-Multi-System in July 1998. Appendix II for CE-Certification is expected to be completed in April 1999, which allows the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company.

         The Company started a restructuring process in the fourth quarter of its fiscal year ended June 30, 1998. With the sale of Empower's Film, Processor and Chemistry Business to E.M. Parker, the Company continued its focus on digital Radiography. The process of restructuring is ongoing and includes mainly internal reorganization to achieve lean structures and cost savings.

YEAR 2000 POLICY STATEMENT

         The Company will help their customers to achieve Year 2000 compliance on their equipment purchased from the Company through a program of solutions. The Company has conducted an extensive program to check the status of its equipment related to the millennium.

         For relevant material delivered by third parties the Company has asked and gotten written assurances when they expect their year 2000 compliance's will be solved. To date, the Company received written responses of 90% and out of those 83% confirmed to have no year 2000 problems.

         In fact, over 75% of the Company's installed base equipment is already in compliance and expected to encounter no problems on January 1, 2000.

         The Company has organized its products according to A-B-C-D categories of compliance:

Category A: Already compliant
Category B: Not yet compliant but will be made compliant
Category C: Not listed in A or B categories
Category D: Non- The Company branded products

         To all of the Company's customers, specific compliance information also will be provided to advise them on the status of their equipment purchased from the Company and to offer solutions for the millennium.

         For those customers with non-compliant systems, the Company will provide solutions in virtually all cases. For a flat fee, these solutions will cover any applicable site surveys, software licensing, software, installation, and labor.

         The Company does not recommend some solutions offered by other companies, so-called "workaround" scenarios, such as setting back the clock because the Company believes that the safest, surest way to maintain the integrity of data and the viability of information networks is to correct the problem, not mask it with labor-intensive stop-gaps. Simply put, to protect the customers the Company will fix their equipment right the first time.

YEAR 2000 COMPLIANT LISTS

         The Company reserves the right to modify or update these lists as it continues to work on the Year 2000 status of its products. The products listed have been tested on a stand alone basis; therefore an operational environment's test results may differ. This information does not affect existing warranties, warranty exclusions, exclusive warranty remedies or limitations of liability.

Class A Systems: Year 2000 Compliant

GEN-X-Generators:          Bucky Table Systems:
GEN-X-500                   -    Eurabil C-Arm Plus
GEN-X-650                   -    Eurabil C-Arm Top
GEN-X-800

GEN-X-1000                  -    Euramove 1
GEN-X-2000                  -    Euramove 2
GEN-X-3000                  -    Euramove 3
GEN-X-4000                  -    Euramove 4
MRS Conv.                   -    Eurastat 2
                            -    Eurastat 4
Atlas Systems:              -    Bucky-Diagnost TS
Atlas-U / US 2000
Atlas-U / US 3000       Special Systems
Atlas-U / US 4000           -    Euralem 1400
Atlas-BV-Tomo      -    Euralem 1500
MRS Stativ                  -    Euralem 1800
                            -    Euralem Tomo
Urology Systems:
KU-100                     Digital Bucky Systems:
KU-100 H                    -    ddR-Multi-System
KU-100 H Tomo

Class B Systems: Not Year 2000 Compliant, Solution will be offered

GEN-X-Generators:           Mobile C-Arm Systems:
Turnomat 500                -    Eurabil C-Arm Standard


Mobile Systems:
Fluoroscopy Systems:        -    Eurabil 5
Euroscop 3A                 -    Eurabil 15
Euroscop 6, 6+, 6++         -    Eurabil 30

IT-Systems internally used

         In its year 2000 project the Company has tested and asked for statements about the year 2000 compliance. In fact 100% of IT-Systems within the Company are compliant and expected to encounter no problems on January 1, 2000.

         The operating system of the Company's IT-Systems are build on Microsoft. (Windows 95 and/or Windows NT). SWISSRAY also uses the Microsoft Office packages for its administration and therefore relies for the operating system as well as the Microsoft Office package on the year 2000 compliance of Microsoft for the above mentioned products.

IT-Systems Third Parties

         The Company also asked all important partners (e.g. banks, suppliers, sales channels) for statements about the year 2000 compliance. This survey still is ongoing and the Company has not received negative responses. Of the partners being asked approximately 60% have already answered.

YEAR 2000 PROJECT COSTS

         The Company has separated its cost in the following parts:

                                                                  Until June 30, 1998         Total expected
                                                               -----------------------         ------------------
Test & Survey own Products                                             $   42,000                $    50,000
Test & Survey Third Parties Products                                   $    8,000                $    20,000
Modification own Products                                              $   12,000                $    20,000
Administration (Communication  with Third Parties)                     $    5,000                $     5,000
Consultant                                                             $        -                $     5,000
                                                                       --------------            ------------
TOTAL YEAR 2000 Project costs                                          $   67,000                $   100,000

SIX-MONTH PERIOD ENDED DECEMBER 31, 1998 COMPARED TO SIX-MONTH PERIOD ENDED DECEMBER 31, 1997

Results of operations

         Net sales amounted to $10,101,147 for the six-month period ended December 31, 1998, compared to $11,302,578, a decrease of $1,201,431, or 10.6%
from the six-month period ended December 31, 1997. Net sales of $11,302,578 for the six month period ended December 31, 1997 includes sales of the film and processor business of Empower which was sold on June 30, 1998, of $3,949,854. Net sales without the film and processor business of Empower increased for the six-month period ended December 30, 1998 by $2,748,423 or 37.4%.

         Gross profit increased by $579,826 or 21.4% to $2,131,805 for the six-month period ended December 31, 1998, from $2,711,631 for the six-month period ended December 31, 1997. Gross profit as a percentage of net revenues decreased to 21.1% for the six-month period ended December 31, 1998 from 24% for the six-month period ended December 31, 1997.

         Operating expenses decreased by $220,281, or 3.2% to $6,613,311, or 65.5% of net revenues, for the six-month period ended December 31, 1998, from $6,833,592, or 60.5% of net revenues for the six-month period ended December 31, 1997. The principle items were salaries (net of officers and directors compensation) of $2,064,577 or 20.4% of net sales for the six-month period ended December 31, 1998 compared to $1,926,769 or 17% of net sales for the six-month period ended December 31, 1997 and selling expenses of $1,438,281 or 14.2% of net sales for the six-month period ended December 31, 1998 compared to $1,674,198 or 14.8% of net sales for the six-month period ended December 31, 1997. Research and development expenses were $843,589 or 8.4% of net sales for the six-month period ended December 31, 1998 compared to $1,422,482 or 12.6% of net sales for the six-month period ended December 31, 1997.

         Interest expense decreased to $1,412,696 for the six months ended December 31, 1998 compared to $4,416,914 for the six months ended December 31, 1997. This decrease is primarily due the decrease of interest expense for amortization of Debenture issuance cost and Conversion Benefit.

         Loss on extinguishment of debt was $832,849 for the six months ended December 31, 1998 compared to a gain of $304,923 for the six months ended December 31, 1997. The extinguishment gain or loss resulted from refinancing of Convertible debentures.

Financial Condition

December 31, 1998 compared to June 30, 1998

         Total assets of the Company on December 31, 1998 increased by $1,887,527 to $27,802,124 from $25,914,597 on June 30, 1998, primarily due to the increase in current assets. Current assets increased $2,383,089 to $15,452,346 on December 31, 1998 from $13,069,257 on June 30, 1998. The increase in current assets is primarily attributable to the increase in accounts receivable of $1,982,959 and the increase in inventory of $620,696 which was offset by the decrease in prepaid expenses and sundry receivables of $163,842 and the decrease in cash and cash equivalents of $56,724. Other assets decreased $489,555 to $6,345,407 on December 31, 1998 from $6,834,962 on June 30, 1998.
The decrease is primarily attributable to the amortization of the licensing agreement, patents & trademark, software development cost and the goodwill.

         On December 31, 1998, the Company had total liabilities of $27,662,029 compared to $19,755,870 on June 30, 1998. On December 31, 1998, current liabilities were $15,064,487 compared to $11,984,554 on June 30, 1998. Working capital at December 31, 1998 was $387,859 compared to $1,084,703 at June 30, 1998.

CASH FLOW AND CAPITAL EXPENDITURES SIX MONTH PERIOD ENDED DECEMBER 31, 1998 COMPARED TO SIX MONTH PERIOD ENDED DECEMBER 31, 1997.

         Cash used for operating activities for the six months ended December 31, 1998 was $5,972,737 compared to $6,475,460 for the six months ended December 31, 1997. Cash used for investing activities was $198,115 for the six months ended December 31, 1998 compared to $1,012,969 for the six months ended December 31, 1997. Cash flow from financing activities for the six months ended December 31, 1998 was $6,366,092 compared to $7,548,547 for six months ended December 31, 1997.

         The Company anticipates that its use of cash will be substantial for the foreseeable future. In particular, management of the Company expects substantial expenditures in connection with the production of the planned increase of sales, the continuation of the strengthening and expansion of the Company's marketing organization and, to a lesser degree, ongoing research and development projects. The Company expects that funding for these expenditures will be available out of the Company's, future cash flow and/or issuance of equity and/or debt securities.

         However, the availability of a sufficient future cash flow will depend to a significant extent on the marketability of the Company's ddR-Multi-System. Accordingly, the Company may be required to issue additional convertible debentures or equity securities to finance such capital expenditures and working capital requirements. There can be no assurance whether or not such financing will be available on terms satisfactory to management.

         On August 31, 1998 the Company issued $3,832,849 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including a 25% premium and accrued interest, convertible into Common Stock of the Company. The Company did not receive any cash proceeds from the offering of the Convertible Debentures. The full amount was paid by investors to holders of the

Company's Convertible Debentures issued on March 14, 1998 holding $3,000,000 of such Convertible Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $2,311,000 aggregate principal amount of 5% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $311,000 the Company received a net amount of $2,000,000. The face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company commencing March 1, 1999 at a conversion price equal to the lesser of 82% of the average closing bid price for the ten trading days preceding the date of the conversion or $1.00 per share. Any convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures.

         On October 6, 1998 the Company issued $2,940,000 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including $540,000 repurchase of stock, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $300,000 the Company received a net amount of $2,100,000. The face amount of the Convertible Debentures is convertible into shares of Common Stock of the Company any time after the closing date at a conversion price equal to the lesser of 82% of the average closing bid price for the ten trading days preceding the date of the conversion or $1.00. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures.

         The Company received gross proceeds of $1,080,000 on or about December 11, 1998, pursuant to promissory notes bearing interest at the rate of 8% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The notes are secured by a second mortgage on land and building as well as certain Company inventory. In the event that the promissory notes are not paid by their due date then the terms of a Contingent Subscription Agreement, Debenture and Registration Rights Agreement shall apply. In that respect the convertible debentures are to bear interest at the rate of 5% per annum (payable in stock or cash at the Company's option) and are convertible, at any time at the lesser of (a) 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or (b) $1.00 per share. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any.

         On January 29, 1999 the Company issued a principal aggregate amount of $1,170,000 of convertible debentures ("Convertible Debenture"), convertible into Common Stock of the Company at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 3% for the first 90 days, 3.5% for 91-120 days and 4% for 120 days and thereafter. After deducing fees directly attributable to such offering the Company received a net amount of $1,020,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company received written representations from each investor to that effect. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th anniversary date of issuance of the Convertible Debentures. None of these Convertible Debentures have been converted as of March 31, 1999.

         The Company entered into a second promissory note on March 2, 1999 (contingent convertible debenture financing) with the same lenders as the December 1998 transaction described directly above with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000, (b) the initial due date of such notes are May 31, 1999, (c) the potential 60 day extension date on such promissory notes is July 30, 1999, (d) the conversion price is 80% of the 10 day average closing bid price for the 10 consecutive trading days preceding conversion date and (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described above for the December 11, 1998 notes in all material respects.

         The Company entered into a third promissory note on March 26, 1999 (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above (a) the lender is different (b) gross proceeds amounted to $550,000, (c) the initial due date of such note is June 25, 1999, (d) the potential 60 day extension date on such promissory note is August 24, 1999, (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction.


EFFECT OF CURRENCY ON RESULTS OF OPERATIONS

         The result of operations and the financial position of the Company's subsidiaries outside of the United States is reported in the relevant foreign currency (primarily in Swiss Francs) and then translated into US dollars at the applicable foreign exchange rate for inclusion in the Company's consolidated financial statements. Accordingly, the results of operations of such subsidiaries as reported in US dollars can vary significantly as a result of changes in currency exchange rates (in particular the exchange rate between the Swiss Franc and the US dollar).

YEAR ENDED JUNE 30, 1998 COMPARED TO YEAR ENDED JUNE 30, 1997

         Net sales for the fiscal year ended June 30, 1998 were $22,892,978 compared to $13,151,701 for the fiscal year ended June 30, 1997.

         The 74% increase in net sales was partially due to the acquisition of Empower on April 1, 1997 (Sales of Empower were $7,134,928 for the fiscal year ended June 30, 1998 compared to $2,000,603 for the fiscal year ended June 30,
1997), the Asset purchase of Service Support Group LLC on October 17, 1997 (Sales of Swissray Medical Inc. which started its selling activities after the asset purchase of Service Support Group was $1,577,298 for the fiscal year ended June 30, 1998 compared to $0 for the fiscal year ended June 30, 1997) and the increase in sales made under the Philips OEM Agreement of $6,500,529. Also sales to third parties in Switzerland almost doubled in the fiscal year ended June 30, 1998 compared with the previous fiscal year. These increases have been partially offset by the decrease of $1,519,159 in Sale of Elscint products and decreased sales for Eastern Europe. The Company sold four of the ddR-Multi-System during the fiscal year ended June 30, 1998.

         Gross profits amounted to $4,811,192 or 21% of net sales for the fiscal year ended June 30, 1998, compared to $4,706,287 or 35.8% of net sales for the fiscal year ended June 30, 1997. The decrease in gross profits as a percentage of net revenues is primarily attributable to the fact that sales of lower-margin products increased substantially compared to the fiscal years ended June 30, 1997. This is mainly attributable to increased sales of accessories, which are generally low-margin products, as a result of the acquisition of Empower (net sales of Empower contributed approximately 31% to the Company's net sales). The Company also sold a significant number of units of newly developed products, where the Company is at the beginning of the learning curve in the production process, which results in higher production costs than in a later stage of the learning curve. These products are the Bucky Diagnost TS produced under the OEM Agreement with Philips (which contributed approximately 22% to the Company's net sales) and the ddR-Multi-System (which contributed approximately 6% to the Company's net sales). The Company expects sales of accessories to be of a smaller percentage of total sales for the fiscal year ending June 30, 1999 because of the sale of Empower's accessory business to E.M. Parker.

         Operating expenses for the fiscal year ended June 30, 1998 were $18,747,729 or 81.9% of net sales compared to $17,450,333 or 132.7% of net sales for the fiscal year ended June 30, 1997. The principal items were selling expenses of $3,740,391 or 16.3% of net sales compared to $1,873,389 or 14.2% of net sales for the fiscal year ended June 30, 1997 and salaries (net of directors and officers compensation) of $4,168,540 or 18.2% of net sales compared to $2,059,396 or 15.6% of net sales for the fiscal year ended June 30, 1997. Research and Development was $3,542,149 or 15.5% of net sales compared to $5,786,158 or 44% of net sales for the fiscal year ended June 30, 1997.

         General and administrative expenses for the year ended June 30, 1997 include the value of stock options granted in the amount of $1,161,462, whereas no stock options were granted during the fiscal year ended June 30, 1998. The
Company made an accrual of $500,000 for planned restructuring of its organization. No such costs were accrued in the fiscal year ended June 30, 1997.

         The increase of 102% in Salaries was mainly due to the acquisition of Empower Inc. on April 1, 1997 (with salaries included in the consolidated statement of operation only for one quarter of the fiscal year ended June 30,
1997) and the takeover of all of the employees of Service Support Group on October 17, 1997. Both acquisitions were within the Company's marketing strategy to build a strong market position with its own organization in one of its principle markets. The number of employees in Switzerland was increased by 21 mainly to handle the significant rise in production volume.

         The increase of 100% in selling expenses is the result of additional significant efforts on the part of the Company to build a strong market position in the United States and in Germany, the biggest European market as well as the costs incurred for successful market introduction of the Company's direct digital ddR-Multi-System. The Company also made efforts to lay the groundwork for the market introduction of Swissray Information Solutions comprehensive package of consulting, services and products.

         Research and development expenses decreased by 39%. Management considered the relative size of the research and development expenses for the fiscal year ended June 30, 1997 as high. The main focus of the R&D was the industrialization phase of the ddR-Multi-System and the development of communication interfaces (DICOM 3.0, HL 7, Dicom Worklist etc.) to extend the connectivity of the ddR-Multi-System to communication networks such as HIS, RIS, and PACS. Another important task was to finalize the Tahoma TMSSM software and go into beta-tests. The Tahoma TMSSM, technology management systems are based on the premise that technology is a resource that can be managed to achieve organizational objectives, like reducing operating expense and improving clinical performance. Additional research and development expenses have also been incurred to maintain the technological advantages of the Company's conventional X-ray equipment. Significant research and development expenses will continue to be incurred for the development of new technologically advanced products and the continuing improvement of existing products.

         The Company's operating loss increased to $13,936,537 for the fiscal year ended June 30, 1998 from $12,744,046 for the fiscal year ended June 30, 1997. The increase in the Company's operating loss is due to the significant expenses associated with the building of the Company's organization and market position primarily in one of its principle markets, the USA. After taking into account interest expense, other income, income tax benefits and extraordinary items of income (loss) the resulting net loss of the Company for the fiscal year ended June 30, 1998 increased to $22,503,109 from $13,685,188 for the fiscal year ended June 30, 1997. The increase of net loss is mainly due to the significant amount of interest expenses which resulted from the amortization of issuance cost and beneficial Conversion features of Convertible debentures issued for financing purposes, which amounted to $8,590,268 for the fiscal year ended June 30, 1998 compared to $759,853 for the fiscal year ended June 30, 1997. Extraordinary income includes the gain on early extinguishment of Debt which resulted from refinancing of Convertible debentures.

CASH FLOW AND CAPITAL EXPENDITURES

         Cash used by operating activities for the fiscal year ended June 30, 1998 increased to $11,759,371 from $10,684,988 for the fiscal year ended June 30,1997 and cash used by investing activities increased to $4,517,140 for the fiscal year ended June 30, 1998 from $3,668,196 for the fiscal year ended June 30, 1997. Cash flow from financing activities for the fiscal year ended June 30, 1998 was $14,799,200 compared to $14,752,928 for the fiscal year ended June 30, 1997.

         The Company's capital expenditures totaled $2,849,205 for the fiscal year ended June 30, 1998 compared to $3,431,375 for the fiscal year ended June 30, 1997. Capital expenditures were primarily for the improvements of the Hochdorf facility and the purchase of equipment. The increased financing needs resulted primarily from the building and strengthening of the Company's organization and distribution channels in the US and Europe and the improvements of the Hochdorf facility.

INFLATION

         Inflation can affect the costs of goods and services used by the Company. The competitive environment in which the Company operates limits somewhat the Company's ability to recover higher costs through increasing selling prices. Moreover, there may be differences in inflation rates between countries in which the Company incurs the major portion of its costs and other countries in which the Company sells its products, which may limit the Company's ability to recover increased costs, if not offset by future increase of selling prices. To date, the Company's sales to high-inflation countries have either been made in Swiss Francs or US dollars. Accordingly, inflationary conditions have not had a material effect on the Company's operating results.

SEASONALITY

         The Company's business has historically experienced a slight amount of seasonal variation with sales in the first fiscal quarter slightly lower than sales in the other fiscal quarters due to the fact that the Company's first quarter coincides with the summer vacations in certain of the Company's markets.

BACKLOG

         Management estimates that as of the end of the fiscal year ended June 30, 1998, the Company had an order backlog of $13,000,000.

NEW ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 103"), and No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 established standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both SFAS 130 and SFAS 131 are effective for periods beginning after December 15, 1997. The Company adopted these new accounting standards in 1998, and their adoption had no effect on the Company's financial statements and disclosures.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

         Bederson & Company LLP ("Bederson") audited the books, records and accounts of the Registrant for the fiscal year ended June 30, 1997. Bederson was dismissed on November 7, 1997.

         On November 7, 1997 the Board of Directors selected STG-Coopers & Lybrand AG ("STG") as the Registrant's auditors for the fiscal year ending June 30, 1998 and this action was ratified by the stockholders at the Annual Meeting held on December 23, 1997.

         On November 2, 1998 (after having failed to complete the audit for fiscal year ended June 30, 1998 in a timely manner or otherwise) STG advised the Company that it had determined to cease to represent the Company. On November 6, 1998 the Company engaged Feldman Sherb Ehrlich & Co., P.C. ("FSE") as its new independent accountants and such firm commenced and concluded its audit so that the Company was able to file its Form 10-K on December 3, 1998. STG acknowledged in its required letter to the SEC that there were no disagreements, as defined by Rule 304 of Regulation S-K during the period that STG served as the Company's auditors through the date of STG's resignation.

         For further information with respect to change of auditors as indicated in the preceding paragraph, reference is herewith made to the Company's Form 8-K and 8-K/A with date of report of November 3, 1998 as filed with the Commission on November 6, 1998 and November 27, 1998 respectively.

BUSINESS

Overview

         The Company is active in the markets for diagnostic imaging devices for the health care industry. Diagnostic imaging devices include X-ray equipment, computer tomography ("CT") systems and magnetic resonance imaging ("MRI") systems for three dimensional projections, nuclear medicine ("NM") imaging devices and ultrasound devices.

         The Company is primarily engaged in the business of manufacturing and selling diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. In addition, the Company is in the business of selling imaging systems and components and accessories for X-ray equipment manufactured by third parties and providing services related to diagnostic imaging.

         X-rays were discovered in 1895 by Wilhelm Konrad Rontgen. Shortly thereafter, X-ray imaging found numerous applications for medical diagnostic and non-medical purposes. Today, medical X-ray imaging is a fundamental tool in bone and soft tissue diagnosis. X-ray diagnosis is primarily used in orthopedics, traumatology, gastro-enterology, angiography, urology, pulmology, mammography and dentistry. The principal elements of a diagnostic X-ray system are the X-ray generator, the X-ray tube and the bucky device. The generator generates high tension, which is converted into X-rays in the X-ray tube. The X-rays so created then penetrate a patient's body and subsequently expose a film contained in the bucky device. Following exposure, the film is chemically processed and dried in a dark room. A typical room used for general X-ray examinations (bucky room) contains an X-ray system which includes a table with a bucky device for examinations of recumbent patients (bucky table) and a wall stand with a second bucky device for examinations of sitting and standing patients (bucky wall stand).

         The film used in conventional X-ray systems has certain inherent disadvantages, including the significant amount of time and operating expenses associated with the handling, processing and storage thereof, the need for chemicals to develop films and the environmental concerns related to their disposal. Additional expenses and inconveniences arise in connection with the storage, duplication and transportation of conventional films. The following X-ray systems have been developed to overcome these disadvantages: scanning devices, phosphor plate or Computed Radiography(TM) ("CR") systems and direct digital radiography ("ddR") systems. Scanning devices are used to convert existing X-ray images into a digital form. While the use of scanning devices permits the electronic storage, retrieval and transmission of X-ray images, they do not eliminate the other inconveniences of conventional films and add time and expenses associated with the scanning process. In a CR system the film cassette is replaced with a phosophor plate which is electrically charged by X-rays. The electrical charges on this phosphor plate are then converted into digital information by a laser scanner. Although this system has the advantage that the phosphor plates are reusable and the inconveniences related to the development of X-ray films are eliminated, it does not achieve instant images and a significant amount of time and operating expenses are required in connection with the handling and scanning of the phosphor plates. Additional expenses arise due to the fact that phosphor plates have a limited lifespan.

         ddR technology is designed to eliminate the disadvantages and significant operating costs associated with conventional X-ray systems and CR systems. With ddR technology digital information can be made available for diagnostic purposes within a few seconds after an X-ray image is taken without any additional steps, thereby reducing processing time and related operating expenses. Direct digital X-ray technology uses either charge coupled devices ("CCD") arrays, amorphous silicon/selenium panels or selenium drums to convert X-rays into digital information. To the Company's knowledge, no silicon or selenium-based technology is currently available for purposes of general X-ray diagnosis. To the Company's knowledge, the only CCD based direct digital technology available for general diagnostic purposes is the Company's AddOn Bucky(TM). While other CCD based direct digital X-ray systems are used for dental X- ray imaging and chest examinations, the Company believes that neither such technologies nor the silicium based technology used in a chest examination system offered by one of the Company's competitors can easily be adapted for general diagnostic purposes because none is capable of providing the resolution necessary to obtain digital information with sufficient diagnostic value on a standard 14" by 17" X-ray image.

Products

         The Company's marketing strategy is to offer its customers a complete package of products and services in the field of radiology, including equipment, accessories and related services such as consulting and after-sales services. The Company's products include a full range of conventional X-ray equipment for all diagnostic purposes other than mammography and dentistry, the direct digital ddR-Multi-System and the SwissVision(TM) line of DICOM 3.0 compatible postprocessing work stations operating on a Windows NT platform. Currently, most of the Company's X-ray equipment is manufactured and developed in Switzerland. On July 26, 1996, SR Medical AG, the Company's Swiss marketing subsidiary, was ISO 9002 and EN 46002 certified and on March 8, 1999 Swissray Medical AG, the Company's Swiss research and development, production and marketing subsidiary became ISO 9001 and EN 46001 certified. Appendix II for CE - Certification is expected to be completed in April 1999, which allows the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company. See also "Products Distribution of Agfa Products".

         Digital ddR-Multi-System/SwissVision

         The ddR-Multi-System, which includes a SwissVision(TM) workstation for the postprocessing of digital image data and the transfer of such data through central networks or via telecommunications systems, is a complete multi-functional direct digital X-ray system which combines the functions of a conventional bucky table and a bucky wall stand. The Company's own estimates and research into this area indicate that the ddR-Multi-System is the first direct digital radiography system available which allows for substantially all plane X-ray examinations on the recumbent, upright and sitting patient necessary in orthopedics, emergency rooms and chest examination rooms. The ddR-Multi-System uses the Company's AddOn Bucky(TM) as the digital detector. The AddOn Bucky(TM) is able to make available an X-ray image in a direct digital way for diagnostic study within 16 to 20 seconds. As a consequence, the efficiency and the throughput of the bucky room can be increased. The Company believes that a significant advantage of the Company's ddR-Multi-System is the fact that a variety of X-ray examinations can be made with the use of only one digital detector, the most expensive part of an X-ray system using direct digital technology.

         During the 100 years in which X-ray imaging has been used for medical purposes, there has been a continuous trend to improve image quality, to reduce the radiation dose and to improve the ergonomic features of X-ray equipment. Management believes that the ddR technology developed by the Company will take this development to the next level because the ergonomically advanced ddR-Multi-System provides excellent image quality with minimal radiation doses and at the same time reduces operating expenses through the elimination of films, phosphor plates or cassettes and the handling, development and storage thereof.

         The Company's line of SwissVision(TM) postprocessing workstations permit the postprocessing of digital X-ray images, including section, zooming, enlargement, soft tissue and bone structure imaging, accentuation of the limitation of the joints, noise suppression, presentation of different fields of interest within an area and archiving and transferring the data through central networks and telecommunication systems. In addition, the SwissVision(TM) post-processing workstations are able to analyze data stored with respect to a particular patient. As a result, consistent image quality of different images of the same patient can be achieved. The workstations operate on a Windows NT platform and are DICOM 3.0 compatible. The Company is also offering products and services related to networking, archiving and electronic distribution of digital X-ray images, including PACS.

         Conventional X-Ray Equipment, Imaging Systems, Components and
Accessories

         The Company manufactures and sells conventional diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. The conventional X-ray equipment manufactured by the Company includes X- ray generators, basic X-ray equipment, bucky table systems, mobile X-ray systems, mobile C-arm systems, fluoroscopy systems, urology systems and remote controlled examination systems. In addition, the Company sells components and accessories for X-ray systems. In general, the components and accessories for X-ray equipment sold by the Company are manufactured by third parties. In Switzerland, the Company was the exclusive distributor of CT systems, MRI systems and NM systems manufactured by Elscint. No sales were made under such distributorship arrangement for the fiscal year ended June 30, 1998 while for the fiscal year ended June 30, 1997 revenues under such agreement approximated 12% of total sales. The Company does not currently have any business arrangements with Elscint in that such firm sold all or part of its company to Picker International Inc. and GE Medical Systems in the later part of 1998.

         Original Equipment Manufacturing (OEM)

         On June 11, 1996, the Company entered into a new OEM Agreement (the "Philips OEM Agreement") with Philips Medical Systems which replaced the previous OEM Agreement with Philips Medical Systems, dated July 29, 1992. The Philips OEM Agreement provides for the production of two conventional X-ray systems, the Bucky Diagnost TS bucky table and a Multi Radiography System ("MRS"), which is approved by the World Health Organization ("WHO") as a World Health Imaging System for Radiology ("WHIS-RAD"). As a result, the Company's MRS system may be tendered in projects financed by the World Bank. Under the Philips OEM Agreement these two products are marketed worldwide by Philips Medical Systems through its existing distribution network. The initial term of the Philips OEM Agreement expires on December 31, 2000.

         Services

         The services offered by the Company include the installation and after-sales servicing of imaging equipment sold by the Company, consulting services and application training of radiographers. In the United States, the Company offers consulting services to hospital imaging departments and imaging centers, including maintenance management, and after-sales services of products manufactured by the Company and third parties. Maintenance management services for imaging equipment include the management of after-sales services with respect to different kinds and brands of imaging equipment (multi-vendor and multi-modality services).

         Distribution of Agfa Products

         In April of 1998 the Company entered into a OEM Agreement with Agfa for the distribution of the latter's laser imagers, dry printers and computed radiography systems. By virtue of having entered into such distribution agreement, the Company is able to offer a complete solution for a total digital radiology department. Both Company products and Agfa products are DICOM 3.0 compatible and can be used on a network or for ponit-to-point connections. Agfa, a leading worldwide manufacturer of imaging products and systems, is part of the Agfa-Gevaert Group, with Agfa-Gevaert being a wholly owned subsidiary of Bayer AG.

Markets

         Product Markets

         The Company estimates that the global market for X-ray equipment and accessories is approximately $5 billion, 45% of which is in the United States, 26% in Western Europe, 19% in Japan and 10% in the rest of the world (Sources:
National Electrical Manufacturers Association; Market Line). The Company's principal markets for its X-ray equipment, components and accessories by country are Switzerland, the United States and Germany constituting 56%, 40% and 4% of the Company's sales during the fiscal year ended June 30, 1998 respectively. The Company believes that because of the need to bring medical services to Western standards, Eastern Europe continues to offer interesting opportunities as a market for the Company's conventional X-ray equipment and accessories. The Company has also been able to gain access to markets in Asia, the Middle East and Africa. See "-- Sales and Marketing."

         The Company believes that the principal markets for its direct digital X-ray equipment are located in North America and Western Europe, where the first sales of the ddR-Multi-System have been made. The Company submitted both its AddOn Bucky(TM) and the ddR-Multi-System to the FDA for Section 510(k) clearance. On November 21, 1997, the Company's AddOn Bucky(TM), the direct digital detector of the ddR-Multi-System, received FDA approval and on December 18, 1997 the Company's ddR-Multi-System received FDA approval; the Company thus receiving authorization to market the ddR-Multi-System in the United States. Having obtained the required approval from the FDA, the Company intends to sell the ddR-Multi-System in the United States through its subsidiaries and other channels. See "Risk Factors -- Government Regulation" and "Business -- Regulatory Matters."

         Service Markets

         The Company estimates that the worldwide market for services related to X-ray equipment, including maintenance management is approximately $44 billion, of which approximately $40.5 billion (or 92%) relate to after-sales services. The markets for maintenance management and capital planning amount to $3.4 billion or 8% of the total market for services related to X-ray equipment. The principal markets for after-sales services are the United States (45%), Western Europe (26%) and Japan (19%). The Company expects that as the installed base of X-ray equipment grows, the market for after-sales services will also expand. Additional growth may result from a general increase in the demand for such services. To date, a significant market for maintenance management and capital planning has only developed in the United States as a result of the impact of managed care plans and health maintenance organizations ("HMOs") on the health care industry. The Company expects that in the future there will be a similar trend in Europe, which may lead to the development of a market for such services in Europe. See "-- Products" and "-- Sales and Marketing."

Sales and Marketing

         The Company's customers are universities, hospitals, clinics, imaging centers and physicians. The Company markets its products and services primarily through its own sales force in the United States, Switzerland, Germany and Eastern Europe and through resellers in these and other markets in Europe, Middle East, Africa, Asia, and Latin America. The Company also offers products and services related to networking, electronic archiving and distribution, including PACS, through the Swissray Information Solution division.

         Two of the Company's products, the MRS system and the Bucky Diagnost TS system, are distributed worldwide through Philips Medical Systems.

         The Company believes that in the foreseeable future there will be a continuous world-wide growth in the markets for complete X-ray systems, components, accessories and related services because of the improvement of health care services in developing countries and Eastern Europe and the necessity to meet increasingly stricter regulations with respect to radiation dosage and other safety features and environmental hazards in many jurisdictions. With the transition from conventional to digital X-ray systems, the demand for products and services related to networking, archiving and electronic distribution of digital X-ray images will grow in industrialized countries. In these markets the demand for conventional X-ray equipment, accessories and related services will decrease over time. See "-- Markets."

         In the past, the Company has made a significant amount of sales of conventional X-ray equipment to a few large customers. For the fiscal year ended June 30, 1998 sales to the Company's two largest customers accounted for approximately 38% of all revenues while sales to the Company's single largest customer during such period accounted for approximately 33% of all revenues.

         The Company considers the relationship with its largest customers to be satisfactory. Historically, the identity of the Company's largest customers and the volumes purchased by them has varied. The loss of one or more of the Company's current two largest customers or a reduction of the volume purchased by either of them would have an adverse effect upon the Company's sales until such time, if ever, as significant sales to other customers can be made. The Company expects that as sales of its ddR-Multi-System increase, the Company's revenue will be less dependent on a few large customers. See "Risk Factors -- Reliance on Large Customers" and Note 21 to the Company's Consolidated Financial Statements.

         In August 1998 the Company entered into a global distributorship agreement for its ddR-Multi-System with Elscint Ltd. of Haifa to sell and service such product in 14 countries in Europe, Canada, South America and
Africa. Soon thereafter almost all of the assets of Elscint Ltd. were sold to Picker International and GE Medical Systems respectively. Neither Picker International nor GE Medical Systems have executed the distributorship agreement as of March 31, 1999 and therefore the Company is unable to sell 75 ddr-Multi-Systems (partially anticipated to be sold through Elscint Ltd.) within the fiscal year 98/99 as originally planned.

Research and Development

         During the fiscal year ended June 30, 1998, the Company incurred expenses related to research and development of $3,542,149 (accounting for 19% of the Company's operating expenses) compared to $5,786,158 (accounting for 33% of the Company's operating expenses) for fiscal year ended June 30, 1997 and compared to $1,731,502 (accounting for 12% of the Company's operating expenses) during the previous fiscal year and $233,084 (or 10.1% of the Company's operating expenses) during the 6-month period ended June 30, 1995. The increase of the Company's research and development expenses by 643% from the fiscal year ended June 30, 1995 to the fiscal year ended June 30, 1996 resulted primarily from the Company's decision not to market the AddOn Bucky(TM) as a retrofit product for existing conventional bucky table X-ray systems, but rather to offer a complete multi-functional direct digital X-ray system which combines a conventional bucky table and a bucky wall stand and includes a postprocessing system. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The Company will continue to have significant research and development expenses associated with the development of new products (including diagnostic hardware and software products and new digital X-ray products) and improvements to existing products manufactured by the Company. New products currently being developed by or on behalf of the Company include a new digital C-arm system, a digital remote controlled fluoroscopy system, a conventional bucky-table system and a multi-functional floating table.

         As of June 30, 1998, the Company employed nine people in research and development. The number of people employed in research and development has increased by 50% since June 30, 1997. The Company is outsourcing certain research and development activities (such as the development of the Company's mobile units, C-arm systems and fluoroscopy tables) and intends to continue this policy in the future.

         The Company has established a scientific board to support its research and development projects and to enable the Company to develop technologically advanced products. The Company believes that the integration of academic institutions and hospitals will allow the Company to save research and development expenses and will provide it with access to clinical and scientific experience and know-how.

Raw Materials and Suppliers

         The Company has a policy of outsourcing the manufacturing of components for its X-ray equipment whenever such outsourcing is more efficient and cost effective than in-house production. In particular, components for which serial production is available are produced by third-party manufacturers according to Company specifications. Generally, the X-ray accessories sold by the Company are manufactured by third parties.

         There is virtually no stock of finished X-ray equipment on the Company's premises for any extended period of time since X-ray equipment is generally manufactured at a customer's request. At June 30, 1998 finished products accounted for approximately 6% of inventory while raw material, parts and supplies accounted for approximately 92% of inventory and work in process for approximately 2%.

         In general, key components for the Company's X-ray equipment can be obtained from several sources and the Company has entered into supply agreements with certain of its suppliers. The CCD camera, a key component of the AddOn Bucky(TM), has been developed on the Company's behalf by the Philips Components division of Philips GmbH, Hamburg. Philips Components has entered into an exclusive supply agreement with the Company (which is currently being restated but has not, as yet, been finalized) and the Company considers its relationship with Philips Components to be satisfactory. While other suppliers of CCD cameras are available, a significant amount of time would be required to integrate a CCD camera of another supplier into the Company's ddR-Multi-System and there can be no assurance that such integration could be achieved in a timely manner. The Company believes that there is no anticipated shortage in the supply of key components for its X-ray equipment. See "Risk Factors -- Limited Manufacturing History with Respect to ddR-Multi-System; Dependence on Sole Source Suppliers."

Backlog

         Management estimates that as of the end of the fiscal year ended June 30, 1998, the Company had an order backlog of $11,500,000 for conventional X-ray equipment as compared to $10,500,000 as of June 30, 1997. The Company had previously reported an order backlog for its digital x-ray equipment as of June 30, 1997 of $30,000,000; $29,000,000 of which related to a contract with a purchaser located in South Korea. As a result of certain recent economic problems in South Korea, management currently does not expect that such order will be filled (to any significant degree) in the current calendar year (if at all) absent a dramatic positive change in such economic conditions which currently is not expected to occur. Accordingly, the Company no longer, for practicable purposes, considers such South Korea contract to be part of its backlog. The Company believes that substantially the entire order backlog for conventional X-ray equipment (which consists primarily of orders under the Philips OEM Agreement) will be filled during the current fiscal year. While the Company expects to continue to have a certain order backlog for conventional X-ray equipment (exclusive of that indicated above) in the future because of the Philips OEM Agreement, the order backlog for digital X-ray equipment is likely to be substantially reduced in the future as the Company estimates that orders for such equipment will typically be filled within three months.

Competition

         X-Ray Equipment Market

         The markets in which the Company operates are highly competitive. Most of the Company's competitors are significantly larger than the Company and have access to greater financial and other resources than the Company. The principal competitors for the Company's X-ray equipment are General Electric, Siemens, Toshiba, Trex Medical, Shimatsu, Picker and Philips. In general, it is the Company's strategy to compete primarily based on the quality of its products. In the market for conventional X-ray equipment, the Company's strategy is to focus on niche products and standard equipment.

         To the Company's knowledge the only direct digital X-ray systems for medical diagnostic purposes other than the ddR-Multi-System currently available are chest examination systems offered by Philips, IMIX and Odelft. In addition, there are several direct digital X-ray systems available for dental purposes. None of these systems is able to perform bone examinations on extremities. To the best of management's knowledge the Company's ddR-Multi-System is the only multi-functional direct digital X-ray system currently available which allows all plane X-ray examinations on the recumbent, upright and sitting patient without the use of cassettes, films, chemicals or phosphor plates. A number of companies, including certain of the Company's competitors in the markets for conventional X-ray equipment, are currently developing direct digital X-ray detectors or direct digital X-ray systems for specific applications (including mammography). See "-- Products," "-- Markets," "Risk Factors -- Competition."

         Service Market

         In the markets for services related to imaging equipment the Company's competitors are equipment manufacturers (including certain of the Company's competitors in the X-ray equipment market) and independent service organizations. In the service markets, it is the Company's strategy to build a market position based on the confidence of its customers in the quality of its products and service personnel. See "-- Products," "-- Markets," "Risk Factors -- Competition."

Intellectual Property

         The Company has obtained patent protection for certain aspects of its conventional X-ray technology. The Company has filed patent applications covering certain aspects of its direct digital technology in key markets in Europe, North America and Asia, including the United States, Canada, Switzerland and Germany. There can be no assurance, however, as to the breadth or degree of protection which such patents may afford the Company, that any patent applications will result in issued patents or that patents will not be circumvented or invalidated. Although the Company believes that its products do not infringe patents or violate proprietary rights of others, it is possible that infringement of proprietary rights of others has occurred or may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement action and the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

         The Company also relies on proprietary know-how and employs various methods to protect its concepts, ideas and technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such technology or obtain access to the Company's proprietary know-how or ideas. Furthermore, although the Company has generally entered into confidentiality agreements with its employees, consultants and other parties, there can be no assurance that such arrangements will adequately protect the Company. The Company has obtained licenses to use certain technology which is essential for certain of the Company's products, including certain software used for its line of SwissVision(TM) postprocessing systems. The software license is a worldwide, non-exclusive, non-transferable license for a term of two years to use and distribute the Agfa software in combination with the Add-On Bucky.

         The Company considers the Swissray name as material to its business and has obtained, or is in the process of obtaining, trademark protection in key markets. The Company is not aware of any claims or infringement or other challenges to the Company's rights to use this or any other trademarks used by the Company. See "Risk Factors -- Dependence on Patents and Proprietary Technology."

Regulatory Matters

         The Company's X-ray equipment, components and related accessories are subject to regulation by national or regional authorities in the markets in which the Company operates. Pursuant to the Federal Food, Drug and Cosmetic Act, X-ray equipment is a class II medical device which may not be marketed in the United States without prior approval from the FDA.

         The FDA review process typically requires extended proceedings pertaining to the safety and efficacy of new products. A 510(k) application is required in order to market a new or modified medical device. If specifically required by the FDA, a pre-market approval ("PMA")may be necessary. Such proceedings, which must be completed prior to marketing a new medical device, are potentially expensive and time consuming. They may delay or hinder a product's timely entry into the marketplace. Moreover, there can be no assurance that the review or approval process for these products by the FDA or any other applicable governmental authorities will occur in a timely fashion, if at all, or that additional regulations will not be adopted or current regulations amended in such a manner as will adversely affect the Company. Moreover, such pre-marketing clearance, if obtained, may be subject to conditions on the marketing or manufacturing of the ddR-Multi-System which could impede the Company's ability to manufacture and/or market the product. The Company submitted both its AddOn-Bucky(TM) and the ddR-Multi-System for Section 510(k) clearance with the FDA. On November 21, 1997, the Company's AddOn Bucky(TM), the direct digital detector of the ddR-Multi-System, received FDA approval and on December 18, 1997 the Company's ddR-Multi-System received FDA approval; the Company thus receiving authorization to market the ddR-Multi-System in the U.S. The FDA also regulates the content of advertising and marketing materials relating to medical devices. There can be no assurance that the Company's advertising and marketing materials regarding its products are and will be in compliance with such regulations.

         The Company is also subject to other federal, state, local and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices. The electrical components of the
Company's products are subject to electrical safety standards in many jurisdictions, including Switzerland, EU, Germany and the United States. The Company believes that it is in compliance in all material respects with applicable regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. The effect of government regulation may be to delay for a considerable period of time or to prevent the marketing and full commercialization of future products or services that the Company may develop and/or to impose costly requirements on the Company. There can also be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect the Company. See "Risk Factors -- Risks Associated With International Operations," "-- Government Regulations," "Business -- Markets" and "-- Regulatory Matters." Company product certifications may be briefly summarized as follows: On July 26, 1996, SR Medical AG, the Company's Swiss marketing subsidiary, was ISO 9002 and EN 46002 certified and on March 8, 1999 Swissray Medical AG, the Company's Swiss research and development, production and marketing subsidiary became ISO 9001 and EN 46001 certified. Appendix II for CE - Certification is expected to be completed in April 1999, which allows the Company to use the CE-Label, including the medical device numbers for all products manufactured and/or sold through the Company.

Environmental Matters

         The Company is subject to various environmental laws and regulations in the jurisdictions in which it operates, including those relating to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. The Company owns or leases properties and manufacturing facilities in Switzerland, the United States and Germany. The Company, like its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations in both the United States and abroad. As a result of the operation of the Company's business, the Company may have potential liability with respect to the remediation of past contamination in certain of its presently and formerly owned or leased facilities in both the United States and abroad. In addition, certain of the Company's facilities may have used substances or generated and disposed of wastes which are or may be considered hazardous. It is possible that such sites, as well as disposal sites owned by third parties to which the Company has sent wastes, may in the future be identified and become the subject of remediation. Accordingly, although the Company believes that it is in substantial compliance with applicable environmental requirements and the Company to date has not incurred material expenditures in connection with environmental matters, it is possible that the Company could become subject to additional environmental liabilities in the future that could result in an adverse effect on the Company's financial condition or results of operations. See "Risk Factors -- Environmental Matters."

Employees

         After giving effect to the Empower, Inc. transaction heretofore initially referred to on page 5 of this Registration Statement, the Company had 105 employees worldwide, of which 27 were employed by subsidiaries in the United States, 70 in Switzerland, and 8 in European countries other than Switzerland. The Company believes that its relationship with employees is satisfactory. The Company has not suffered any significant labor problems during the last five years.

Description of Property

         On April 12, 1997, the production facility rented by the Company in Hochdorf, Switzerland was affected by a fire in an adjacent facility. On May 15, 1997, the Company purchased a new office and production facility of approximately 43,000 square feet and moved its entire production to this facility and has since moved the offices and other facilities formerly located in its Hitzkirch facility to the new Hochdorf facility. The Company believes that its new Hochdorf facility provides it with sufficient production and office space to meet its demand in Switzerland in the foreseeable future.

         The Company also leases office space in New York City, Azusa, California, Gig Harbor, Washington and Wiesbaden, Germany.

Legal Proceedings

A. On or about October 3, 1997, the Registrant and Swissray Healthcare, Inc. were served with a complaint by a company engaged in the business of providing services related to imaging equipment alleging that defendant received benefits from breach of fiduciary duties and contract obligations and misappropriation of trade secrets by certain former employees of such competitor Such company also obtained a temporary restraining order against the Registrant and Swissray Healthcare, Inc. On November 10, 1997, the Court denied a Motion for a preliminary injunction and the temporary restraining order was vacated. On December 1, 1997 and January 30, 1998 the Registrant answered the Complaint and Amended Complaint respectively by denying the allegations contained therein. The Plaintiff in such action (on December 2, 1997) filed a Motion to reargue and renew its prior denied Motion for a Preliminary Injunction and such Motion was (by Order and Decision dated June 17, 1998) denied. The Company denied the allegations, vigorously defended the litigation and thereafter settled such litigation and all outstanding matters with respect thereto in July 1998 for $60,000.

B. Dispute with Gary J. Durday  ("Durday"),  Kenneth R. Montler  ("Montler") and
Michael E. Harle ("Harle"). On July 17, 1998, two legal proceedings were commenced by Swissray, and two of its subsidiaries against Durday, Montler and Harle. Harle and Montler are former Chief Executive Officers of Swissray Medical Systems Inc. and Swissray Healthcare Inc., respectively, and Durday is the former Chief Financial Officer of both of those companies. Each of them was employed pursuant to an Employment Agreement dated October 17, 1997. In addition, these three individuals were owners of a company by the name of Service Support Group LLC ("SSG"), the assets of which were sold to Swissray Medical Systems Inc. pursuant to an Asset Purchase Agreement dated as of October 17, 1997. whereby Messrs. Durday, Montler and Harle received, among other consideration, 33,333 shares of Swissray's common stock, together with a put option entitling these individuals to require Swissray to purchase any or all of such shares at a purchase price equal to $45.00 per share (on or after June 30, 1998 and until April 16, 1999, subject to certain adjustments set forth in the Asset Purchase Agreement).

         On July 17, 1998, Swissray and its subsidiaries, Swissray Medical Systems Inc. and Swissray Healthcare Inc. commenced an arbitration proceeding before the American Arbitration Association in Seattle, Washington (Case No. 75 489 00196 98) alleging that Messrs. Durday, Montler and Harle fraudulently induced Swissray and its subsidiaries to enter into the above referenced Asset Purchase Agreement and otherwise breached that Agreement. The relief sought in the arbitration proceeding was the recovery of damages suffered as a result of this alleged wrongful conduct and a rescission of the put option provided for in the Asset Purchase Agreement. Messrs. Durday, Montler and Harle responded to the allegations made in the arbitration proceeding and asserted counterclaims against Swissray and its subsidiaries claiming a breach by them of their obligations under the Asset Purchase Agreement and other relief. The arbitration took place in Seattle on January 8-10, 1999; the proceeding concluded on January 27, 1999 after the submission of post-hearing briefs. On February 23, 1999, the Arbitrator issued his ruling, awarding Messrs. Durday, Montler and Harle
$1,500,000 and ordering them to surrender all rights to 33,333 shares of Swissray common stock. On February 26, 1999, Swissray and Swissray Medical Systems Inc. filed a petition in Supreme Court, New York County (Index No. 99/104017) to vacate the above referenced arbitration award.

         In addition to the above referenced arbitration proceeding, Swissray and its subsidiaries commenced an action against Messrs. Durday, Montler and Harle which is currently pending in the Supreme Court of the State of New York, County of New York, alleging that these individuals breached the obligations undertaken by them in their respective Employment Agreements. Further, Messrs. Durday, Montler and Harle commenced an action in state court in Pierce County, Washington, and asked that Court to adjudicate the issues raised in the above referenced New York State Court action. Swissray filed applications in both the Washington and New York litigations urging that, because the action was first filed in New York, the New York court, rather than the Washington court, should decide where the litigation should proceed. Messrs. Durday, Montler and Harle initially opposed that position and urged the Washington State court to adjudicate all issues, but subsequently withdrew their opposition to Swissray's application and consented to a stay of all further proceedings in the Washington State court action until after the New York court had reached a decision as to whether it or the Washington court is the proper forum for litigation of the parties' dispute. The New York court has not yet rendered a decision on this issue.

         It is Swissray's management's intention to contest these matters vigorously since Swissray believes that its claims are meritorious, and that it has meritorious defenses to the claims asserted against them, notwithstanding the above referenced arbitration ruling.

Recent Developments

         In May 1998 Swissray Medical Systems, Inc., a wholly owned subsidiary of the Company, was awarded a contract from the Department of Veterans Affairs ("VA") estimated at $400,000 for the base year for its Diagnostic X-ray systems, the ddR-Multi-System, with the VA reserving its option to extend the term of the contract up to March 31, 2001; the ddR-Multi-System being the first ever FDA approved multifunctional direct digital radiography (ddR) system to be offered worldwide. With the official contract award in hand, management intends to actively pursue sales to various VA hospitals, medical centers and outpatient, community and outreach clinics throughout the United States.

         In July of 1998 the Company sold its multifunctional direct digital radiography (ddR) system, the ddR-Multi- System, to the largest Diagnostic Out Patient Center in Warsaw, Poland, the Diagnostic Center Luxmed. This order represents Swissray's first sale within the Eastern European Market, complementing sales previously made in both Western Europe and the United States.

         In October 1998 the Company entered into a distribution agreement with X-ray Inc. ("XRI"), Warwick, RI. XRI will distribute the Company's ddR-Multi-System in the territories of Connecticut, Rhode Island, Vermont, New Hampshire, Massachusetts and Maine.

         In November 1998 the Company reached an agreement with Data General Corporation of Westborough, MA, which grants authority to Data General to act as a reseller for the Company's family of products. Data General will sell the Company's ddr-Multi-System and Information Solutions as a package with their PACS system.

         In February of 1999 the Company announced the sale of three of its ddR-Multi-System, to Houston, Texas based Kelsey-Seybold Clinic and to the Federal Maximum Security Facility in Florence, Colorado. The two Kelsey- Seybold systems are scheduled to be viewed in clinical use by attendees of the annual Society for Computer Applications (SCAR) meeting in Houston in May 1999 while the Colorado sale was made through the above indicated contract with the Department of Veterans Affairs.

         In February 1999 the Company announced entry into distribution agreements with three medical equipment suppliers for distribution in both domestic and international markets. These firms - Medika International Inc., of San Juan, Puerto Rico, Radiographic Equipment Services (RES) of San Diego, California, and H & H X-Ray Corporation of Lancaster, New York, have agreed to distribute Swissray's direct digital radiography system, the ddr-Multi- System.

         Medika, one of the largest medical equipment suppliers in the Southern Hemisphere, will cover ddR-Multi-Systems sales in Puerto Rico, the Caribbean, Mexico and selected South American markets. RES will represent Swissray in San Diego and Orange Counties (California), and H&H X-Ray - with 28 years of experience in medical imaging - will oversee sales in New York, Pennsylvania and Ohio.

         On March 29, 1999 the Company entered into a one year Consulting Agreement (with option to extend for an additional period of one year) with Liviakis Financial Communications, Inc. In accordance with the terms and conditions of the Consulting Agreement, the Consultant agreed to provide certain specified consulting services in a diligent and thorough manner in return for which and as full and complete compensation thereunder, the Company is required to compensate the Consultant through its issuance and delivery of 3,000,000 shares of the Company's restrictive common stock. As regards such shares of common stock, Consultant has agreed that throughout the period of time that it retains beneficial ownership of all or any portion of such shares that it shall
(a) vote such shares in favor of Ruedi G. Laupper continuing to maintain his current position(s) with the Company and (b) give Ruedi G. Laupper and/or his designee the right to vote Consultant's shares at all Company shareholder meetings. In the event that the Company, in its sole discretion, exercises its option to extend the Agreement for an additional period of one year, remuneration for such second year has been set at $630,000 to be paid in restrictive shares of Company common stock (with the number of shares to be determined based upon the ten day average closing bid price for the ten consecutive trading days preceding March 29, 2000). The foregoing does not purport to set forth each of the terms and conditions of the aforesaid Consulting Agreement but rather is designed to summarize what management considers to be pertinent portions thereof.

         Additionally, on March 29, 1999 the Company entered into a five year Consulting Agreement with Rolcan Finance Ltd. ("Rolcan"), pursuant to which Rolcan agreed to provide certain business and consulting services outside the United States and in return for which the Company became obligated to issue as full and complete compensation thereunder, 800,000 restrictive shares of its common stock.

MANAGEMENT

Directors and Executive Officers of the Company

         Set forth below is certain information concerning each current director and executive officer of the Registrant, including age, position(s) with the Registrant, present principal occupation and business experience during the past five years.

         Name           Age           Position(s) Held

Ruedi G. Laupper         49           Chairman of the Board of Directors,
                                      President and Chief Executive Officer,
Josef Laupper            53           Secretary, Treasurer and Director
Ueli Laupper             29           Vice President and Director
Dr. Erwin Zimmerli       51           Director and Member of the Independent
                                      Audit Committee
Erich A. Kalbermatter    42           Chief Operating Officer *
Dr. Sc. Dov Maor         51           Director and Member of the Independent
                                      Audit Committee
Michael Laupper          26           Interim Chief Financial Officer

*          Until his resignation in February 1999.

         Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

         Ruedi G. Laupper has been President, Chief Executive Officer and a director of the Registrant since May 1995 and Chairman of the Board of Directors since March 1997. In addition, he is Chairman of the Board of Directors and President of the Company's principal operating subsidiaries. Ruedi G. Laupper is the founder of the predecessors of the Company and was Chief Executive Officer of SR Medical AG until May 1995. He has approximately 23 years of experience in the field of radiology. Ruedi G. Laupper is the brother of Josef Laupper and the father of Ueli and Michael Laupper.

         Josef Laupper has been Secretary, Treasurer (until January 1998 and recommencing January 1999) and a director of the Registrant since May 1995 (with the exception of not having served as Secretary from December 23, 1997 to February 23, 1998). He has held comparable positions with SR Medical Holding AG, SR-Medical AG, and their respective predecessors since 1990. He is principally in charge of the Company's administration. Josef Laupper has approximately 19 years of experience within the medical device business.

         Ueli Laupper has overall Company responsibilities in the area of international marketing and sales with approximately eight years of experience within the international X-ray market. He has been a Vice President of the Company since March 1997 and a director of the Registrant since March 1997. He was Chief Executive Officer of SR Medical AG from July 1995 until June 30, 1997. Since the beginning of July 1998 he has been in charge of the Company's U.S. operations and currently serves as CEO of both Swissray Medical Systems, Inc. and Swissray Healthcare, Inc. as well as President of Swissray America Inc. since the latter's formation in September 1998.

         Dr. Erwin Zimmerli has been a director of the Registrant since May 1995 and, since March 1998, a member of the Registrant's Independent Audit Committee. Since receiving his Ph.D. degree in law and economics from the University of St. Gall, Switzerland in 1979, Dr. Zimmerli has served as head of the White Collar Crime Department of the Zurich State Police (1980-86), as an expert of a Swiss Parliamentary Commission for penal law and Lecturer at the Universities of St. Gall and Zurich (1980-87), Vice President of an accounting firm (1987-1990) and Executive Vice President of a multinational aviation company (1990-92). Since 1992 he has been actively engaged in various independent consulting capacities primarily within the Swiss legal community.

         Erich A. Kalbermatter, commenced serving the Company in the position of Chief Operating Officer in April 1998 and held such position until February 1999. Mr. Kalbermatter whose background is principally as an internationally experienced manager with expertise in the areas of electronics and telecommunications, has also served as managing director of Private & Business Communications of ASCOM Ltd., Berne, Switzerland being responsible for the turn-over of more than 1 billion Swiss Francs, with approximately 4,800 employees worldwide. In addition, he was a member of ASCOM's Group Management, an international communications corporation.

         Dr. Sc. Dov Maor, was appointed as a member of the Registrant's Board of Directors and a member of its Independent Audit Committee effective March 26, 1998. Dr. Sc. Dov Maor currently holds the position of Vice President for Technology with ELBIT Medical Imaging, Haifa. Dr. Sc. Dov Maor is well experienced in the field of Nuclear Medicine and medical imaging and has been employed for over 10 years in a leading position in Research & Development. Additionally, he was working in conjunction with the Max Planck Institute for Nuclear Physics in Heidelberg within his field of experience. In addition to his technical knowledge, Dr. Sc. Dov Maor is experienced in the commercial sector of the industry.

         Michael Laupper assumed the position of Interim Chief Financial Officer of the Company effective January 1, 1999, having previously served as Controller working in conjunction with the Company's former CFO. Michael Laupper completed his commercial education in the chemical industry in 1991 in Switzerland and has additionally completed studies in finance and accounting (in the United States during 1996-97). He has served the Company in various management positions at SR Management AG and SR Medical AG, Company subsidiaries, prior to assuming his current position.

The Board of Directors

         The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the performance of the Registrant. Members of the Board of Directors are kept informed of the Registrant's business by various reports and documents sent to them in anticipation of Board meetings as well as by operating and financial reports presented at Board meetings. The Registrant pays its directors fees or compensation for services rendered in their capacity as directors. The current Board of Directors was elected and assumed office as of December 23, 1997 with the exception that Dr. Sc. Dov Maor assumed his position on March 26, 1998.

         The Board does not currently have a standing audit, nominating or compensation committee or any committee or committees performing similar functions, but acts, as a whole, in performing the functions of such committees (except as may be indicated directly hereinafter). At a meeting of the Board of Directors held on March 26, 1998, an Independent Audit Committee was established.

Employment Agreements

         Ruedi G. Laupper has entered into a five-year employment agreement with Swissray Management AG, a wholly owned subsidiary of the Registrant, on December 18, 1997, which agreement will be automatically renewed for another five years unless terminated by either party no later than December 31, 2001. Such agreement provides for (i) an annual salary of 299,000 Swiss francs (or $208,740, based on an exchange rate of 1.4324), (ii) an annual bonus of 12,000 Swiss francs (or $8,377), and (iii) a performance based bonus, based on the audited consolidated financial statements of the Company as of the end of the fiscal year. The bonus shall be 25% of EBIT (earnings before interest and taxes) payable in stock of Swissray International, Inc. valued at the average of the closing prices during the five business days following the filing of the 10-K. In addition, the agreement entitles Mr. Laupper to a car allowance, five weeks of vacation, $698 per month for expenses and a "Bel Etage" insurance which provides certain pension benefits not mandated by Swiss law. If such employment agreement is terminated for reasons beyond the employee's control, Ruedi Laupper will receive 2 million Swiss francs (or $1,396,258) including any bonus. The Registrant guarantees the obligation of Swissray Management AG in the event of a default.

         Ueli Laupper and Josef Laupper have entered into three-year employment agreements with Swissray Management AG on December 18, 1997, which agreements will be automatically renewed for another three years unless notice is given six months prior to the expiration date. Such agreements provide for salaries of $84,924 and 119,700 Swiss francs (or $83,566) respectively with annual bonuses of $7,077 and 9975 Swiss francs (or $6,964) respectively, $1,500 and 1000 Swiss francs (or $698) per month for expenses respectively and 20 days and 25 days of vacation respectively. The employment agreements of each of Ueli Laupper and Josef Laupper also provide for a car allowance. If either of such employees is terminated for reasons beyond the employees control he will receive 500,000 Swiss francs (or $349,065).

         Mr. Kalbermatter in accordance with his Agreement with Swissray Management AG assumed the position of Chief Operating Officer of the Company effective April 14, 1998 at an annual salary equivalent to $153,333. Mr. Kalbermatter shall also receive (a) an expense allowance equivalent to $12,000,
(b) an automobile  allowance  equivalent to $11,333, (c) 25 days of vacation and
(d) a "Bel Etage" inusrance which provides certain pension benefits. U.S. dollar equivalents indicated above are based upon a Swiss Francs (CHF) exchange rate of $1.50. This Agreement expires May 31, 1999.

         All of these employment agreements are covered by Swiss law.

Compensation of Directors and Executive Officers

         Summary Compensation Table

         (A) The following Summary Compensation Table sets forth certain information for the years ended June 30, 1996, 1997 and 1998 concerning the cash and non-cash compensation earned by or awarded to the Chief Executive Oficer of the Registrant, the three other most highly compensated executive officers of the Registrant as of June 30, 1998 and the former Chairman of the Board of Directors (the "Named Executive Officers").

                                                        Annual Compensation                       Long-Term Compensation
                                            Fiscal                             Other Annual       Stock         All Other
Name and Principal Position                  Year        Salary    Bonus       Compensation      Options     Compensation
------------------------------------        -----    -----------   -----       ------------      -------     ------------
Ruedi G. Laupper                            1998     $189,644        ---     $15,000 (1)            --              ---
  President and Chief Executive             1998                             $1,122,973 (7)
  Officer, Chairman of the                  1997     $146,983        ---     $15,000 (1)        12,000(5)           ---
  Board of Directors                        1996     $161,085        ---     $15,000 (1)           ---              ---

Josef Laupper                               1998     $ 94,669        ---     $12,000 (1)           ---              ---
  Secretary, Treasurer                      1997     $ 96,861        ---     $12,000 (1)           ---              ---
                                            1996     $106,229        ---     $12,000 (1)           ---              ---

Ueli Laupper                                1998     $ 95,685        ---     $10,000 (1)           ---              ---
  Vice President International              1997     $    ---        ---     $    ---              ---              ---
  Sales (2)                                 1996     $    ---        ---     $    ---              ---              ---

Herbert Laubscher                           1998     $ 79,244        ---     $    ---              ---              ---
  Chief Financial Officer (2)(3)            1997     $    ---        ---     $    ---              ---              ---
                                            1996     $    ---        ---     $    ---              ---              ---

Ulrich R. Ernst (4)                         1997     $ 96,979        ---     $10,000 (1)           ---              ---
                                            1996     $ 98,197        ---     $15,000 (1)           ---              ---

Erich A. Kalbermatter                       1998     $ 33,652        ---     $     ---             ---              ---
  Chief Operating Officer (2)(6)
--------------------

(1)      Fees for service on the Board of Directors of the Company.
(2)      Compensation did not exceed $100,000 in any fiscal year.
(3) Herbert Laubscher joined the Company in August of 1996 and served as Treasurer from January 1998 until his resignation effective December 31, 1998.
(4) Ulrich R. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.
(5) The options, which were fully vested on date of grant (6/13/97), were issued in exchange for services to the Company as Chairman of the Board of Directors.
(6) Erich A. Kalbermatter joined the Company on April 14, 1998 and resigned in February 1999.
(7) Compensation paid in equivalent of 48,259 post reverse split shares of Common Stock for cancellation of Common Stock held by officer.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following tables set forth certain information concerning the grant of options to purchase shares of the Common Stock to each of the executive officers of the Registrant, as well as certain information concerning the exercise and value of such stock options for each of such individuals. Options generally become exercisable upon issuance and expire no later than ten years from the date of grant.

STOCK OPTIONS GRANTED IN FISCAL YEAR ENDED JUNE 30, 1997(1)

                                        Percent of
                                           Total                                                      Potential
                                          Options                                               Realization Value at
                                          Granted                                               Assumed Annual Rates
                            Number of       to       Exercise                                   of Stock Appreciation
                           Securities    Employees      or       Market                            For Option Term
                           Underlying       in         Base     Price on
                             Options      Fiscal       Price     Date of    Expiration
Name                         Granted       Year      Per Share    Grant        Date         0%           5%       10%
---------------------------------------------------------------------------------------------------------------------
Ruedi G. Laupper          120,000(2)       30.4%     $0.73(3)    $2.94(4)     6/13/02     265,200     282,840    300,480
Josef Laupper(5)                 --         --          --             --          --         --          --         --
Ueli Laupper(5)                  --         --          --             --          --         --          --         --
Herbert Laubscher(5)             --         --          --             --          --         --          --         --
Ulrich Ernst(5)(6)               --         --          --             --          --         --          --         --

(1) The options to purchase the Registrant's Common Stock were granted under the Swissray International, Inc. 1996 Non-Statutory Stock Option Plan.
(2) These options were owned indirectly through SR Medical Equipment Ltd., a corporation wholly owned by Mr. Laupper. They were immediately exercisable on the date of grant but do not give effect to subsequent October 1998 1 for 10 reverse stock split.
(3) The exercise price per share is contingent on purchase of the entire amount of securities.
(4) The market price on date of grant was based on the average of the high and low reported prices on the Nasdaq SmallCap Market on June 13, 1997. On October 26, 1998 the Company's securities were delisted by NASDAQ.
(5)      These individuals own no stock options of the Registrant.
(6) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

 STOCK OPTION GRANTS IN FISCAL YEAR ENDED JUNE 30, 1998

         With respect to the Named Executive Officers there were no granting of stock options under either the Company's 1996 or 1997 Stock Option Plans (the "Plans") during the fiscal year ended June 30, 1998.




AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END
OPTION VALUES(1)

                                                    Number of
                                                   Securities                                       Value of
                                                   Underlying                                      Unexercised
                                                   Unexercised                                    In-The-Money
                                                     Options                                         Options
         Name                                 At Fiscal Year-End(#)                           At Fiscal Year-End($)
         (A)                                Exercisable/Unexercisable                       Exercisable/Unexercisable
Ruedi G. Laupper                                   12,000/0(3)                                       $1.79/0
Josef Laupper(4)                                       0/0                                             0/0
Ueli Laupper(4)                                        0/0                                             0/0
Herbert Laubscher(4)                                   0/0                                             0/0
Ulrich R. Ernst(4)(5)                                  0/0                                             0/0

(1) No options were exercised by a Named Executive Officer during the fiscal year ended June 30, 1997 and 1998.
(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.
(3) Includes 12,000 options which are owned indirectly by Mr. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by Mr. Laupper.
(4)      These individuals own no stock options of the Registrant.
(5) Mr. Ernst was Chairman of the Board of Directors from May 1995 until March 18, 1997.

Stock Option Plans

         On January 30, 1996, the Board of Directors adopted the Company's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"). Substantially all of the options under such 1996 Plan have been granted. Consequently, the Board of Directors and the Registrant's stockholders approved the Swissray International, Inc. 1997 Stock Option Plan (the "Stock Option Plans").

         The purpose of the Stock Option Plans is to provide directors, officers and employees of, and consultants to the Company and its subsidiaries with additional incentives by increasing their ownership interests in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Stock Option Plans. Options may also be granted to directors who are not employed by the Company and consultants providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or a consultant to the Company and its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or consultant status. Awards of options to purchase Common Stock may include incentive stock options under Section 422 of the Internal Revenue Code ("ISOs") and/or non-qualified stock options ("NQSOs"). Grantees who are not employees of the Company or a subsidiary shall only receive NQSOs.

         The maximum number of options that may be granted under this Plan shall be options to purchase 200,000 shares of Common Stock. As of March 31, 1999, none of such options have been granted.

         The Compensation Committee will administer the Stock Option Plans. The Compensation Committee generally will have discretion to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule, the post-termination exercise period, and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any calendar year may not exceed 200,000; (ii) the term of any option may not exceed 10 years (unless granted as an ISO to an individual or entity who possesses more than 10% of the voting power of the Company, which term may not exceed five years); (iii) an option will terminate as follows: (a) if such termination is on account of permanent and total disability (as determined by the Compensation Committee), such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate six months thereafter; (c) if such termination is for cause (as determined by the Compensation Committee), such options shall terminate immediately; (d) if such termination is for any other reason, such options shall terminate three months thereafter; and (iv) the exercise price of each share subject to an ISO shall be not less than 100%, or, in the case of an ISO granted to an individual described in Section 422(b)(6) of the Code, 110% of the fair market value (determined in accordance with Section 422 of the Code) of a share of the Stock on the date such option is granted. Unless otherwise determined by the Compensation Committee, (i) the exercise price per share of Common Stock subject to an option shall be equal to the fair market value of the Common Stock on the date such option is granted; (ii) all outstanding options become exercisable immediately prior to a "change in control" of the Company (as defined in the Stock Option Plans) and (iii) each option shall become exercisable in three equal installments on each of the first, second and third anniversary of the date such option is granted.

         The Stock Option Plans may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Stock Option Plans or broaden eligibility. The Stock Option Plans will remain in effect until terminated by the Board of Directors. No ISO may be granted more than ten years after such date.

         The Registrant currently has outstanding non-statutory stock options to purchase an aggregate of 145,500 shares of Common Stock. See "Management -- Compensation of Directors and Executive Officers" and Note 16 to the Consolidated Financial Statements June 30, 1998, 1997 and 1996.

Retirement and Long-Term Incentive Plans

         The Swiss and German Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1998 and 1997, were $347,854 and $274,009, respectively.

Director Compensation

         Directors of the Registrant receive $10,000 annually for serving as directors except for Josef Laupper, who receives $12,000 and Ruedi Laupper, the Chairman of the Board of Directors, who receives $15,000. Ruedi Laupper also received options to acquire 12,000 shares of the Registrant's Common Stock on June 13, 1997 in accordance with applicable provisions of the Company's 1996 Non-Statutory Stock Option Plan. The exercise price for such options is $7.30 per share. The options were fully vested on the date of grant.

Compensation Committee Interlocks and Insider Participation

         The Registrant had no Compensation Committee during the last completed fiscal year. The Registrant's executive compensation was supervised by all members of the Registrant's Board of Directors and the following directors were concurrently officers of the Registrant in the following capacities: Ruedi G. Laupper (Chairman of the Board of Directors, President and Chief Executive Officer); Josef Laupper (Secretary and Treasurer), Ueli Laupper (Vice President International Sales) and Ulrich R. Ernst (Chairman of the Board of Directors from May 1995 until March 18, 1997). No executive officer of the Registrant served as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Registrant's Board of Directors.

         While the Company did not issue any shares of its Common Stock to any of its officers during fiscal year ended June 30, 1998 it did issue 48,259 shares of Common Stock to a company controlled by Ruedi G. Laupper pursuant to an agreement between Ruedi G. Laupper and the Company, dated as of June 30, 1997, in consideration of Mr. Laupper's agreement to the temporary cancellation of 160,863 shares of Common Stock held by Ruedi G. Laupper or companies controlled by him to enable the Company to maintain a sufficient number of shares of Common stock to meet certain obligations of the Company to issue Common Stock and to permit certain financings prior to the increase of the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.

PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 1999 (except where otherwise noted) with respect to (a) each person known by the Registrant to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director of the Registrant, (c) the Registrant's executive officers and (d) all officers and directors of the Registrant as a group (except as indicated in the footnotes to the table, all of such shares of Common Stock are owned with sole voting and investment power):

                                               No. Of Shares    Percentage of
                                               Beneficially    Shs. Benficially
Name and Address of Beneficial Owner (1)       Owned (2)          Owned (2)
----------------------------------------     --------------     -------------

Ruedi G. Laupper (3)                           410,259             3.50%
Josef Laupper (4)                               50,000             0.43%

Erwin Zimmerli (5)                              5,000               *
Ueli Laupper                                    ---                 *

Dov Maor                                        ---                 *
Michael Laupper                                 ---                 *
Thomson Kernaghan & Co. Ltd.                    463,854            3.96%
Atlantis Capital Fund, Ltd.                     571,712            4.88%
Dominion Capital Fund, Ltd.                     394,587(6)         3.37%
Sovereign Partners LP                           538,195(7)         4.60%
Canadian Advantage Limited Partnership          530,321(8)         4.53%
Liviakis Financial Communications, Inc.       3,000,000           25.61%
Rolcan Finance Ltd.                             800,000            6.83%

All directors and officers as
 a group (six persons)                          465,259            3.97%
---------------

o Represents less than 1% of the 11,712,379 shares outstanding as of March 31, 1999.

(1) Unless otherwise indicated, the address for each named individual is in care of SWISSRAY International, Inc., 200 East 32nd Street, Suite 34B, New York, New York 10016.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(3) Includes (i) 30,000 shares owned indirectly by Ruedi G. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by him; (ii) 368,259 shares owned indirectly by Ruedi G. Laupper through Tomlinson Holding Inc., a corporation which is wholly owned by him and (iii) 12,000 shares which may be acquired upon exercise of immediately exercisable options, which options are owned indirectly by Ruedi G. Laupper through SR Medical Equipment Ltd., a corporation which is wholly owned by him.

(4) Includes 50,000 shares owned indirectly by Josef Laupper through Lairy Investment Inc., a corporation in which he is a majority shareholder.

(5) Includes 5,000 shares which may be acquired upon exercise of immediately exercisable options.

         As of the March 31, 1999, an aggregate principal outstanding balance (exclusive of interest) for those Convertible Debentures referred to below amounts to $11,976,149. None of these convertible debentures are owned by officers and/or directors of the Company.

(6) Does not include up to 3,067,151 shares which normally could be issued, at any time, upon conversion of previously issued convertible debentures (the "Convertible Debentures") assuming conversion based on 80% of the last reported sales price on March 31, 1999.

         This number of shares, if issued, would require disclosure of beneficial ownership of in excess of 5%. However, pursuant to terms of Convertible Debentures, the holders thereof may not beneficially own more than 4.9% of outstanding Company shares (other than as a result of mandatory conversion provisions).

(7) Does not include up to 3,356,431 shares which normally could be issued, at any time, upon conversion of previously issued convertible debentures (the "Convertible Debentures") assuming conversion based on 80% of the last reported sales price on March 31, 1999. This number of shares, if issued, would require disclosure of beneficial ownership of in excess of 5%. However, pursuant to terms of Convertible Debentures, the holders thereof may not beneficially own more than 4.9% of outstanding Company shares (other than as a result of mandatory conversion provisions).

(8)      Does not include up to 359,606 shares which normally could be issued,
         at any time,  upon  conversion  of  previously  issued   convertible
         debentures (the "Convertible Debentures") assuming conversion based on 80% of the last reported sales price on March 31, 1999. This number of shares, if issued, would require disclosure of beneficial ownership of in excess of 5%. However, pursuant to terms of Convertible Debentures, the holders thereof may not beneficially own more than 4.9% of outstanding Company shares (other than as a result of mandatory conversion provisions).

         In addition, the only record holder known by the Company to hold more than five percent of the Company's Common Stock is Cede & Co., P.O. Box 20, Bowling Green Station New York, New York 10004. As of March 31, 1999 Cede & Co. held a total of 4,407,633 shares of the Company's Common Stock, which represented approximately 38% of the total number of shares outstanding. Cede & Co. is a nominee of the Depository Trust Company, which holds such shares of record on behalf of various of its customers. The names of all of the beneficial owners of the shares held by those stockholders are unknown to Management.

CERTAIN TRANSACTIONS

         Reference is herewith made to Compensation Committee Interlock, second paragraph regarding 48,259 shares of Company common stock issued to its President.

         The Company made unsecured advances to its former Chairman of the Board of Directors (a principal stockholder) during the fiscal year ended June 30, 1997 requiring interest at 6% per annum. The balance at June 30, 1997 was $69,587. Interest charged to the stockholder for the fiscal year ended June 30, 1997 was $3,460. Such indebtedness was repaid in full in July 1997. See Note 12 to the Consolidated Financial Statements June 30, 1998, 1997 and 1996.

SELLING HOLDERS AND PLAN OF DISTRIBUTION

         The Securities offered hereby may be sold from time to time to purchasers directly by the Selling Holders (which term includes their transferees, pledgees, donees or their successors). Any such transferee, pledgee, donee or their successors may not offer the Securities pursuant to this Prospectus until such holder is included as a Selling Holder in a supplement to this Prospectus. The Securities consist of shares of Common Stock which are issuable to Selling Holders upon conversion of the Convertible Debentures.

The Registrant has agreed to register the public offering of the Securities by the Selling Holders under the Securities Act. The Registrant will not receive any of the proceeds from the sale of the shares by the Selling Holders.

         The following table sets forth as of March 31, 1999, certain information with respect to the Selling Holders, (who participated in financings from June 1998 to March 26, 1999) including the number of shares that may be offered by them. The number of shares which may actually be sold by the Selling Holders will be determined from time to time by them and will depend upon a number of factors, including, with respect to the shares underlying the Convertible Debentures, the price of the Registrant's Common Stock from time to time. Because the Selling Holders may offer all or none of the Securities that they hold and because the offering contemplated by the Prospectus is not being underwritten, no estimate can be given as to the number of Securities that will be held by the Selling Holders upon termination of such offering. None of the Selling Holders have had any material relationship with the Registrant other than as purchasers of Convertible Debentures.

Name of Selling Holder(3)                  Shares(1)             % of Class(2)

Dominion Capital Fund Ltd.               3,757,293(4)                    16.97%
Sovereign Partners Ltd. Partnership      4,448,101(4)                    20.09%
Canadian Advantage Ltd. Partnership        761,886                        3.44%
Atlantis Capital Fund, Ltd.                521,350                        2.35%
Dominion Investment Fund LLC               564,307(4)                     2.55%
Aberdeen Avenue, LLC                       379,566(4)                     1.71%


(1) Assumes conversion of the Convertible Debentures held by such Selling Holders based on the reported closing prices on the Electronic Over-the-Counter Bulletin Board on April 13, 1999 at an 18% to 20% discount (as required) and including additional shares which may be issued for interest earned through mandatory conversion datee.

(2) Based upon an aggregate of 22,144,882 shares arrived at by adding the aggregate of those shares indicated in column designated "Shares" to those shares issued and outstanding as of March 31, 1999.

(3) The names of those person(s) who have voting control over each of these entities is as follows: (i) Dominion Capital Fund, Ltd. and Dominion Investment Fund, LLC - Livingstone Asset Management Ltd., Navigator Management Ltd. (President) and D. Sims (director of Navigator)-British Virgin Islands, (ii) Sovereign Partners Limited Partnership-Southridge Capital Management LLC, G. P., S. Hicks (President) - Connecticut (iii) Atlantis Capital Fund, Ltd.-Harbourcrest Asset Management Ltd., B. Herman (President and director) - Bahamas, (iv) Canadian Advantage Limited Partnership - Ian McKinnon, General Partner and (v) Aberdeen Avenue, LLC-Minglewood Capital LLC., CTC Corporation Ltd., M. Francombe (director of CTC).

(4) Number of shares indicated includes those shares as may be issued to Selling Holder assuming Company does not pay promissory notes by their respective due dates thereby causing contingent convertible debentures and underlying documents to go into effect. Such included shares are as follows: Dominion Capital Fund, Ltd. - 372,665 shares, Sovereign Partners LP - 755,681 shares, Dominion Investment Fund, LLC - 383,016 shares and Aberdeen Avenue, LLC - 379,566 shares.

         Reference is herewith made to prior Registration Statement on Form S-1 as declared effective May 12, 1998 (Registration No. 333-50069) and in particular the section therein entitled "Selling Holders and Plan of Distribution". In that regard, and as heretofore indicated, and in accordance with Rule 429 under the Securities Act of 1933, an aggregate of an additional 1,967,900 shares of Common Stock are being registered hereunder for issuance against unconverted balance of aggregate principal amount of $5,500,000 in Convertible Debentures issued in March 1998.

         The Selling Holders of the Securities identified above may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, all or a portion of the Convertible Debentures or Securities since the date on which the information in the preceding table is presented. Information concerning the Selling Holders may change from time to time and any such changed information will be set forth in supplements to this Prospectus if and when necessary.

         The sale of the Securities by the Selling Holders may be affected from time to time in transactions on the Electronic Over-the-Counter Bulletin Board in negotiated transactions, or through a combination of such methods of sale (a) at fixed prices, which may be changed, (b) at market prices prevailing at the time of sale, (c) at prices related to such prevailing market prices or (d) at negotiated prices. The Selling Holders may effect such transactions by selling the Securities directly to purchasers or to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Holders and/or the purchasers of the Securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Holders and any broker-dealers who act in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offering of the Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the aggregate amount and type of Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with. The Registrant has not taken any action to register or qualify the Securities for offer and sale under the securities or "blue sky" laws of any state of the United States. However, pursuant to the Registration Rights Agreements among the Registrant and the Selling Holders (the "Registration Rights Agreements"), the Registrant will use reasonable efforts to (i) register and qualify the Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders who hold a majority in interest of the Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the earliest (the "Registration Period") of (A) the date that is two years after the Closing Date, (B) the date when the Selling Holders may sell all Securities under Rule 144 or (C) the date the Selling Holders no longer own any of the Securities, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Securities for sale in such jurisdictions; provided, however, that the Registrant shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or
(E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Registrant determines to be contrary to the best interests of the Company and its stockholders. Unless and until such times as offers and sales of the Securities by Selling Holders are registered or qualified under applicable state securities or "blue sky" laws, or are otherwise entitled to an exemption therefrom, initial resales by Selling Holders will be materially restricted. Selling Holders are advised to consult with their respective legal counsel prior to offering or selling any of their Securities.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Holders. The foregoing may affect the marketability of the Securities.

         Pursuant to the Registration Rights Agreements between the Registrant and each of the Selling Holders all expenses of the registration of the Securities will be paid by the Registrant, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Registrant against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith.

DESCRIPTION OF CAPITAL STOCK

         The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Registrant's Certificate of Incorporation, as amended and By-Laws, copies of which are incorporated by reference as exhibits to this Registration Statement.

Common Stock

         On December 26, 1997 an amendment to the Certificate of Incorporation with respect to an increase of the number of shares of Common Stock the Registrant is authorized to issue from 30,000,000 to 50,000,000 was filed with the Department of State of the State of New York. Accordingly, the Registrant is authorized to issue up to 50,000,000 shares of Common Stock, par value $.01 per share. The amount of shares of Common Stock of the Registrant issued and outstanding at the close of business on March 31, 1999 was 11,712,379 . In addition, the Registrant currently has reserved 1,967,900 shares for issuance pursuant to outstanding convertible debentures referred to under Registration No. 333-50069 and an additional aggregate of 10,617,580 shares which are part of this Registration Statement and are referred to in footnote 1 to the "Calculation of Registration Fee". The Company has also reserved (i) 145,500 shares of Common Stock which may be issued upon the exercise of outstanding options under the Registrant's 1996 Non-Statutory Stock Option Plan (the "1996 Plan"), (ii) 15,500 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1996 Plan and (iii) 200,000 shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 1997 Non-Statutory Stock Option Plan (the "1997 Plan").

         All of the issued and outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so and, in such event, the holders of the remaining shares so voting will not be able to elect any directors. There is no classification of the Board of Directors. The payment by the Registrant of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Registrant's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Registrant has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The holders of the Common Stock have no preemptive or conversion rights, and there are no redemption or sinking fund rights with respect to the Common Stock. See "Market Prices and Dividend Policy."

 Promissory Note

         On or about April 28, 1997 an otherwise unaffiliated lender, Trianon Opus One Inc. ("Trianon"), loaned the Company the sum of $2,000,000 bearing interest at the rate of 6% per annum in accordance with the terms and conditions of a certain convertible promissory note due April 28, 1998. In accordance with the terms of such note both principal and interest were convertible into shares of Company Common Stock one year from the date of the note at the higher of 80% of bid price or $2.50 per share on the date of conversion. The note also provided for certain "piggy-back" registration rights and, accordingly, the 85,077 restrictive shares of Company Common Stock issued upon conversion in accordance with the terms of the note are herewith being registered hereunder.

Contingently Convertible Promissory Notes - December 1998

         The Registrant received gross proceeds of $1,080,000 in December 1998 pursuant to promissory notes bearing interest at the rate of 8% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The notes are secured by a second mortgage on land and building as well as certain Company inventory. In the event that the promissory notes are not paid by their due date then the terms of a Contingent Subscription Agreement, Debenture and Registration Rights Agreement shall apply. In that respect the convertible debentures are to bear interest at the rate of 5% per annum (payable in stock or cash at the Company's option) and are convertible, at any time at the lesser of (a) 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or (b) $1.00 per share. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any.

         The Company is also required to register those shares of common stock underlying the convertible debentures. Accordingly, 745,330 shares are being registered pursuant to the terms of such agreements, notwithstanding the fact that the current due date on the promissory note is May 13, 1999 and the contingent convertible debenture terms are not in effect (but will be in effect as of May 13, 1999). In the event that the promissory notes are paid off prior to its due date those shares registered hereunder regarding the contingent convertible debenture shall be deregistered by post effective amendment or otherwise.

Contingently Convertible Promissory Notes- March 1999

         On March 2, 1999, the Company entered into a second promissory note (contingent convertible debenture financing) with the same lenders as the December 1998 transaction described directly above with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000, (b) the initial due date of such notes are May 31, 1999, (c) the potential 60 day extension date on such promissory notes is July 30, 1999, (d) the conversion price is 80% of the 10 day average closing bid price for the 10 consecutive trading days preceding conversion date and (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described above (under "Contingently Convertible Promissory Notes - December 1998") in all material respects. The number of shares being registered for this transaction amounts to 766,032 shares and to the extent not issued will be properly deregistered.

         On March 26, 1999 the Company entered into a third promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, (b) gross proceeds amounted to $550,000, (c) the initial due date of such note is June 25, 1999,
(d) the potential 60 day extension date on such promissory note is August 24, 1999, (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,500 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The number of shares being registered for this transaction amounts to 379,566 shares and to the extent not issued will be properly deregistered.

Registration Rights

         The Convertible Debentures

         The Registrant issued $12,253,849 aggregate principal amount of Convertible Debentures from June of 1998 to March 1999 (as well as becoming obligated under the three contingent convertible promissory notes referred to above). One Hundred percent of the face amount of such Convertible Debentures is convertible into shares of Common Stock of the Registrant at the earlier of the effective date of a Registration Statement covering the underlying shares of Common Stock or within 90 to 120 days from closing dependent upon the specific convertible debenture at a conversion price equal to 18% to 20% except for one instance where the discount from market was 25% on a $145,969 debenture (since entirely converted into shares of Company common stock) of the average closing bid price for the five to ten trading days preceding the date of conversion (dependent upon the particular debenture). Any Convertible Debentures not so converted are subject to mandatory conversion by the Registrant on the 24th monthly anniversary of the date of issuance of the Convertible Debentures.

Other than on the date of such mandatory conversion provision, the Selling Holder shall not be entitled to convert any amount of Convertible Debentures in excess of that amount upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Selling Holder and its affiliates (other than the unconverted Convertible Debentures) and (ii) the number of shares of Common Stock issuable upon conversion of the Convertible Debentures would result in beneficial ownership by the Selling Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Registrant.

         Reference is herewith made to chart appearing on page 56 regarding specific percentages as same relate to debenture conversion price and percent of beneficial ownership that Selling Shareholders may have at any one time.

         If at any time the number of shares of Common Stock into which the Convertible Debentures may be converted exceeds the aggregate number of shares of Common Stock then registered, the Registrant shall, within ten (10) business days after receipt of written notice from any investor, either (i) amend the registration statement filed by the Registrant, if such registration statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture may be converted, or (ii) if such registration statement has been declared effective by the Securities and Exchange Commission (the "SEC") at that time, file with the SEC an additional registration statement on Form S-1 to register the shares of Common Stock into which the Convertible Debentures may be converted that exceed the aggregate number of shares of Common Stock already registered.

         Pursuant to the Registration Rights Agreements between the Registrant and the Selling Holders, the Registrant is required to file with the SEC, within a set time frame, a Registration Statement(s) covering a sufficient number of shares of Common Stock for the Selling Holders into which the Convertible Debentures would be convertible. Consequently, the Registrant is filing with the Commission this Registration Statement on Form S-1 (the "Registration Statement"), of which this prospectus is a part, to cover the sale of the Common Stock issuable to the Selling Holders upon conversion of the Convertible Debentures. The Registration Rights Agreements provide that the Registrant shall keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Closing Date,
(ii) the date when the Investors may sell all Securities under Rule 144 or (iii) the date the Investors no longer own any of the Securities.

         If the Registration Statement covering the Securities required to be filed by the Registrant pursuant to the Registration Rights Agreements is not filed by the agreed to date or if such Registration Statement is not declared effective within 90 to 120 days of the closing date (dependent upon applicable Registration Rights Agreement) (the "Initial Date"), the Registrant shall make payments to the Selling Holders in such amounts and at such times as shall be determined pursuant to the Registration Rights Agreements. In the event a timely filing is not made, the Registrant shall pay the Selling Holder 2% of the face amount of the Convertible Debenture for each 30 day period, or portion thereof after 30 days following the Closing Date that the Registration Statement is not filed. The amount to be paid by the Registrant to the Selling Holders in the event the Registration Statement is not declared effective within the agreed to number of days subsequent to closing date shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) of the purchase price paid by the Selling Holders for the Convertible Debentures pursuant to the Registration Rights Agreements for the period from the Initial Date to the first Computation Date, and two percent (2%) of the purchase price for each Computation Date thereafter, to the date the Registration Statement is declared effective by the SEC (the "Periodic Amount"). The full Periodic Amount shall be paid by the Registrant in immediately available funds within five business days after each Computation Date.

Notwithstanding the foregoing, the amounts payable by the Registrant pursuant to the Registration Rights Agreements shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Selling Holders or their respective counsel.

         "Computation Date" means the date which is the earlier of (i) 35 days after the Registrant is notified by the SEC that the Registration Statement may be declared effective or (ii) one hundred twenty (120) days after the Closing Date and, if the Registration Statement required to be filed by the Registrant pursuant to the Registration Rights Agreements has not therefore been declared effective by the SEC, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so declared effective.

         The number of shares of Common Stock issuable upon conversion of the Convertible Debentures depends on several factors, including the conversion ratio and the date on which such shares are converted. As of April 13, 1999 if all of the Convertible Debentures (issued from March 1998 to March 1999, as indicated in aforesaid chart) were converted based on a 18% to 20% discount to the reported closing price on the Electronic Over-the-Counter Bulletin Board on April 13, 1999, the Registrant would be required to issue 12,585,480 shares of Common Stock (exclusive of shares which may be issued in exchange for interest earned from the date of closing through date of conversion).

         Except for the total number of shares to which this Prospectus relates as set forth above, references in this Prospectus to the "number of Shares covered by this Prospectus," or similar statements, and information in this Prospectus regarding the number of Securities issuable to or held by the Selling Holders and percentage information relating to the Securities of the outstanding capital stock of the Registrant, are based, with respect to the Convertible Debentures. See "Selling Holders and Plan of Distribution" and "Description of Capital Stock."

         The Securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of the Securities by the Selling Holders. The Common Stock of the Registrant is quoted on the NASDAQ SmallCap Market ("NASDAQ") under the symbol "SRMI". The Securities offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On April 13, 1999, the last reported sale price of the Common Stock on Electronic Over-the-Counter Bulletin Board was $2.125 per share. This Prospectus may be used by the Selling Holders or any broker-dealer who may participate in sales of the Securities covered hereby.

Common Stock Reserved

         The Registrant is required to reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding Convertible Debentures and exercise of options. While the Registrant currently has a sufficient number of authorized but unissued shares for such purposes in the event of any further significant decrease in the bid price of the Company's common stock additional authorized shares may be necessary in order to meet its contractual commitments regarding conversion especially in view of the fact that none of the Subscription Agreements or convertible debentures contain any "floor", i.e., a bid price beneath which Debenture Holder may not convert. In the event that additional authorized shares are necessary but not readily available, the Company intends to take such steps as are necessary in order to hold a Special Meeting of Stockholders for the purpose of amending its Certificate of Incorporation so as to increase its authorized shares.

Registrar and Transfer Agent

         The registrar and transfer agent for the Registrant's Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

LEGAL MATTERS

The validity of the Securities will be passed upon for the Registrant by Gary B. Wolff, P.C., counsel to the Company.

INDEPENDENT AUDITORS

         The consolidated financial statements of the Registrant and its subsidiaires for the year ended June 30, 1998 included herein have been included in reliance upon the report of Feldman Sherb Ehrlich & Co., P.C., independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of the Registrant and its subsidiaries for the two years ended June 30, 1997 and 1996 included herein have been included in reliance upon the report of Bederson & Company LLP, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         As set forth in the report of Bederson & Company LLP, the financial statements of one of the Registrant's subsidiaries for the year ended June 30, 1997 were audited by other auditors whose report was furnished to Bederson & Company LLP. The opinion of Bederson & Company LLP set forth in such report, insofar as it relates to amounts included for that subsidiary, is based solely on the report of the other auditors.

         INDEX TO FINANCIAL STATEMENTS

                                                                        Page

Audited Financial Statements for Fiscal Years Ended
         June 30, 1998, 1997 and 1996:

Independent Auditor's Report                                            F-1-3

Consolidated Balance Sheets at June 30, 1998 and 1997                   F-4-5

Consolidated Statements of Operations for the years ended
         June 30, 1998, 1997 and 1996                                   F-6

Consolidated Statements of Cash flows for the years ended
         June 30, 1998, 1997 and 1996                                   F-7-8

Consolidated Statements of Stockholders Equity for the years            F-11-12
         ended June 30, 1998, 1997 and 1996

Notes to Consolidated Financial Statements                              F-13-34

Unaudited Financial Statements for the Six Months Ended
         December 31, 1998 and 1997:

Consolidated Balance Sheets at December 31, 1998
         and June 30, 1998                                              F-35

Consolidated Statements of Operations for the six months
         ended December 31, 1998 and 1997                               F-36

Consolidated Statements of Cash Flows for the six months
         ended December 31, 1998 and 1997                               F-37

Notes to Consolidated Financial Statements at December 31, 1998         F-38

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Swissray International, Inc.
New York, New York

We have audited the accompanying consolidated balance sheet of Swissray International, Inc. and subsidiaries as of June 30, 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc. and subsidiaries as of June 30, 1998, and the results of its operations, changes in stockholders' equity and cash flows for the year then ended in conformity with generally accepted accounting principles.




                                          /s/ Feldman Sherb Ehrlich & Co., P.C.
                                              Feldman Sherb Ehrlich & Co., P.C.
                                              Certified Public Accountants

New York, New York
November 20, 1998

                    [LETTERHEAD OF BEDERSON & COMPANY LLP]

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Swissray International, Inc.
New York, New York


We have audited the accompanying consolidated balance sheets of Swissray International, Inc., and its subsidiaries, as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Swissray (Deutschland) Rontgentechnik GmbH, a wholly-owned subsidiary, which statements reflect total assets of $437,021 as of June 30, 1997 and total revenues of $1,255,140 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for Swissray (Deutschland) Rontgentechnick GmbH, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Swissray International, Inc., and its subsidiaries, at June 30, 1997 and 1996 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                          /s/ BEDERSON & COMPANY LLP
                                          ---------------------------
                                              Bederson & Company LLP


West Orange, New Jersey
September 16, 1997
Except for Notes 17, 20 and 22, as of March 6, 1998, and Note 1, 16, 23, 25, 26,
 27, 29 30, 31 and 32, as of November 16, 1998

Member  of  TAG  International   with  offices  in  principal  cities  worldwide
Affiliated with the American Institute of CPAs Division for Firms

                           INDEPENDENT AUDITORS' REPORT


Board of Directors of
Swissray (Duetschland) Rontegentechnik Gmbh
Wiesbaden, Germany

     We have audited the balance sheet of Swissray (Duetschland) Rontegentechnik Gmbh as of June 30, 1997 and the related statements of income and stockholder's equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

         We conducted our audit in accordance to all laws governed by German regulations and with generally accepted auditing standards promulgated by the American Institute of Certified public accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swissray (Duetschland) Rontegentechnik Gmbh as of June 30, 1997 and the results of its operations for the year then ended.


                                                  /s/ Theo Lepper
                                                  Theo Lepper
                                                  Certified Public Accountant

Wiesbaden, Germany
August 8, 1997

                           SWISSRAY INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEET
                             JUNE 30, 1998 and 1997
                                     ASSETS

                                                                         ------------------------------
                                                                              1998              1997
                                                                         ------------------------------
                                                                                             (Restated)
CURRENT ASSETS
Cash and cash equivalents                                                 $ 1,281,552       $ 3,091,307
Accounts receivable, net of allowance for doubtful
accounts of $ 32,356 and $ 148,390                                          2,584,651         5,154,794
Inventories                                                                 7,701,145         3,911,107
Prepaid expenses and sundry receivables                                     1,501,909         1,936,138
                                                                         ------------------------------
TOTAL CURRENT ASSETS                                                       13,069,257        14,093,346
                                                                         ------------------------------
PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation
of $ 581,077 and $ 320,110                                                  6,010,378         4,336,617
                                                                         ------------------------------

OTHER ASSETS
Due from stockholders                                                              --            69,587
Loan receivable                                                                20,005            17,396
Accounts receivable - long-term, net of allowance of $ 891,409
and $ 814,178 for doubtful account                                                 --           240,912
Licensing agreement, net of accumulated amortization of                     3,600,766         4,097,424
$ 1,365,809 and $ 869,151
Patents and trademarks, net of accumulated amortization of                    230,614           206,003
$ 82,716 and $ 54,941
Software development costs, net of accumulated amortization of                455,318           317,524
$ 121,892 and $ 34,512
Organization cost, net of accumulated amortization of                              --             5,921
$ 8,385 and $ 2,464
Security deposits                                                              38,280            43,728
Note receivable - long-term, net of allowance of $ 30,733 and $ -0-           513,643           513,643
Goodwill, net of accumulated amortization of $ 136,939 and $ 9,023          1,796,336
410,814
Debt issance costs on convertible debentures, net of accumulated
amortization of $ 60,000 and $ 200,566                                        180,000           435,319
                                                                         ------------------------------

TOTAL OTHER ASSETS                                                          6,834,962         6,358,271
                                                                         ------------------------------
TOTAL ASSETS                                                              $25,914,597       $24,788,234
                                                                         ==============================

                                       F-4
    The accompanying notes are an integral part of these financial statements

                            SWISSRAY INTERNATIONAL
                    CONSOLIDATED BALANCE SHEET (Continued)
                            JUNE 30, 1998 and 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt             $    233,746        $    243,135
Notes payable - banks                               3,551,091           3,834,706
Loan payable                                          125,029             133,008
Accounts payable                                    5,030,449           5,336,749
Accrued expenses                                    2,365,450           1,401,938
Restructuring                                         500,000                  --
Customer deposits                                     176,583             170,436
Due to stockholders and officers                        2,206             139,826
                                                 ---------------------------------
TOTAL CURRENT LIABILITIES                          11,984,554          11,259,798
                                                 ---------------------------------

CONVERTIBLE DEBENTURES                              7,645,969           6,000,000
Conversion Benefit                                   (315,327)           (689,441)
                                                 ---------------------------------
Net Convertible Debentures                          7,330,642           5,310,559
                                                 ---------------------------------

LONG-TERM DEBT, less current maturities               440,674             524,689
COMMON STOCK SUBJECT TO PUT                         1,819,985             320,000

STOCKHOLDERS' EQUITY
Common stock                                           41,426              19,694
Additional paid-in capital                         58,074,793          35,957,659
Common stock to be issued to officer
  (48,259 shares in 1997)                                  --           1,122,973
Accumulated deficit                               (50,481,713)        (27,978,604)
Accumulated other comprehensive loss               (1,475,779)         (1,428,534)
Common stock subject to put                        (1,819,985)           (320,000)
                                                 ---------------------------------
TOTAL STOCKHOLDERS' EQUITY                          4,338,742           7,373,188
                                                 ---------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 25,914,597        $ 24,788,234
                                                 =================================

                                       F-5
    The accompanying notes are an integral part of these financial statements

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    YEARS ENDED JUNE 30, 1998, 1997 and 1996

                                          ----------------------------------------------------
                                               1998                1997                1996
                                                                 (Restated)         (Restated)
                                          ----------------------------------------------------
NET SALES                                 $ 22,892,978        $ 13,151,701        $ 10,899,222
COST OF SALES                               18,081,786           8,445,414           5,793,306
                                          ----------------------------------------------------
GROSS PROFIT                                 4,811,192           4,706,287           5,105,916
                                          ----------------------------------------------------

OPERATING EXPENSES
Officers and directors compensation            569,816           1,816,879             612,776
Salaries                                     4,168,540           2,059,396           1,829,535
Selling                                      3,740,391           1,873,389           1,140,604
Research and development                     3,542,149           5,786,158           1,731,502
General and administrative                   2,612,262           2,879,257           7,535,759
Restructuring cost                             500,000                  --                  --
Other operating expenses                     1,735,877           1,645,800           1,098,346
Bad debts                                      133,196             619,160             491,487
Depreciation and amortization                1,745,498             770,294             526,138
                                          ----------------------------------------------------
TOTAL OPERATING EXPENSES                    18,747,729          17,450,333          14,966,147
                                          ----------------------------------------------------

LOSS BEFORE OTHER INCOME (EXPENSES)
  AND INCOME TAXES                         (13,936,537)        (12,744,046)         (9,860,231)

Other income (expenses)                       (281,227)            318,763           1,003,933
Interest expense                            (8,590,268)           (762,168)           (193,930)
                                          ----------------------------------------------------
OTHER INCOME (EXPENSES)                     (8,871,495)           (443,405)            810,003
                                          ----------------------------------------------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS                      (22,808,032)        (13,187,451)         (9,050,228)

INCOME TAX PROVISION (BENEFIT)                      --             110,223            (364,648)
                                          ----------------------------------------------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEMS               (22,808,032)        (13,297,674)         (8,685,580)

Extraordinary income (expenses) net of
 taxes                                         304,923            (387,514)            419,500
                                          ----------------------------------------------------
NET LOSS                                  $(22,503,109)       $(13,685,188)       $ (8,266,080)

                                          ====================================================


LOSS PER COMMON SHARE BASIC
Loss from continuing operations                  (8.48)              (8.41)              (6.69)
Extraordinary items                               0.11               (0.24)               0.32
                                          ----------------------------------------------------
NET LOSS                                         (8.37)              (8.65)              (6.37)

                                          ====================================================
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                           2,690,695           1,581,757           1,297,475
                                          ============           =========           =========


                                       F-6
    The accompanying notes are an integral part of these financial statements

                           SWISSRAY INTERNATIONAL INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                                                    ----------------------------------------------------
                                                                        1998                1997                1996
                                                                    ----------------------------------------------------
                                                                                         (Restated)           (Restated)
CASH FLOWS FROM OPERATING ACTIVITES
Net loss                                                            $(22,503,109)       $(13,685,188)       $ (8,266,080)
Adjustment to reconcile net loss to net
        cash used by operating activities
        Depreciation and amortization                                  1,874,206             770,294             526,138
        Provision for bad debts                                          (38,803)            552,725             336,706
        Write-off of affiliate receivable                                     --             166,384                  --
        Interest expense on Debt issuance cost and
          conversion benefit                                           7,905,225             511,125                  --
        Operating expenses through issuance of stock
         options and common stock to be issued                           449,376           2,442,385           6,374,468
        Early extinguishment of  Debt (gain)                            (304,923)                 --                  --
        Gain on Sale of marketable securities                                 --                  --            (762,500)

        (Increase) decrease in operating assets:
        Accounts receivable                                            2,887,427          (1,857,662)         (1,870,866)
        Accounts receivable - affiliates                                      --              31,533             (31,533)
        Accounts receivable - long-term                                  163,680             283,603              22,138
        Inventories                                                   (3,790,038)           (998,271)         (1,420,393)
        Prepaid expenses and sundry receivables                          434,229            (860,457)           (976,664)
        Increase (decrease) in operating liabilities:
        Accounts payable                                                (306,300)          1,601,074           1,514,465
        Accounts payable-affiliates                                           --              (1,541)              1,541
        Accrued expenses                                               1,463,512             266,245             855,041
        Customers deposits                                                 6,147              92,763              38,874
                                                                    ----------------------------------------------------
NET CASH USED BY OPERATING ACTIVITIES                                (11,759,371)        (10,684,988)         (3,658,665)
                                                                    ----------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES
        Acquisition of property and equipment                         (2,849,205)         (3,431,375)           (932,066)
        Capitalized Computer Software                                   (225,174)           (352,036)                 --
        Purchase of marketable securities                                     --                  --            (200,000)
        Patents and trademarks                                           (52,386)            (12,925)            (45,309)
        Goodwill                                                        (802,107)           (299,837)                 --
        Organization costs                                                    --                  --              (8,385)
        Asset Purchase net of cash received                             (591,108)                 --                  --
        Collection of note receivable                                         --             448,857                  --
        Security deposits                                                  5,448             (23,776)            (19,952)
        (Repayment of) loan receivable                                    (2,608)              2,896                  --
        Repayments from (advances to) affiliates                              --                  --              34,592
                                                                    ----------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                 (4,517,140)         (3,668,196)         (1,171,120)

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from short-term borrowings                           10,342,060           9,198,821           2,069,828
        Proceeds from long-term borrowings                                    --             248,987                  --
        Principal payment of short-term borrowings                    (3,852,075)         (2,093,074)         (2,711,086)
        Principal payment of long-term borrowings                        (21,748)           (442,681)           (281,004)
        Principal payment of long-term borrowings with stock             (62,267)                 --                  --
        Issuance of common stock for cash                              8,461,262           7,753,222           7,250,000
        Repayment from (payment to) stockholders and officers            (68,032)             87,653             141,054
        Public offering expenses                                              --                  --            (680,098)
                                                                    ----------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                 14,799,200          14,752,928           5,788,694
                                                                    ----------------------------------------------------
EFFECT OF EXCHANGE RATE ON CASH                                         (332,444)           (561,122)           (383,050)
                                                                    ----------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                       (1,809,755)           (161,378)            575,859
CASH AND CASH EQUIVALENT - beginning of period                         3,091,307           3,252,685           2,676,826
                                                                    ----------------------------------------------------
CASH AND CASH EQUIVALENTS - end of period                           $  1,281,552        $   3,091,307       $  3,252,685

                                                                    ====================================================

                                      F-7
    The accompanying notes are an integral part of these financial statements

                       SUPPLEMENTAL CASH FLOW INFORMATION



             Cash payments for the years ended June 30, 1998, 1997 and 1996, include interest of $161,093, $122,427 and $193,930, respectively. Cash payments for the years ended June 30, 1997 and June 30, 1996 included income taxes of $56,562 and $-0-, respectively. No income taxes had to be paid in the fiscal year ended June 30, 1998

             NON-CASH OPERATING ACTIVITIES
             In April of 1997, the Company issued options to an officer under the 1996 non-statutory stock option plan. The excess of the then quoted market price over the option price has been recorded as additional compensation amounting to $25,000.

             For the years ended June 30, 1997 and 1996, the Company issued options to various individuals and companies for services rendered under the 1996 non-qualified stock option plan. The excess of the fair value over the option price has been charged to operations in the amounts of $1,161,462 and $6,374,468, for the years ended June 30, 1997 and 1996, respectively. No options have been issued during the fiscal year ended June 30, 1998

             For the years ended June 30, 1998 and June 30, 1997, the Company issued 60,999 shares of common stock in the amount of $449,376 in lieu of interest payments due on convertible debentures and 7,061 shares of common stock in the amount of $132,950 in lieu of interest payments due on convertible debentures respectively.

            NON-CASH INVESTING AND FINANCING  ACTIVITIES
            For the year ended June 30, 1996 the Company received a note receivable for $962,500 from the sale of marketable securities. No cash was received.

            On April 1, 1997, the Company acquired a subsidiary through the issuance of 8,000 shares of common stock at the then quoted market price of $120,000 ($15 per share). This transaction was accounted for as a purchase.

            On May 15, 1997 and June 13, 1997, the Company issued convertible debentures which were convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of the conversion. A beneficial conversion feature of $1,000,000 was charged to additional paid-in capital and is being amortized over the period from the date of issuance to the first available conversion date of the respective debenture.

        During 1997, pursuant to agreements with an officer of the Comany, dated December 1996 and June 1997 (as described in Note 16), the Company was required to issue 48,259 shares of common stock with a fair value of $1,122,973 in lieu of cash compensation.

            On July 31, 1997, the Company issued convertible debentures in exchange for $4,262,500 (including interest of $262,500) of 6% convertible debentures dated May 15, 1997 and June 13, 1997. The Company did not receive any cash proceeds from this transaction. The debentures, due July 31, 2000, are convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of conversion.

            On August 19, 1997, the Company issued $5,000,000 of 6% convertible Debentures which were convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of conversion. A beneficial conversion feature of $1,250,000 was charged to additional paid-in capital and is being amortized over the period from the date of issuance to the first available conversion date of the respective debenture.

            On October 17, 1997, the Company acquired substantially all of the assets of Service Support Group LLC ("SSG") located in Gig Harbor, Washington, in exchange for the payment of approximately $621,892 in cash and issuance of 33,333 shares of its Common.

            Between November 26, 1997 and December 11, 1997, the Company issued $2,158,285 of convertible debentures including a 15% premium and accrued interest, convertible into Common shares at a price equal to 75% of the average closing bid price for the five (5) trading days preceding the date of conversion. The registrant did not receive any cash proceeds from the offering of the Convertible Debentures. An amount of $2,158,285 was paid by investors to holders of the Company's Convertible Debentures issued on August 19,1997 holding $1,850,000 of such Convertible Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $3,690,000 aggregate principal amount of convertible debentures, convertible into Common shares at a price equal to 75% of the average closing bid price for the five (5) trading days preceding the date of conversion A beneficial conversion feature of $1,949,426 was charged to additional paid-in capital and is being amortized over the period from the date of issuance to the first available conversion date of the respective debenture.

            On March 16, 1998, the Company issued $5,500,000 convertible debentures convertible into Common shares at a price equal to 80% of the average closing bid price for the ten (10) trading days preceding the date of conversion. A beneficial conversion feature of $875,500 was charged to additional paid-in capital and is being amortized over the period from the date of issuance to the first available conversion date of the respective debenture.

            On June 15, 1998, the Company issued $2,000,000 convertible debentures convertible into Common shares at a price equal to 80% of the average closing bid price for the ten (10) trading days preceding the date of conversion. A beneficial conversion feature of $420,436 was charged to additional paid-in capital and is being amortized over the period from the date of issuance to the first available conversion date of the respective debenture.

SWISSRAY INTERNATIONAL, INC.
CONSOLITATED STATEMENT OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1998, 1997 and 1996

                                                                                                             Common
                                                                                        Additional            Stock
                                                                                          Paid-in             to be
                                                                  Common Stock            Capital             issued
                                                              Shares         Amount      (Restated)         (Restated) )
                                                             -----------------------------------------------------------
BALANCE - July, 1, 1995                                      1,203,506    $     12,035   $ 12,828,314       $     --

COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --

Issuance of common stock for cash                              110,000           1,100      5,198,900             --
Stock options exercised for cash                               105,000           1,050      2,048,950             --
Stock options granted for services                                                          6,374,468             --
Public offering expenses                                                                     (680,098)            --
                                                             -----------------------------------------------------------

BALANCE - June 30, 1996                                      1,418,506          14,185     25,770,534             --

COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --

Issuance of common stock for cash                              519,776           5,197      7,630,495             --
Stock options exercised for cash                                16,100             161        117,369             --
Issuance of common stock in lieu of interest payment             7,061              71        132,879             --
Beneficial conversion feature of convertible debentures             --              --      1,000,000             --
Stock options granted as compensation                               --              --         25,000             --
Stock options granted for services                                  --              --      1,161,462             --
Shares to be issued to officers for services                        --              --             --      1,122,973
Purchase of subsidiary for stock                                 8,000              80        119,920             --
Common stock subject to put                                         --              --             --             --
                                                             -----------------------------------------------------------

BALANCE - JUNE 30, 1997                                      1,969,443          19,694     35,957,659      1,122,973

COMPREHENSIVE LOSS:
     Net loss of the year                                           --              --             --             --
     Foreign currency translation losses net of taxes $ -0-         --              --             --             --

     TOTAL COMPREHENSIVE LOSS                                       --              --             --             --

Issuance of common stock for cash                            2,013,688          20,137     13,581,739             --
Stock options exercised for cash                                16,900             169        123,201             --
Shares issued to officers for services                          48,259             483      1,122,490     (1,122,973)
Issuance of common stock in lieu of interest payment            60,999             610        448,766             --
Beneficial conversion feature of convertible debentures             --              --      5,738,149             --
Early extinguishment of Debt                                        --              --       (396,875)            --
Issuance of common stock for asset purchase                     33,333             333      1,499,664             --
Common Stock subject to put                                         --              --             --             --
                                                             -----------------------------------------------------------
BALANCE - JUNE 30, 1998                                      4,142,622    $     41,426   $ 58,074,793   $         --

                                                             ===========================================================
                                      F-10

                                                             Accumulated        Other
                                                               Deficit      Comprehensive  Common Stock      Total
                                                              (Restated)         Loss      Subject to Put  s (Restated)
                                                            -----------------------------------------------------------
BALANCE - July, 1, 1995                                      $ (6,027,336)   $   (436,180)  $        --    $  6,376,833

COMPREHENSIVE LOSS:
     Net loss of the year                                      (8,266,080)             --            --      (8,266,080)
     Foreign currency transaction losses net of taxes        $        -0-        (399,867)           --        (399,867)
                                                                                                          --------------
     TOTAL COMPREHENSIVE LOSS                                          --              --            --      (8,665,947)
                                                                                                          --------------
Issuance of common stock for cash                                      --              --            --       5,200,000
Stock options exercised for cash                                       --              --            --       2,050,000
Stock options granted for services                                     --              --            --       6,374,468
Public offering expenses                                               --              --            --        (680,098)
                                                            ------------------------------------------------------------

BALANCE - June 30, 1996                                       (14,293,416)       (836,047)            0     10,655,256

COMPREHENSIVE LOSS:
     Net loss of the year                                     (13,685,188)             --            --     (13,685,188)
     Foreign currency transaction losses net of taxes $ -0-            --        (592,487)           --        (592,487)
                                                                                                          --------------
     TOTAL COMPREHENSIVE LOSS                                          --              --            --     (14,277,675)
                                                                                                          --------------
Issuance of common stock for cash                                      --              --            --       7,635,692
Stock options exercised for cash                                       --              --            --         117,530
Issuance of common stock in lieu of interest payment                   --              --            --         132,950
Beneficial conversion feature of convertible debentures                --              --            --       1,000,000
Stock options granted as compensation                                  --              --            --          25,000
Stock options granted for services                                     --              --            --       1,161,462
Shares to be issued to officers for services                           --              --            --       1,122,973
Purchase of subsidiary for stock                                       --              --            --         120,000
Common Stock subject to put                                            --              --      (320,000)       (320,000)
                                                            ------------------------------------------------------------

BALANCE - JUNE 30, 1997                                       (27,978,604)     (1,428,534)     (320,000)      7,373,188

COMPREHENSIVE LOSS:
     Net loss of the year                                     (22,503,109)             --            --     (22,503,109)
     Foreign currency transaction losses net of taxes $ -0-                       (47,245)           --         (47,245)
                                                                                                         --------------
     TOTAL COMPREHENSIVE LOSS                                          --              --            --     (22,550,354)

Issuance of common stock for cash                                      --              --            --      13,601,876
Stock options exercised for cash                                       --              --            --         123,370
Shares issued to officers for services                                 --              --            --              --
Issuance of common stock in lieu of interest payment                   --              --            --         449,376
Beneficial conversion feature of convertible debentures                --              --            --       5,738,149
Early extinguishment of Debt                                           --              --            --        (396,875)
Issuance of common stock for asset purchase                            --              --            --       1,499,997
Common Stock subject to put                                            --              --    (1,499,983)     (1,819,985)
                                                            ------------------------------------------------------------

BALANCE - JUNE 30, 1998                                      $(50,481,713)   $ (1,475,779)  $(1,819,985)   $  4,338,742

                                                            ============================================================

                                       F-11
    The accompanying notes are an integral part of these financial statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Company was incorporated under the laws of the State of New York on January 2, 1968 under the name CGS Units Incorporated. On June 6, 1994, the Company merged with Direct Marketing Services, Inc. and changed its name to DMS Industries, Inc. In May of 1995 the Company discontinued the operations then being conducted by DMS Industries, Inc. and acquired all of the outstanding securities of SR Medical AG, a Swiss corporation engaged in the business of manufacturing and selling X-ray equipment, components and accessories. On June 5, 1995 the Company changed its name to Swissray International, Inc. The Company's operations are being conducted principally through its wholly owned subsidiaries, SR Medical Holding AG (known as SR Medical AG until renamed in February 1998), the latter's wholly owned subsidiaries, SR Medical AG (known as Teleray AG until renamed in February 1998), a Swiss corporation, Swissray (Deutschland) Roentgentechnik GmbH (formerly known as SR Medical GmbH), a German limited liability company and Teleray Research and Development AG (a Swiss corporation), as well as through the Company's other wholly owned subsidiaries, SR Management AG (formerly SR Finance AG), a Swiss corporation, Swissray Medical Systems, Inc. (formerly Swissray Corporation), a Delaware corporation, Swissray Healthcare, Inc., a Delaware corporation, and Swissray Information Solutions, Inc., a Delaware corporation and Empower, Inc. (whose assets were substantially sold in June 1998), a New York corporation.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Investments which are recorded on a equity method and have operated at a Loss in excess of equity are carried at a zero value. See Note 9 Investments

BUSINESS ACQUISITION

On April 1, 1997, Swissray International, Inc. exchanged 8,000 shares of common stock at the then quoted market price of $120,000 ($15 per share) for all the outstanding shares of Empower, Inc.The consolidated financial statements presented include the accounts of Empower, Inc.(whose assets were substantially sold in June 1998), from April 1, 1997 (date of acquisition) to June 30, 1998. The acquisition has been accounted under the purchase accounting method. The contract requires the Company to repurchase the 8,000 shares of common stock at $40 per share for a period of one year commencing two years from the date of the contract at the option of the former owner of Empower, Inc. On October 17, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of Service Support Group, LLC (SSG) located in Gig Harbor,
Washington pursuant to an asset purchase agreement. The acquisition has been accounted under the purchase accounting method. SSG is in the business of selling diagnostic imaging equipment and related services in markets on the West Coast of the United States. The purchase price consisted of (1) cash in the amount of $621,892, (2) 33,333 shares of the Company's common stock, (3) an amount equal to fifty percent of certain accounts receivable net of certain accounts payable and (4) the assumptions of certain other liabilities. As a result of these transactions, the Company recorded goodwill of $1,933,275. The contract requires the Company to repurchase the 33,333 common shares at $45 per share during the period June 30, 1998 to April 17, 1999 at the option of the former owners of SSG.

REVENUE AND INCOME RECOGNITION POLICIES

The Company maintains its records on the accrual basis of accounting.

Revenues from the sale of products is recorded when the products are shipped, collection of the purchase price is probable and the Company has no significant further obligations to the customer. Cost of remaining insignificant company obligations, if any, are accrued as costs of revenue at the time of revenue recognition.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during this period. Actual results could differ from those estimates

WARRANTY

The company accrues a warranty allowance at the time of sale. The warranty allowance is based upon the companies experience and varies between 0.5 and 2% of the net sales amount.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standard No. 107 "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires the disclosure of fair value information about financial instruments whether or not recognized on the balance sheet, for which it is practicable to estimate the value. Where quoted market prices are not readily available, fair values are based on quoted market prices of comparable instruments. The carrying amount of cash and equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory costs include material, labor, and overhead.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets, which are three years for Computers and Telecommunication Equipment, five to ten years for Equipment, Office furniture and Equipment and Office and leasehold improvements and thirty years for Buildings. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements, or the term of the facility lease.

Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterment's are capitalized and depreciated over their useful lives. Upon disposition, the cost and related accumulated depreciation of property and equipment are removed from the accounts and any resulting gain or loss is reflected in operations.

The Company is required to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in accordance with the provisions of Statement of Financial Accounting Standards No.121, "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" ("SFAS 121"). Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property, plant, and equipment and intangibles using projected undiscounted future cash flows and operating income for each subsidiary to determined whether material impairment of these assets exists.

INTANGIBLE ASSETS

Excess of cost over fair value of net assets acquired ("goodwill") resulted from the acquisition of Empower and SSG and is being amortized over ten years from the date of acquisition using the straight-line method. Patents and Trademarks are capitalized and are amortized using the straight-line method over their estimated useful lives (10 year).Debt issuance costs are amortized using the straight-line method over the term of the related debts, which range from two to six months. Periods of amortization are evaluated periodically to determine whether later events and circumstances warrant revised estimates of useful lives. At each balance sheet date, the Company evaluates the recoverability of unamortized goodwill based upon expectations of nondiscounted cash flows and operating income. Impairments, if any, would be recognized in operating results if a permanent diminution in value were to occur.

Capitalization of software development costs begins upon the establishment of technological feasibility of new or enhanced software products. Technological feasibility of a computer software product is established when the Company has completed all planning, designing, coding and testing that is necessary to establish that the software product can be produced to meet design specifications including functions, features and technical performance requirements. All costs incurred prior to establishing technological feasibility of a software product are charged to research and development as incurred. The Company amortizes capitalized software development costs over the related sales on a product-by-product basis at the greater of the amount computed using (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues or (b) the straight-line method over the estimated remaining economic life of the software products, generally five to eight years.

All  cost  incurred  by  the  Company  in  connection  with   incorporation   of
subsidiaries have been capitalized and are being amortized over a period up to 60 months.

ADVERTISING AND PROMOTION

Advertising and promotion cost are expensed as incurred and included in "Selling Expenses". Advertising and promotion expense for the years ended June 30, 1998, 1997 and 1996 were $ 1,737,935, $ 781,189 and $ 740,044, respectively

RESEARCH AND DEVELOPMENT

Costs associated with research, new product development, and product cost improvements are treated as expenses when incurred.

CONVERTIBLE DEBT

Convertible debt is recorded as a liability until converted into common stock, at which time it is recorded as equity

INCOME TAXES

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

EXPENSES RELATED TO SALES AND ISSUANCE OF SECURITIES

All costs incurred in connection with the sale of the Company's common stock have been capitalized and charged to additional paid-in capital.

NET LOSS PER COMMON SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share", which established new standards for computation of earnings per share. SFAS No. 128 requires the presentation on the face of the income statement of "basic" earnings per share and "diluted" earnings per share.

Basic earnings per share is computed by dividing the net income (loss) available to common shareholders by the weighted average number of outstanding common shares. The calculation of diluted earnings per share is similar to basic earnings per share except the denominator includes dilutive common stock equivalents such as stock options and convertible debentures. Common stock options and the common shares underlying the convertible debentures are not included for the years ended June 30, 1998 ("Fiscal 1998"), June 30, 1997
("Fiscal 1997") and June 30, 1996 (`Fiscal 1996') as their effect would be anti-dilutive.

ACCOUNTING FOR STOCK OPTIONS

As permitted by Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock Based Compensation", the Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for the Swissray International, Inc. 1996 Non-Statutory Stock Option Plan and the 1997 Stock Option Plan (the "Stock Option Plans"). Accordingly, no compensation cost has been recognized for options granted under the Stock Option Plans except for $1,186,462 for Fiscal 1997, and $6,374,468 for Fiscal 1996 related to the fair value of services rendered in exchange for options granted to consultants. However, the Company has disclosed in Note 16, Shareholders' Equity the pro forma effects had compensation cost been determined based on the fair value of the options, not including the options for which expense has been previously recognized, at the grant date.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year's financial statements to conform to the June 30, 1998 presentation.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of subsidiaries operating in foreign countries are translated into U.S. dollars using both the exchange rate in effect at the balance sheet date or historical rate, as applicable. Results of operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in stockholders equity (Accumulated other comprehensive loss), while gains and losses resulting from foreign currency transactions are included in operations.

NEW ACCOUNTING PRONOUNCMENTS

The Company will adopt Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131") for the year ended June 30, 1999. SFAS No. 131 requires the Company to report selected information about operating segments in its financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The application of the new pronouncement is not expected to have a material impact on the Company's disclosures.

The Company will adopt Statement of Financial Accounting Standards No. 132 ("SFAS No. 132"), "Employers' Disclosures about Pensions and Other Postretirement Benefits" for the year ended June 30, 1999. SFAS No. 132 revises employers' disclosures about pension and other postretirement benefit plans. The application of the new pronouncement is not expected to have a material impact on the Company's financial statements.

The Company will adopt Statement of Financial Accounting Standard No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities" for the year ended June 30, 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. The application of the new pronouncement is not expected to have a material impact on the Company's financial statements.

STOCK SPLIT

On October 1, 1998 the Company declared a 1 for 10 reverse stock split. The financial statements for all periods presented have been retroactively adjusted for the stock split.

NOTE 2 - NOTE RECEIVABLE

On June 20, 1996 the Company sold marketable securities for a 5% promissory note in the amount of $962,500 originally due on October 20, 1996 of which $100,000 was paid on December 10, 1996. On January 15, 1997, the Company renegotiated the terms of the unpaid balance. A new note in the amount of $862,500 was renegotiated, with interest at 6% cumulative and payable when the note matures on January 1, 2000. At June 30, 1997, principal payments of $348,857 were received leaving a balance due of $513,643. Interest payments were also paid to June 30, 1997. At June 30, 1998 no payments were received.

NOTE 3 - INVENTORIES

Inventories are summarized by major classification as follows:

                                            June 30,
                                    -----------------------
                                       1998         1997
                                    ----------   ----------
Raw materials, parts and supplies   $7,047,001   $2,632,256
Work in process                        160,064      468,204
Finished goods                         494,080      810,647
                                    -----------------------
                                    $7,701,145   $3,911,107
                                    ==========   ==========


NOTE 4  - PREPAID EXPENSES AND SUNDRY RECEIVABLES

Prepaid expenses and sundry receivables consist of the following:

                                    June 30,
                                                  -----------------------
                                                     1998         1997
                                                  -----------------------
Prepaid expenses, deposits and advance payments   $  616,183   $  681,742
Insurance claim for fire damage                      165,655      352,996
Prepaid and refundable taxes                         708,246      888,169
Employee loans                                        11,825       13,231
                                                  -----------------------
                                                  $1,501,909   $1,936,138
                                                  ==========   ==========

NOTE 5  - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                            June 30,
                                                   -----------------------
                                                      1998         1997
                                                   -----------------------
Land and building                                  $4,956,328   $3,022,772
Equipment                                           1,305,092    1,223,572
Office furniture and equipment                        328,258      161,223
Office and leasehold improvements                       1,777      249,160
                                                   -----------------------
                                                    6,591,455    4,656,727
Less:  Accumulated depreciation and amortization      581,077      320,110
                                                   -----------------------
                                                   $6,010,378   $4,336,617
                                                   =======================

Depreciation and amortization expense, for property and equipment, for the years ended June 30, 1998, 1997 and 1996 were $1,077,074, $233,040 and $ 103,176, respectively.

NOTE 6   INTANGIBLE ASSETS

Intangible Assets at June 30, 1998 and 1997 consisted of the following

                                                       June 30,
                                               -----------------------
                                                  1998         1997
                                               -----------------------
Excess of cost over fair value of net assets
 acquired                                      $1,933,275   $  419,837
Licensing                                       4,966,575    4,966.575
Software development cost                         577,210      352,036
Patents and Trademarks                            313,330      260,944
Other                                               8,385        8,385
                                               -----------------------
                                                7,798,775    6,007,777
Less:  Accumulated amortization                 1,715,741      970,091
                                               -----------------------
                                               $6,083,034   $5,037,686
                                               =======================

Amortization expense, for Intangible Assets, for the years ended June 30, 1998, 1997 and 1996 were $1,227,719, $ 537,254, and $ 401,472, respectively.


NOTE 7 - ACCOUNTS RECEIVABLE - LONG-TERM

The Company sold merchandise to a customer in 1995. In June 1996,the Company renegotiated payment terms with the customer and agreed that the customer would pay the Company approximately $5,000 to $30,000 per month based on usage of the merchandise for a period of 5 years. The amount due the Company at June 30, 1997 was $240,912 after a provision for doubtful collection in the total amount of $814,178. The balance of the account receivable, totaling $ 124,697 was written during Fiscal 1998.

 NOTE 8 - LICENSING AGREEMENT

The Company entered into a licensing agreement in June of 1995 with an unaffiliated individual. The agreement is for an exclusive field-of-use license within the United States and Canada to use the proprietary information, including the patent rights, for certain technology regarding the integration of computer technology with diagnostic x-ray and radiology medical equipment through digital imaging systems. The agreement required a fee of $5,000,000 consisting of $1,200,000 in cash and 66,000 shares of the Company's common stock. The cash payment requirement consisted of $900,000 upon the signing of the agreement and the $300,000 balance due on December 31, 1996. The fee has been discounted at 7.5% for imputed interest of $33,425 resulting in a net capitalized cost of $4,966,575.

  This agreement is for an indefinite term or until all of the proprietary information becomes public knowledge and the patent rights expire.

The Licensing Agreement is amortized over the related sales on a product-by-product basis at the greater of the amount computed using (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues or (b) the straight-line method over the estimated remaining economic life, generally ten years. At each balance sheet date, the Company evaluates the recoverability of the unamortized License Fee based upon expectations of nondiscounted cash flows and operating income of its US-Operation. Impairments, if any, would be recognized in operating results if a permanent diminution in value were to occur.


NOTE 9 - INVESTMENTS

The Company has made various investments which are recorded on the equity method. These entities have operated at a loss in excess of equity, and therefore, the Company is carrying these investments as follows:

                                                        June 30, 1998          June 30, 1997
                                                        -------------          -------------
                                         Ownership               Carrying                Carrying
                                             %          Cost       Value       Cost        Value
                                         ---------    --------   ---------  ---------  --------

Swissray SR Medical GmbH, Willich            34%      $ 16,892   $     --   $ 16,892   $    --
Swissray Medical, s.r.o., Bratislava         34%         6,757         --      6,757        --
Swissray Medical, s.r.o., Brno               34%         6,757         --      6,757        --
Teleray s.r.o., Willich                      49%        38,403         --     38,403        --
Teleray s.r.o., Brno                         34%         6,757         --      6,757        --
Digitec GmbH, Neuss                          20%        59,641         --     59,641        --
Total                                                 $135,207    $    --   $135,207   $     --
                                                      ========    ========   ========   =======

NOTE 10 - NOTES PAYABLE - BANKS

The Company has negotiated a revolving line-of-credit agreement with Migros Bank of Switzerland, dated March 23, 1998, for up to $1,314,924. The company has also negotiated an agreement for up to $1,314,924 for the issuance of guarantees and letter of credit, both with a commission of 15 % per $ 1,000,000, quarterly while outstanding. There were $ 971,644 outstanding guarantees and $ -0- of letter of credits as of June 30, 1998 The Company also negotiated a fixed line of credit for up to $2,630,000. All lines of credit are based on the Exchange rate in effect on June 30, 1998

The Company had negotiated a line-of-credit agreement with the Union Bank of Switzerland dated July 16, 1996 for borrowing availability up to $ 376,310 in excess of cash balances on deposit with the bank, based on the exchange rate in effect on June 30, 1997. As of October 31, 1997, the bank reduced the line of credit to the cash balances on deposit with the bank.

The Company had negotiated a line-of-credit agreement with the Swiss Bank Corporation for up to $1,505,240, based on the exchange rate in effect on June 30, 1997. This line of credit was terminated during Fiscal 1998.

The Company had negotiated a line-of-credit agreement with Cantonal Bank of Lucerne for up to $ 1,368,400, based on the exchange rate in effect on June 30, 1997. The line of credit was terminated during Fiscal 1998.

Empower, Inc., a subsidiary, had negotiated a line-of-credit agreement with the State Bank of Long Island dated October 21, 1996 with a maximum borrowing base of $450,000 as of June 30, 1997. The maximum borrowing base was reduced by $25,000 per quarter beginning January 1, 1997. The full line of credit was terminated during Fiscal 1998. .

Notes payable are summarized as follows:

                                                                      June 30,
                                                               -----------------------
                                                                  1998         1997
                                                               ----------   ----------
Migros Bank revolving line of credit, due on
demand,with interest at 4.75% per
annum, collateralized by certain accounts
receivable                                                     $  408,786   $       --

Migros  Bank,  on demand with six week notice,
with  interest at 4 % per annum, collateralized
by land and building                                            2,630,000           --

Union  Bank of  Switzerland,  due on  demand,
with  interest  at 8% per  annum, collateralized
by the cash on deposit at Union Bank of Switzerland
and certain accounts  receivable.  Cash balances on
deposit at Union Bank of  Switzerland at June 30,
1998 and 1997 were $627,625 and $2,805,747, respectively          512,305    1,421,075


Swiss Bank Corporation, due on demand, with interest
 at 5.25% per annum, collaterized by the cash on
deposit at Swiss Bank Corporation and accounts
receivable of $ -0- and $ 853,065 as of June 30,
1998 and 1997, respectively. . Cash balances on deposit at
Swiss Bank Corporation at June 30, 1997 were $106,007                  --      695,231

State Bank of Long  Island,  due on demand,  with
interest at prime plus 2.25%, (prime rate as June 30,
1997 was 8.5.%) collateralized by the assets of Empower,
Inc. and guaranteed by the Company Total assets of
Empower, Inc. were $1,983,502 at June 30, 1997                         --      350,000

Cantonal Bank of Lucerne,  on demand with three months
notice,  with interest at 5.25% payable quarterly,
collateralized by land and building                                    --    1,368,400
                                                               ----------   ----------
                                                               $3,551,091   $3,834,706
                                                               ==========   ==========

NOTE 11 - LOAN PAYABLE

The Company has negotiated a 5% demand loan from a private foundation fund. The loan balance payable at June 30, 1998 and 1997 was $125,029 and $133,008 respectively. Interest expenses for the years ended June 30, 1998, 1997 and 1996 were $3,223, $16,258 and $ -0-, respectively.

NOTE 12 - DUE FROM STOCKHOLDERS

The Company made unsecured advances to its former Chairman of the Board of Directors (a principal stockholder) during the year ended June 30, 1997 requiring interest at 6% per annum. The balance at June 30, 1997 was $69,587 and by June 30, 1998 had been repaid. Interest charged to the stockholder for the year ended June 30, 1997 was $3,460. No interest had been charged to the stockholder for the year ended June 30, 1998 because repayment took place on July 1, 1997.

NOTE 13 - DUE TO STOCKHOLDERS AND OFFICERS

In June 1997, the President of the Company (a principal stockholder) made non-interest bearing advances to the Company in the amount of $5,862. The amount of the non-interest-bearing advance for June 30, 1998 was $2,207

Prior to the acquisition of Empower, Inc., the president of Empower, Inc. advanced that company funds for operating expenses at 8.25% interest. As part of the acquisition, the Company agreed to continue to pay this obligation. The balance due the stockholder of the Company at June 30, 1997 was $112,013 including unpaid interest of $25,695. Interest payable to the stockholder for the period from April 1, 1997 (date of acquisition) to June 30, 1997 was $2,315. The whole amount was repaid during Fiscal 1998. The balance at June 30, 1998 was $0

An officer of Swissray Corporation made non-interest bearing advances to the subsidiary for operating expenses during 1997. The balance due at June 30, 1997 was $21,951. The amount was repaid and the balance was $0 at June 30, 1998.

Pursuant to agreements between the President of the Company and the Company, dated as of December 1996 and June 1997, the Company incurred additional compensation to the officer payable as 48,259 shares with a fair value of $1,122,973. The compensation was in consideration of the officer's agreement for the cancellation of 1,608,633 shares of common stock held by the officer or companies controlled by him which allowed the Company to maintain a sufficient number of shares of common stock to meet certain obligations of the Company to issue common stock and to permit certain financings prior to the increase in the number of authorized shares of common stock from 15,000,000 to 30,000,000 shares. The shares were issued by the Compny on July 22, 1997 and at June 30. 1997 are recorded as "Common Stock to be Issued to Officer" in the equity section of the balance sheet.

NOTE 14 - CONVERTIBLE DEBENTURES

Convertible debentures consist of the following:

                                                                                            June 30,
                                                                                       1998           1997
                                                                                   -----------    -----------
Convertible debenture dated April 28, 1997 and due April 28, 1998 with interest at 6% per annum. The principle shall be convertible into common shares one year from the issue date of the note at the greater of eighty (80%) percent of bid price or $2.50 per share on the date of conversion. Interest due on the
note shall similarly be paid in common stock at the time of conversion             $         0    $  2,000,000
2,000,000


Convertible debenture dated May 15, 1997 and due May 15, 2000 with interest at 6% per annum. The debentures are convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of conversion. One-half of the debentures are convertible at the earlier of a registration effective date or August 7, 1997.

The remainder are convertible 30 days thereafter. Any debenture not so converted is subject to mandatory conversion on May 15, 2000 Debt issuance cost was
$327,310, beneficial conversion feature was $500,000                                         0      2,000,000

Convertible debenture dated June 13, 1997 and due June 13, 2000 with interest at 6% per annum. The debentures are convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the five (5) trading days preceding the date of conversion. One-half of the debentures are convertible at the earlier of a registration effective date or September 13,
1997. The remainder are convertible 30 days thereafter. Any debenture not so converted is subject to mandatory conversion on June 13, 2000. Debt
issuance cost was $308,575, beneficial conversion feature was $500,000                       0       2,000,000
2,000,000
                                      F-21

Convertible debenture dated December 11, 1997 and due December 11,
1999 with interest at 8% per annum. The debentures are convertible into common shares at a price equal to seventy five (75%) of the average closing bid price for the five (5) trading days preceding the date of conversion. Twenty five percent (25%) of the debentures are convertible at the earlier of a registration effective date or March 21, 1998. Additionally twenty five percent (25%) of the debentures are convertible at the earlier of 30 days after the effective date of the Registration Statement or April 20, 1998. Additionally twenty five percent
(25%) of the debentures are convertible at the earlier of 60 days after the effective date of the Registration Statement or May 20, 1998. The remaining twenty five percent (25%) are convertible at the earlier of 90 days after the effective date of the Registration Statement or June 20, 1998. Any debenture not so converted is subject to mandatory conversion on December 11, 1999. Debt
issuance cost was $690,000, beneficial conversion feature was $1,949,428               145,969              0


Convertible  debenture dated March 14, 1998 and due March 14, 2000 with interest at 6% per annum.  The debentures are  convertible  into common shares at a price equal to eighty (80%) of the average  closing bid price for the ten (10) trading days preceding the date of conversion.  All of the debentures are convertible at the earlier of a registration  effective date or May 14, 1998. Any debenture not so converted is subject to  mandatory  conversion  on March 14, 2000 On July 21,
1998 and  August 13,  1998 a total of  $1,500,000  was  converted  into  484,254 shares.  On August 31, 1998 the amount of $3,000,000 was refinanced (See Note 25
- Subsequent Events) Debt issuance cost was $615,000, beneficial conversion
feature was $857,500                                                                 5,500,000              0


Convertible debenture dated June 15, 1998 and due June 15, 2000 with interest at 6% per annum. The debentures are convertible into common shares at a price equal to eighty (80%) of the average closing bid price for the ten (10) trading days preceding the date of conversion. All of the debentures are convertible at the earlier of a registration effective date or August 15, 1998

Any debenture not so converted is subject to mandatory conversion on June 15,
2000. Debt issuance cost was $240,000, beneficial conversion feature was $420,436    2,000,000              0
                                                                                   -----------    -----------
                                                                                     7,645,969      6,000,000
Less discount due to beneficial conversion features,  net of accumulated
amortization of $105,109 and $310,559 respectively                                    (315,327)      (689,441)
(689,441)
                                                                                   -----------    -----------
                                                                                   $ 7,330,642    $ 5,310,559
                                                                                   ===========    ===========

The Company is currently in violation of certain covenants in their debenture agreements. Such covenants have been waived by the holders.

NOTE 15 - LONG-TERM DEBT

Long-term debt consists of the following:

                                                                                        June 30,
                                                                                  --------------------
                                                                                     1998       1997
                                                                                   --------   --------
Note payable - Edward Coyne, in weekly installments of $817, including principal
and interest at 8% per annum, maturing on October 9, 2002                          $153,603   $182,617


Note payable - Thatcher  Company of New York, in monthly  installments  of $855,
including   interest  at  10.25%  per  annum,   maturing  on  October  3,  2001,
collateralized by various x-ray chemical mixing machines. The full note was
assumed by the purchaser of Empower during Fiscal 1998                                   --     35,623


Note  payable  - Union  Bank  of  Switzerland,  related  to the  acquisition  of equipment sold to a customer (see Accounts  Receivable  -Long-Term),  in monthly installments of $12,589 With imputed interest at 6.0% per annum, maturing on
September 30, 2000                                                                  335,062    450,417

Capitalized  leases related to the  acquisition  of various  computer and office equipment in payable  monthly  installments  over periods  ranging up to June 4,
2001 with interest imputed at rates ranging from 9.1% to 28.3%. These leases are
collaterlized by the specific equipment                                              13,377     30,747

Note payable - Dr. Zeman-Wiegand Helga,
due on demand, requires interest only
payments at 7% per annum with no current
amortization required. The note was repaid during Fiscal 1998                            --     68,420

Capitalized  leases related to the  acquisition  of various  computer and office equipment in monthly  installments  over  periods  ranging up to April 2001 with interest imputed at rates ranging from 18% - 21%. These leases are collaterlized
by the specific equipment                                                           172,378         --
                                                                                   --------   --------
                                                                                    674,420    767,824
Less:  Current portion                                                             (233,746)  (243,135)
                                                                                   --------   --------
                                                                                   $440,674   $524,689
                                                                                   ========   ========

The aggregate long-term debt principal payment are as follows:

Years Ending
 June 30,
-----------
1999              $233,746
2000               247,275
2001               142,154
2002                40,006
2003                11,239
                  --------
                  $674,420
                  ========

NOTE 16 - SHAREHOLDERS' EQUITY

Authorized Shares

On March 12, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 15,000,000 to 30,000,000 of $.01 par value common shares. On December 26, 1997, the Company amended its certificate of incorporation to change the number of authorized common shares from 30,000,000 to 50,000,000 of $.01 par value common shares.

The Company's outstanding shares of common stock of $.01 par value at June 30, 1998 and 1997 were 4,142,622 and 1,969,443, respectively.

Common Stock

The Company issued 2,030,588 shares for $13,725,246 for the year ended June 30, 1998 (including 16,900 shares for $123,370 issued under stock option plan) and 535,876 shares for $7,753,222 (including 16,100 shares for $117,530 issued under stock option plan) for the year ended June 30, 1997 and 215,000 shares for $7,250,000 (includes 105,000 shares for $2,050,000 issued under stock option plan) for the year ended June 30, 1996.

Stock Option

The Stock Option Plans provide for the grant of options to officers, directors, employees and consultants. Options may be either incentive stock options or non-qualified stock options, except that only employees may be granted incentive stock options. The maximum number of shares of Common Stock with respect to which options may be granted under the Stock Option Plans is 500,000 shares. Options vest at the discretion of the Board of Directors. All options granted in 1997 and 1996 vested immediately. The maximum term of an option is ten years. The 1996 Stock Option Plan will terminate in January, 2006, though options granted prior to termination may expire after that date. The 1997 Stock Option Plan will terminate at the discretion of the Board of Directors. In Fiscal 1998. there were no grants or vesting of stock options. In Fiscal 1997 and 1996, had compensation cost for the Stock Option Plans been determined based on the fair value at the grant dates for awards under the Stock Option Plans, except for grants to consultants for which compensation expense has been recognized consistent with the method of SFAS No. 123, as discussed in Note 1, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:


                          Fiscal 1997                Fiscal 1996
                          ------------------------   ------------------------
                                As         Pro            As           Pro
                            Reported      Forma        Reported       Forma
                          ----------    ----------    ----------   ----------
Net loss (in thousands)   $  (13,685)   $  (13,959)   $   (8,266)  $   (8,365)
Basic and diluted
 net loss per share       $    (8.65)   $    (8.82)   $    (6.37)  $    (6.45)

The fair value of each option  grant is estimated on the date of grant using the
Black  Scholes   option-pricing  method  with  the  following  weighted  average assumptions used for grants.

                             1997       1996
                           -------    -------
Dividend yield                   0%         0%
Expected volatility           61.6%      23.1%
Risk-free interest rate       6.25%      6.25%
Expected lives, in years         1          1

A summary of the weighted-average fair market values and weighted-average exercise prices, both as of the date of grant, is presented below. No options were granted in Fiscal year 1998.

                                    1997                       1996
                                    --------     --------      --------    -------
                                    Weighted     Weighted      Weighted    Weighted
                                    Average      Average       Average     Average
                                    Fair         Exercise      Fair        Exercise
                                    Value        Price         Value       Price
                                    --------     -------       ------      ------
Options granted above fair value    $  -         $   -         $ 7.20      $48.90
Options granted below fair value    $22.80       $ 7.60        $29.20      $21.60

A summary of the status of the Stock Option Plans at June 30, 1998, 1997 and 1996 and the changes during the years then ended is presented below:

                                       1998                          1997                       1996
                                       ------------------------      ----------------------     -----------------------
                                       Weighted                      Weighted                   Weighted
                                       Shares          Average       Shares        Average      Shares        Average
                                       Underlying      Exercise      Underlying    Exercise     Underlying
Exercise
                                       Options         Price         Options       Price        Options        Price
                                       --------        --------      ---------     --------     --------       --------
Outstanding at beginning of year        318,000        $  23.40      238,500       $  25.20            0
$     --
Granted                                      --        $     --       79,500       $  17.80      238,500       $  25.20
Exercised                               (16,900)       $   7.30
Outstanding at end of year              301,100        $  24.30      318,000       $  23.40      238,500       $  25.20
                                        ========       ========      =========     ========     ========       ========
 Exercisable at end of year             301,100        $  24.30      318,000       $  23.40      238,500       $  25.20
                                        ========       ========      =========     ========     ========       ========

The following table summarizes information about stock options under the Stock Option Plans at June 30, 1998:

                         Options Outstanding                            Options Exercisable
                         -------------------                            -------------------
                                        Weighted
                                        Average      Weighted                       Weighted
                                        Remaining    Average                        Average
    Range of          Number            Contractual  Exercise       Number          Exercisable
 Exercise Price       Outstanding       Life         Price          Exercisable     Price
 --------------       -----------       -----------  ---------      ------------    -----------
$ 7.30 - $ 10.00        40,100           8.4         $   8.00        40,100         $   8.00
$20.00 - $ 40.00       227,500           7.8         $  22.10       227,500         $  22.10
$47.50 - $ 65.00        33,500           7.5         $  58.70        33,500         $  58.70
                       -------                                      -------
                       301,100                                      301,100
                       =======                                      ========

NOTE 17 - DEFINED CONTRIBUTION PLANS

The Swiss and German Subsidiaries, mandated by government regulations, are required to contribute approximately five (5%) percent of all eligible, as defined, employees' salaries into a government pension plan. The subsidiaries also contribute approximately five (5%) percent of eligible employee salaries into a private pension plan. Total contributions charged to operations for the years ended June 30, 1998, 1997 and 1996, were $ 347,854, $274,009 and $198,722, respectively.

Effective March 1, 1992, Empower, Inc., a U.S. subsidiary, adopted a qualified 401(k) retirement plan for the benefit of all its employees. Under the plan, employees can contribute and defer taxes on compensation contributed. The subsidiary matches, within prescribed limits, the contributions of the employees. The subsidiary also has the option to make an additional contribution to the plan. The subsidiary's contribution to the plan for the period April 1, 1997 (date of acquisition) to June 30, 1998 and 1997 was $ 10,260 and $4,185, respectivly.

Effective April 3, 1992, Empower, Inc., a U.S. subsidiary, adopted a "Section 125" employee benefits plan, which is also referred to as a "Cafeteria" plan. The subsidiary pays for approximately 85% of the employees' health coverage and the employee pays approximately 15% of the cost of coverage. With the implementation of the Cafeteria plan, the employees' payments for coverage are on a pre-tax basis. A new employee has only a ninety (90) day waiting period before he or she becomes eligible to participate in the group insurance plan and the Cafeteria plan.

NOTE 18 - OTHER INCOME (EXPENSES)

                                                                      Year Ended June 30,
                                                        1998              1997              1996
                                                    ----------        ----------        ----------
Interest income                                     $   58,902        $   68,950        $  131,166
Interest income - stockholder and officer                   --             4,351            12,530
Foreign currency income                                (87,148)          484,846           377,587
Miscellaneous income                                    60,648             6,833               512
Loss from investments                                       --          (246,217)               --
Loss on sale of certain asset and Liabilities          313,629                --                --
Licensing income                                            --                --           482,138
                                                    ----------        ----------        ----------
TOTAL OTHER INCOME (EXPENSES)                       $ (281,227)       $  318,763        $1,003,933
                                                    ==========        ==========        ==========

NOTE 19 - INCOME TAXES

Deferred income tax assets as of June 30, 1998 of $9,500,000 as a result of net operating losses, have been fully offset by valuation allowances. The valuation allowances have been established equal to the full amounts of the deferred tax assets, as the Company is not assured that it is more likely than not that these benefits will be realized.

A reconciliation between the statutory United States corporate income tax rate (34%) and the effective income tax rates based on continuing operations is as follows:

                                                              Year Ended June 30,
                                                -------------------------------------------------
                                                    1998               1997               1996
                                                -----------        -----------        -----------
Statutory federal income tax (benefit)          $(7,754,000)       $(4,101,913)       $(3,077,078)
Foreign income tax (benefit) in
           excess of domestic rate                  543,000            509,203           (325,715)
Benefit not recognized on operating loss          5,111,000          2,816,057          3,038,145
Permanent, timing and other differences           2,100,000            886,886                 --
                                                -----------        -----------        -----------

                                                  $    -0-         $   110,223        $  (364,648)
                                                ===========        ===========        ===========

Net operating loss carryforwards at June 30, 1998 were approximately as follows:

United States (expiring through June 30, 2013)       $15,200,000
Switzerland (expiring through June 30, 2008)          15,600,000
                                                     -----------
                                                     $30,800,000
                                                     ===========

The income tax related to the extraordinary gain on sale of marketable securities was approximately $343,000 for the year ended June 30, 1996.

No income tax benefit has been recognized related to the extraordinary loss incurred as a result of fire damage or the year ended June 30, 1997.

NOTE 20 - EXTRAORDINARY ITEMS

In June of 1996, the Company sold marketable securities for $962,500, at a cost of $200,000, resulting in an extraordinary gain of $419,500 ($ 0.32 per share), net of income taxes of approximately $343,000.

On April 12, 1997, the Company sustained significant fire damage at a leased production and office facility in Hochdorf, Switzerland, resulting in an extraordinary loss, net of insurance proceeds, of $387,514 ($ 0.24) per share), net of income taxes of $-0-.

On July 31, 1997 the Company refinanced Convertible debentures issued in May and June 1997. A gain on extinguishment of debt of $154,212 resulted from that transaction net of income taxes of $-0-.

In December, 1997 the Company refinanced part of the Convertible debentures issued in August 1997. A gain on extinguishment of debt of $150,711 resulted from that transaction net of income taxes of $-0-.

Note 21  SIGNICIANT CUSTOMER AND CONCENTRATION OF CREDIT RISK

The company sells its products to various customers primarily in Europe and USA. The company performs ongoing credit evaluations on its customers and generally does not require collateral. Export sales are usually made under letter of credit agreements. The company establishes reserves for expected credit losses and such losses, in the aggregate, have not exceeded management's expectations.

The company maintains its cash balances with major Swiss, United States and German financial institutions. Funds on deposit with financial institutions in the United States are insured by the Federal Deposits Insurance Corporation ("FDIC) up to $ 100,000.

During the years ended June 30, 1998. 1997 and 1996 there were sales to four customers that exceeded 10% of net consolidated sales. Sales to these customers were: 1998 customer A, $ 0 (0%), customer B $7,647,354 (33%), customer C $0 (0%)
and  customer  D  $1,209,390  (5%);  1997  customer  A , $0 (0%),  customer  B $
1,899,084  (14%)  customer  C $0 (0%) and  customer  D  $2,389,613  (18%);  1996 customer A $1,603,631 (15%),  customer B $1,505,954 (14%), customer C $1,390,308
(13%) and customer D $0 (0%) The company operates in a single industry segment, providing x-ray medical equipment.

The Company derives all of its revenues from its subsidiaries located in the United States, Switzerland and Germany. Sales by geographic areas for the years ended June 30, 1998, 1997 and 1996 were as follows:.

                                                              1998              1997             1996
         United States                                        $ 9,127,569       $  2,000,608     $          0
         Switzerland                                           12,851,115          2,184,161        2,002,374
         Germany                                                  914,294          1,393,072        4,976,503
         Other export sales                                            --          7,573,860        3,920,345
                                                              -----------       ------------     ------------
         Total                                                $22,892,978       $ 13,151,701     $ 10,899,222



The following summarizes identifiable assets by geographic area:

June 30,

                                                                   1998           1997                1996
         United States                                        $  8,075,151     $ 2,008,307      $         --
         Switzerland                                            17,454,379      22,031,388        18,129,362
         Germany                                                   385,067         748,539           664,076
                                                              ------------      -----------      -----------
                                                              $ 25,914,597     $24,788,234      $ 18,793,438
                                                              ============      ===========      ===========

The following summarizes operating losses before provision for income tax:


June 30,

                                                              1998              1997             1996
         United States                                        $(13,962,842)     $(   175,254)    $         --
         Switzerland                                           ( 8,803,842)      (12,678,800)      (8,986,555)
         Germany                                                   (42,184)         (333,397)         (63,673)
                                                              ------------      ------------     ------------
                                                              $(22,808,032)     $(13,187,451)    $ (9,050,228)
                                                              ============      ============     ============

NOTE 22 - COMMITMENTS

The Company leases various facilities and vehicles under operating lease agreements expiring through September 2003. The company has excluded all vehicle leases in its presentation because they are deemed to be immaterial. The facilities lease agreements provide for a base monthly payment of $22,285 per month. Rent expense for the years ended June 30, 1998, 1997 and 1996 was $324,726, $ 297,926 and $ 242,658 respectively Future minimum annual lease payments, based on the exchange rate in effect on June 30, 1998, under the facilities lease agreements are as follows: 1999 $267,422, 2000 $173,549, 2001 $162,526, 2002 $166,995, 2003 $137,994, Thereafter $0

On January 1, 1996, the Company entered into a long term purchase agreement with a major vendor to supply the camera module for a product the Company sells. At June 30, 1998, future minimum payments under this contract, which is cancelable with four months notice, are as follows: 1999 $ 7,717,921. The Company's total purchases under this agreement was for the year ended June 30, 1998 $1,685,611 respectively for the year ended June 30, 1997 $ 1,534,646.--. Due to a change of the production plant of its vendor from Europe to the USA this contract is presently in process to be renegotiated. The company believes that the outcome of this renegotiations will have a positive impact to lower the existing commitments into the future.

The Company has employment agreements with six of its executives. Minimum compensation under these agreements are as follows:


         Year Ended
         ----------
         June 30, 1999                 $  963,000
         June 30, 2000                    843,000
         June 30, 2001                    500,000
         June 30, 2002                    273,000
         June 30, 2003                    147,000
                                       ----------
                                       $2,726,000
                                       ==========

NOTE 23 - LITIGATION

In October 1997, the Registrant and Swissray Healthcare, Inc. were served with a complaint by a company engaged in the business of providing services related to imaging equipment alleging that defendant received benefits from breach of fiduciary duties and contract obligations and misappropriation of trade secrets by certain former employees of such competitor. Such company also obtained a temporary restraining order against the Registrant and Swissray Healthcare, Inc. On November 10, 1997, the Court denied a Motion for a preliminary injunction and the temporary restraining order was vacated. On December 1, 1997 and January 30, 1998 the Registrant answered the Complaint and Amended Complaint respectively by denying the allegations contained therein. The Plaintiff in such action (on December 2, 1997) filed a Motion to reargue and renew its prior denied Motion for a Preliminary Injunction and such Motion was (by Order and Decision dated June 17, 1998) denied. The Company denied the allegations, vigorously defended the litigation and thereafter settled such litigation and all outstanding matters with respect thereto for $60,000 in July 1998.

Dispute with Gary J. Durday ("Durday"), Kenneth R. Montler ("Montler") and Michael E. Harle ("Harle"). On July 17, 1998, two legal proceedings were commenced by Swissray, and two of its subsidiaries against Durday, Montler and Harle. Harle and Montler are former Chief Executive Officers of Swissray Medical Systems Inc. and Swissray Healthcare Inc., respectively, and Durday is the former Chief Financial Officer of both of those companies. Each of them was employed pursuant to an Employment Agreement dated October 17, 1997. In addition these three individuals were owners of a company by the name of Service Support Group LLC ("SSG"), the assets of which were sold to Swissray Medical Systems Inc. pursuant to an Asset Purchased Agreement dated as of October 17, 1997.

whereby Messrs. Durday, Montler and Harle received, among other consideration 33,333 shares of the Company's common stock, together with a put option entitling these individuals to require Swissray to purchase any or all of such shares at a purchase price equal to $ 45.00 per share (on or after June 30, 1998 and until April 16, 1999, subject to certain adjustments set forth in the Asset Purchase Agreement).

On July 17, 1998, Swissray and its subsidiaries, Swissray Medical Systems Inc. and Swissray Healthcare Inc. commenced an arbitration proceeding before the American Arbitration Association in Seattle, Washington (Case No. 75 489 00196
98) alleging that Messrs. Durday, Montler and Harle fraudulently induced Swissray and its subsidiaries to enter into the above referenced Asset Purchase Agreement and otherwise breached that Agreement. The relief sought in the arbitration proceeding is the recovery of damages suffered as a result of this alleged wrongful conduct and a rescission of the put option provided for in the Asset Purchase Agreement. Messrs. Durday, Montler and Harle responded to the allegations made in the arbitration proceeding and asserted counterclaims against Swissray and its subsidiaries claiming a breach by them of their obligations under the Asset Purchase Agreement and other relief.

The current status with respect to this matter is that an arbitration has been selected, but no date has yet been set for a hearing.

In addition to the above referenced arbitration proceeding, Swissray and its subsidiaries commenced an action against Messres Durday, Montler and Harle in the Supreme Court of the State of New York, County of New York (Index 603512/98), alleging that these individuals breached the obligations undertaken by them in their respective Employment Agreements. Messrs. Durday Montler and Harle have removed this action to the United States District Court for the Southern District of New York (File No. 98 Civ. 5895; Judge McKenna), where it is now pending. Counsel for Messrs. Durday, Montler and Harle have since acknowledged that the action was improperly removed to federal court and have agreed to remand that action to the Supreme Court of the State of New York, County of New York. Counsel for Messrs. Durday, Montler and Harle have also indicated that it is their intention to attempt to dismiss or stay the New York action in order to have the issues raised in the action consolidated with the issues to be determined in the American Arbitration Association proceeding, but no formal action has been taken in that regard.

While the above may be considered to be in its early stage of litigation or arbitration as indicated, it is the Company's management's intention to contest each of these matters vigorously since Swissray believes that its claims are meritorious, and that it has meritorious defenses to the claims asserted against them.

NOTE 24 - RESTRUCTURING

During the year ended June 30, 1998 the Company recorded restructuring charges of $500,000, as a result of its decision to relocate two facilities. The charges consist primarily of the present value of the remaining lease obligations of those facilities.

NOTE 25 - SUBSEQUENT EVENTS

On August 31, 1998 the Company issued $3,832,849 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including a 25% premium and accrued interest, convertible into Common Stock of the Company. The Company did not receive any cash proceeds from the offering of the Convertible Debentures. The full amount was paid by investors to holders of the Company's
Convertible Debentures issued on March 14, 1998 holding $3,000,000 of such Convertible Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $2,311,000 aggregate principal amount of 5% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $311,000 the Company received a net amount of $2,000,000. The face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company commencing March 1, 1998 at a conversion price equal to the lesser of 82% of the average closing bid price for the ten trading days preceding the date of the conversion or $1.00. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures.

Subsequent to the closing of the Company's June 30, 1998 fiscal year, the Company held a Special Meeting of Stockholders on August 31, 1998, at which time Company stockholders were asked to consider and act upon proposals to (1) reverse stock split the currently issued and outstanding shares of Company Common Stock on the basis of no less than 1 : 4 and no greater than 1 for 10; the exact number, (if any) within such parameter to be determined by the Board of Directors in its discretion and (2) authorize the creation of a class of Preferred Stock. The number of shares of Common Stock voted at the Special Meeting approximated 75 % of all issued and outstanding securities as of the record date and approximately 88 % of those shares voted in favor of the aforesaid reverse stock split proposal (while the Company did not receive a sufficient number of affirmative votes for the creation of a class of Preferred Stock).

On October 6, 1998 the Company issued $2,940,000 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including $540,000 repurchase of stock, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $300,000 the Company received a net amount of $2,100,000. The face amount of the Convertible Debentures is convertible into shares of Common Stock of the Company any time after the closing date at a conversion price equal to the lesser of 82% of the average closing bid price for the ten trading days preceding the date of the conversion or $1.00. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures.

NOTE 26 - RESTATEMENT

The accompanying financial statements have been restated to properly record the accounting treatment of certain benefical conversion features and debt issuance costs of convertible debentures issued during the year ended June 30, 1997, the accounting for the value of stock options granted during the years ended June 30, 1997 and 1996, and the accounting for the value of common stock to be issued to an officer as additional compensation during the year ended June 30, 1997.

The effect of such restatements on the Company's 1997 and 1996 financial statements follow:

                                                        1997                                            1996
                                      -----------------------------------------       -----------------------------------------
                                         As                               As             As                               AS
                                      Reported       Adjustments       Restated       Reported       Adjustments
Restated
                                      --------       -----------       --------       --------       -----------       --------
Balance Sheet Adjustments
 Assets                              $24,352,915    $  435,319        $24,788,234     $18,793,438    $       --     $18,793,438
 Liabilities                          17,784,487      (689,441)        17,095,046       8,138,182            --       8,138,182
 Stockholders' equity                  6,568,428     1,124,760          7,693,188      10,655,256            --      10,655,256

Statement of Operations
 Adjustments
  Operating expenses                 $15,165,898    $2,284,435        $17,450,333     $ 8,591,679    $6,374,468     $14,966,147
  Other income (expenses)                 67,720      (511,125)          (443,405)        810,003            --         810,003
  Loss from operations               (10,502,114)   (2,795,560)       (13,297,674)     (2,311,112)   (6,374,468)     (8,685,580)
  Net loss                           (10,889,628)   (2,795,560)       (13,685,188)     (1,891,612)   (6,374,468)     (8,266,080)
  Net loss per common share basic    $      (.69)   $     (.17)       $      (.86)    $      (.15)   $     (.49)$          (.64)

Stockholders' equity has been restated to reflect the following:

                                                Additional          Accumulated
                                              Paid-in Capital         Deficit
                                              ---------------       -----------

As originally reported, June 30, 1996         $19,268,400          $ (7,918,948)
Value of stock options granted                  6,374,468            (6,374,468)
                                              -----------          -------------
As restated, June 30, 1996                    $25,642,868          $(14,293,416)
                                              ===========          =============

As originally reported, June 30, 1997         $26,608,594          $(18,808,576)
Effect of 1996 restatement                      6,374,468            (6,374,468)
                                              -----------          -------------
                                               32,983,062           (25,183,044)


Beneficial conversion feature                   1,000,000              (310,559)
Debt issuance cost                                635,885              (200,566)
Value of stock options granted                  1,161,462            (1,161,462)
value of common stock to be issued                     --            (1,122,973)
                                              -----------          -------------
                                              $35,780,409          $(27,978,604)
                                              ===========          =============

NOTE 27 - UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS

The following unaudited proforma condensed combined statements of operations for the years ended June 30, 1998 and 1997 give retroactive effect of the acquisition of Empower, Inc. on April 1, 1997 and SSG on October 17, 1997, which has been accounted for as a purchase. The unaudited proforma condensed combined statements of operations give retroactive effect to the foregoing transaction as if it had occurred at the beginning of each year presented. The proforma statements do not purport to represent what the Company's results of operations would actually have been if the foregoing transactions had actually been consummated on such dates or project the Company's results of operations for any future period or date.

The proforma statements should be read in conjunction with the historical financial statements and notes thereto.

                           SWISSRAY INTERNATIONAL, INC
  UNAUDITED PROFORMA CONDENSED COMBINED CONSOLIDATED STATEMENT
OF OPERATIONS
               FOR THE YEAR ENDED JUNE 30, 1998 AND JUNE 30, 1997

                                                                                      Year Ended June 30
                                                                                      ------------------
                                                                                   1998               1997
                                                                              ------------       ------------
Revenues                                                                      $ 23,837,000       $ 21,223,000
Loss before extraordinary items                                                (21,963,000)       (13,568,000)
Net loss                                                                       (22,403,000)       (13,956,000)
Loss per share                                                                       (8.33)             (8.79)
Weighted average number of shares outstanding                                    2,690,695          1,587,757

It was not practicable to include information for SSG for the year ended June 30, 1997

                                         SWISSRAY INTERNATIONAL INC.
                                         CONSOLIDATED BALANCE SHEETS


                                                        ASSETS
                                                                                December 31,
                                                                                   1998                      June 30,
                                                                                (Unaudited)                    1998
                                                                                ------------              ------------
CURRENT ASSETS
Cash and cash equivalents                                                       $  1,224,828              $   1,281,552
Accounts receivable, net of allowance for doubtful
accounts of $ 34,833 and $ 32,356                                                  4,567,610                  2,584,651
Inventories                                                                        8,321,841                  7,701,145
Prepaid expenses and sundry receivables                                            1,338,067                  1,501,909
                                                                                -------------             -------------
TOTAL CURRENT ASSETS                                                              15,452,346                 13,069,257
                                                                                -------------             -------------
PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation
of $ 794,307 and $ 581,077                                                         6,004,371                  6,010,378
                                                                                -------------              ------------
OTHER ASSETS
Loan receivable                                                                       18,031                     20,005
Licensing agreement, net of accumulated amortization of                            3,352,438                  3,600,766
$ 1,614,137 and $ 1,365,809
Patents and trademarks, net of accumulated amortization of                           214,936                    230,614
$ 98,394 and $ 82,716
Software development costs, net of accumulated amortization of                       402,210                    455,318
$ 175,000 and $ 121,892
Security deposits                                                                     31,146                     38,280
Note receivable - long-term, net of allowance of $ 30,733 and $ 30,733               513,643                    513,643
Goodwill, net of accumulated amortization of $ 223,939 and $ 136,939               1,709,336                  1,796,336
Debt issance costs on convertible debentures, net of accumulated
amortization of $ 207,333 and $ 60,000                                               103,667                    180,000
                                                                                -------------             -------------
TOTAL OTHER ASSETS                                                                 6,345,407                  6,834,962
                                                                                -------------             -------------
TOTAL ASSETS                                                                    $ 27,802,124             $   25,914,597
                                                                                =============             =============
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt                                            $    215,486             $      233,746
Notes payable - banks                                                              4,756,527                  3,551,091
Note payable                                                                       1,080,000                      -
Loan payable                                                                         134,364                    125,029
Accounts payable                                                                   6,846,261                  5,030,449
Accrued expenses                                                                   1,501,005                  2,365,450
Restructuring                                                                        500,000                    500,000
Customer deposits                                                                     30,844                    176,583
Due to stockholders and officers                                                       -                          2,206
                                                                                -------------              ------------
TOTAL CURRENT LIABILITIES                                                         15,064,487                 11,984,554
                                                                                -------------              ------------
CONVERTIBLE DEBENTURES                                                            12,229,818                  7,645,969
Conversion Benefit                                                                     -                       (315,327)
                                                                                -------------              ------------
Net Convertible Debentures                                                        12,229,818                  7,330,642
                                                                                -------------              ------------
LONG-TERM DEBT, less current maturities                                              367,725                    440,674
COMMON STOCK SUBJECT TO PUT                                                        1,819,985                  1,819,985
                                                                                ------------               ------------
STOCKHOLDERS' EQUITY
Common stock                                                                          46,380                     41,426
Additional paid-in capital                                                        59,657,215                 58,074,793
Treasury stock                                                                      (540,000)                     -
Accumulated deficit                                                              (57,567,759)               (50,481,713)
Accumulated other comprehensive loss                                              (1,455,742)                (1,475,779)
Common stock subject to put                                                       (1,819,985)                (1,819,985)
                                                                                -------------              -------------
TOTAL STOCKHOLDERS' EQUITY                                                        (1,679,891)                 4,338,742
                                                                                -------------              -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 27,802,124             $   25,914,597
                                                                                =============             =============
                                      F-35


                        SWISSRAY INTERNATIONAL INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    Six Months Ended
                                                                      December 31,
                                                          ---------------------------------------
                                                            1998                     1997
                                                                                    Restated
                                                           Unaudited                Unaudited
                                                          -----------              -----------

NET SALES                                                $ 10,101,147             $ 11,302,578
COST OF SALES                                               7,969,342                8,590,947
                                                          -----------              ------------
GROSS PROFIT                                                2,131,805                2,711,631
                                                          -----------               -----------
OPERATING EXPENSES
Officers and directors compensation                           396,894                  250,547
Salaries                                                    2,064,577                1,926,769
Selling                                                     1,438,281                1,674,198
Research and development                                      843,589                1,422,482
General and administrative                                    710,818                  883,598
Other operating expenses                                      561,007                  264,398
Bad debts                                                       7,383                  (25,046)
Depreciation and amortization                                 590,762                  436,646
                                                           ----------                ---------
TOTAL OPERATING EXPENSES                                    6,613,311                6,833,592
                                                           ----------                ---------

LOSS BEFORE OTHER INCOME (EXPENSES)
  AND INCOME TAXES                                         (4,481,506)              (4,121,961)
                                                           -----------              -----------
Other income (expenses)                                      (358,995)                 156,145
Interest expense                                           (1,412,696)              (4,416,914)
                                                           -----------              -----------
OTHER EXPENSES                                             (1,771,691)              (4,260,769)
                                                           -----------              -----------
LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS              (6,253,197)              (8,382,730)

Income tax provision (benefit)                                  -                        -

Extraordinary income (expenses)                              (832,849)                 304,923
                                                          ------------              -----------
NET LOSS                                                 $ (7,086,046)             $(8,077,807)
                                                          ============              ===========
LOSS PER COMMON SHARE BASIC
Loss from continuing operations                          $      (1.35)             $     (3.36)
Extraordinary items                                             (0.18)                    0.12
                                                          ------------              -----------
NET LOSS                                                 $      (1.53)             $     (3.24)
                                                          ------------              -----------
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING                                          4,625,626                2,495,918

                                      F-36

                                 SWISSRAY INTERNATIONAL INC.
                            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        Six Months Ended
                                                                          December 31,
                                                                ---------------------------------
                                                                  1998                   1997
                                                                                       Restated
                                                                Unaudited              Unaudited
                                                                ---------              ---------

CASH FLOWS FROM OPERATING ACTIVITES

Net loss                                                     $ (7,086,046)          $ (8,077,807)
Adjustment to reconcile net loss to net
         cash used by operating activities
         Depreciation and amortization                            617,486                471,094
         Provision for bad debts                                    2,477                (53,061)
         Financing costs incurred                                      -                 240,347
         Issuance of common stock in lieu of
            interest payments                                          -                 93,254
         Interest expense on debt issuance cost and
           conversion benefit                                   1,297,158              4,033,747
          Early extinguishment of debt (gain)                     832,849               (304,923)


         (Increase) decrease in operating assets:
         Accounts receivable                                   (1,985,436)            (1,145,294)
         Inventories                                             (620,696)            (2,027,483)
         Prepaid expenses and sundry receivables                  163,842               (356,224)
         Increase (decrease) in operating liabilities:
         Accounts payable                                       1,815,812                869,883
         Accrued expenses                                        (864,444)               (77,558)
         Customers deposits                                      (145,739)              (141,436)
                                                               -----------            -----------
NET CASH USED BY OPERATING ACTIVITIES                          (5,972,737)            (6,475,460)
                                                               -----------            -----------
CASH FLOW FROM INVESTING ACTIVITIES
         Acquisition of property and equipment                   (207,223)              (252,119)
         Patents and trademarks                                        -                 (37,430)
         Other intangibles                                             -                (138,327)
         Assets purchased net of cash acquired                         -                (591,108)
         Security deposits                                          7,134                  9,478
         Loans receivable                                           1,974                 (3,463)
                                                               -----------            -----------
NET CASH USED BY INVESTING ACTIVITIES                            (198,115)            (1,012,969)
                                                               -----------            -----------
CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from short-term borrowings                   16,669,384                266,900
         Proceeds from long-term borrowings                            -                 477,892
         Principal payment of short-term borrowings           (11,188,135)              (122,024)
         Principal payment of long-term borrowings                (72,950)                    -
         Issuance of common stock for cash                      1,500,000              6,996,370
         Purchase of treasury stock                              (540,000)                    -
         Payments to stockholders and officers                     (2,207)               (70,590)
                                                               -----------           -----------
CASH PROVIDED BY FINANCING ACTIVITIES                           6,366,092              7,548,547
                                                               -----------           -----------
EFFECT OF EXCHANGE RATE ON CASH                                  (251,964)                73,847
                                                               -----------           -----------
NET INCREASE (DECREASE) IN CASH                                   (56,724)               133,965
CASH AND CASH EQUIVALENT - beginning of period                  1,281,552              3,091,307
                                                               -----------           -----------
CASH AND CASH EQUIVALENTS - end of period                    $  1,224,828           $  3,225,272
                                                               -----------           -----------
                                      F-37

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1998

         (1)The accompanying financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1998.

         (2)In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of only a normal and recurring nature, necessary to present fairly the financial position of the Registrant as of December 31, 1998 and the results of operations and cash flows for the interim periods presented. Operating results for the six months ended December 31, 1998 are not necessarily indicative of the results to be expected for the full year ending June 30, 1999.

         (3)INVENTORIES

                  Inventories are summarized by major classification as follows:

                                                     December 31,      June 30,
                                                     ---------------------------
                                                        1998             1998
                                                     ----------       ----------
Raw materials, parts and supplies                    $7,199,118       $7,047,001
      Work in process                                   287,008          160.064
      Finished goods                                    835,715          494.080
                                                     ----------       ----------
                                                     $8,321,841       $7,701,145
                                                     ==========       ==========

Inventories are stated at lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventory cost include material, labor, and overhead.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


TABLE OF CONTENTS


                                      Page

Available Information                                                        3
Prospectus Summary                                                           4
Risk Factors                                                                 8
The Company                                                                 18
Determination of Offering Price                                             20
Use of Proceeds                                                             20
Market Prices and Dividend Policy                                           20
Capitalization                                                              22
Dilution 22
Selected Consolidated Financial Data                                        23
Management's Discussion and Analysis Of Financial Condition and
  Results of Operations                                                     24
Business                                                                    33
Management                                                                  46
Stock Options Granted in 1997                                               49
Aggregated Option Exercises in Last Fiscal Year and Year-End
  Option Values                                                             50
Principal Stockholders                                                      53
Certain Transactions                                                        55
Selling Holders and Plan of Distribution                                    55
Description of Capital Stock                                                58
Legal Matters                                                               63
Independent Auditors                                                        63
Index to Consolidated Financial Statements                                  64

                          SWISSRAY INTERNATIONAL, INC.





                              12,585,480 SHARES OF
                                  COMMON STOCK




                                   PROSPECTUS




                                April____, 1999

   PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SECURITIES AND EXCHANGE COMMISSION REGISTRATION FEE        $   9,628.93
         PRINTING EXPENSES                                             15,000.00
         ACCOUNTING FEES AND EXPENSES                                  15,000.00
         LEGAL FEES AND EXPENSES                                      140,000.00
         TRANSFER AGENT AND REGISTRATION FEES                           1,500.00
         BLUE SKY FEES AND EXPENSES                                    15,000.00
         MISCELLANEOUS EXPENSES                                         5,000.00

                     Total                                           $201,128.93


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 721 of the New York Business Corporation Law provides that the indemnification and advancement of expenses of directors and officers may be provided by the certificate of incorporation or by-laws of a corporation, or when authorized by the certificate of incorporation or by-laws, a resolution of shareholders, a resolution of directors or an agreement providing for indemnification (except in cases where a judgment or other final adjudication establishes that such acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or that a person personally gained in fact a financial profit or other advantage to which he was not legally entitled).

         Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made, or threatened to be made, a party of an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other entity which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other entity in any other capacity, against judgments, fines, amounts paid in settlement and reasonable expenses if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal acts or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722 of the New York Business Corporation Law also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity at the request of the corporation, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, employee benefit plan or other entity, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect to a threatened or pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 726 of the New York Business Corporation Law provides that a corporation shall have the power to purchase and maintain insurance for indemnification of directors and officers. However, no insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer for a judgment or a final adjudication adverse to the insured director or officer if (i) a judgment or other final adjudication establishes that his acts of active and deliberate dishonesty were material to the cause of action adjudicated or that he personally gained a financial profit or other advantage to which he was not legally entitled or (ii) if prohibited under the insurance law of New York.

         Section 724 of the New York Business Corporation Law provides that indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 (a) of the New York Business Corporation Law notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders.

         The By-Laws of the Registrant provide for indemnification as follows:

         (a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

         (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

         (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

         The Certificate of Incorporation of the Registrant, as amended, provides for indemnification as follows:

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         On May 20, 1995, the Registrant issued 2,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S promulgated under the Securities Act for an aggregate consideration of $4,250,000. Placement agents were Interfinance Investment Co., Ltd., Berkshire Capital Management Corp. and Rolcan Finance Ltd. Net proceeds received by the Company after costs related to the financing were $4,000,000.

         On December 10, 1995, the Registrant issued 1,000,000 shares of Common Stock to non-U.S. persons in reliance on Regulation S. Placement agent was Berkshire Capital Management Corp. Net proceeds received by the Company were $4,500,000.

         On September 11, 1996, the Registrant issued $3,800,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation S. The convertible debentures were all converted into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. The Registrant received net proceeds of $2,774,000.

         On January 10, 1997, the Registrant issued $3,500,000 aggregate principal amount of convertible debentures to non-U.S. persons in reliance on Regulation S. Placement agent was IS-Targas Trading Ltd. Such convertible debentures were all converted into shares of Common Stock at a conversion price equal to 81% of the average closing bid price for the five trading days preceding the date of conversion. Any convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of the convertible debentures. Net proceeds received by the Registrant were $3,085,000.

         On March 5, 1997, the Registrant issued 1,000,000 shares of Common Stock for an aggregate price of $2,000,000 to non-U.S. persons in reliance on Regulation S under the Securities Act. The placement agent for such shares was Rolcan Finance Ltd. The Registrant received net proceeds of $1,925,000.

         On April 28, 1997, the Registrant issued $2,000,000 aggregate principal amount of convertible debentures, which were all converted into shares of Common Stock of the Registrant at a conversion price equal to the higher of 80% of the average closing bid price on the date of conversion or $2.50 per share. The Registrant received net proceeds of $1,822,500.

         On each of May 15, 1997 and June 15, 1997, the Registrant issued $2,000,000 principal amount of 6% convertible debentures convertible into Common Stock on terms similar to those of the April 28, 1997 issuance to accredited investors as defined in Rule 501(a) of Regulation D. Placement agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price for such convertible debentures was $4,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $528,610, the Registrant received an aggregate net amount of $3,458,890. Such convertible debentures were refinanced on July 31, 1997, with the proceeds of $4,262,500 principal amount of convertible debentures issued to non-U.S. persons under Regulation S.

         On July 31, 1997, the Registrant issued $4,262,500 of 7% convertible debentures. The proceeds of such issuance were used to refinance $4,000,000 principal amount of 6% convertible debentures dated May 15, 1997 and June 13,

1997 plus interest. The Registrant did not receive any cash proceeds from this transaction. Such convertible debentures, due July 31, 2000, were all converted into shares of Common Stock at a price equal to 80% of the average closing bid price for the five (5) trading days preceding the date of conversion.

         On August 19, 1997, the Registrant issued $5,000,000 aggregate principal amount of 6% convertible debentures, convertible into Common Stock of the Registrant. Placement Agent for such convertible debentures was Rolcan Finance Ltd. The aggregate offering price of such convertible debentures was $5,000,000. After deducting underwriting discounts, commissions and escrow fees in the aggregate amount of $681,250 the Registrant received a net amount of $4,318,750. All such convertible debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Registrant has received written representations from each investor to that effect. Fifty percent of the face amount of such convertible debentures were convertible into shares of Common Stock of the Registrant at any time after November 3, 1997 and the remaining 50% of the face value of such convertible debentures were convertible into shares of Common Stock of the Registrant after December 3, 1997, in each case at a conversion price equal to 80% of the average closing bid price for the five trading days preceding the date of conversion. Any such convertible debentures not so converted are subject to mandatory conversion by the Registrant on the 36th monthly anniversary of the date of issuance of such Convertible Debentures. All conversions have been competed (or rolled over as indicated below).

         Between November 26, 1997 and December 11, 1997, the Company issued $2,158,285 aggregate principal amount of 5% convertible debentures (the "Convertible Debentures") including a 15% premium, and accrued interest, convertible into Common Stock of the Company. The Registrant did not receive any cash proceeds from the offering of the Convertible Debentures. An amount of $2,158,285 was paid by investors to holders of the Company's Convertible
Debentures  issued on August 19, 1997  holding  $1,850,000  of such  Convertible
Debentures as repayment in full of the Company's obligations under such Convertible Debentures. During the same period the Company issued $3,690,000 aggregate principal amount of 8% Convertible Debentures, convertible into Common Stock of the Company. After deducting fees, commissions and escrow fees in the aggregate amount of $690,000 the Company received a net amount of $3,000,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. Twenty-five percent of the face amount of both Convertible Debentures are convertible into shares of Common Stock of the Company as at the effective date of a registration statement covering the underlying shares of Common Stock, to wit: March 12, 1998. An additional twenty-five percent of the face amount of both Convertible Debentures may be converted each 30 days thereafter, in each case at a conversion price equal to 75% of the average closing bid price for the five trading days preceding the date of the conversion. Any Convertible Debenture not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of March 31, 1999 all conversions were completed.

         In March of 1998, the Company issued $5,500,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting fees directly attributable to such offering the Company received a net amount of $4,915,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of May 15, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. As of March 31, 1999 an unconverted balance of $334,228 remains outstanding.

         In June of 1998, the Company issued $2,000,000 aggregate principal amount of 6% convertible debentures (the "Convertible Debentures"), convertible into Common Stock of the Company. After deducting fees directly attributable to such offering the Company received a net amount of $1,760,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representation from each investor to that effect. One Hundred percent of the face amount of the Convertible Debentures are convertible into shares of Common Stock of the Company at the earlier of August 14, 1998 or the effective date of this Registration Statement at a conversion price equal to 80% of the average closing bid price for the ten trading days preceding the date of conversion. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th monthly anniversary of the date of issuance of the Convertible Debentures. None of these debentures have been converted as of March 24, 1999.

         On August 31, 1998 the Company issued a principal aggregate total amount of $6,143,849 of 5% convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion as follows: (a) The Company issued $3,832,849 aggregate principal for which the Company received no cash; investors having paid the holders of $3,000,000 in Convertible Debentures (originally issued in March 1998) together with 25% premium and accrued interest; and (b ) the Company issued new Convertible Debentures convertible into shares of Company Common Stock. After deducing fees directly attributable to such offering the Company received a net amount of $ 2,000,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. As of March 31, 1999 an unconverted balance of $5,784,421 remains outstanding.

         On October 6, 1998 the Company issued a principal aggregate amount of $2,940,000 of 5% convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion. After deducting fees directly attributable to such offering (including the Company's repurchase of 1,465,000 pre-split shares of its common stock for a cash consideration of $540,000) the Company received a net amount of $
2,100,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. None of these Convertible Debentures have been converted as of March 31, 1999.

         The Registrant received gross proceeds of $1,080,000 in December 1998 pursuant to promissory notes bearing interest at the rate of 8% per annum for the first 90 calendar days (through March 13, 1999) with the Company having the option to extend the notes for an additional 60 days with interest increasing 2% per annum during the 60 day period. The Company exercised its extension option. As further consideration for the loan, the Company issued Lenders Warrants to purchase up to 50,000 shares of the Company's common stock exercisable, in whole or in part, for a period of up to 5 years at $.375 (the bid price for Company shares on the date of closing). The notes are secured by a second mortgage on land and building as well as certain Company inventory. In the event that the promissory notes are not paid by their due date then the terms of a Contingent Subscription Agreement, Debenture and Registration Rights Agreement shall apply. In that respect the convertible debentures are to bear interest at the rate of 5% per annum (payable in stock or cash at the Company's option) and are convertible, at any time at the lesser of (a) 82% of the 10 day average bid price for the 10 consecutive trading days immediately preceding the conversion date or (b) $1.00 per share. The documents also provide for certain Company redemption rights at percentages ranging from 115% of the face amount of the Debenture to 125% of the face amount of the debenture dependent upon redemption date, if any.

         The Company is also required to register those shares of common stock underlying the convertible debentures. Accordingly, 745,330 shares are being registered pursuant to the terms of such agreements, notwithstanding the fact that the current due date on the promissory note is May 13, 1999 and the contingent convertible debenture terms are not in effect (but will be in effect as of May 13, 1999). In the event that the promissory note is paid off prior to its due date those shares registered hereunder regarding the contingent convertible debenture shall be deregistered by post effective amendment or otherwise.

         On January 29, 1999 the Company issued a principal aggregate amount of $1,170,000 of convertible debentures ("Convertible Debentures"), convertible into Common Stock of the Company at a conversion price of 82% of the average closing bid price for the ten trading days preceding the date of conversion together with accrued interest of 3% for the first 90 days, 3.5% for 91-120 days and 4% for 120 days and thereafter. After deducing fees directly attributable to such offering the Company received a net amount of $ 1,020,000. All Convertible Debentures were issued to accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Act ("Regulation D") and the Company has received written representations from each investor to that effect. Any Convertible Debentures not so converted are subject to mandatory conversion by the Company on the 24th anniversary of the date of issuance of the Convertible Debentures. None of these Convertible Debentures have been converted as of March 31, 1999.

         On March 2, 1999, the Company entered into a second promissory note (contingent convertible debenture financing) with the same lenders as the December 1998 transaction described directly above with terms and conditions identical to those set forth above excepting (a) gross proceeds amounted to $1,110,000, (b) the initial due date of such notes are May 31, 1999, (c) the potential 60 day extension date on such promissory notes is July 30, 1999, (d) the conversion price is 80% of the 10 day average closing bid price for the 10 consecutive trading days preceding conversion date and (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 50,000 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described above (under "Contingently Convertible Promissory Notes - December 1998") in all material respects. The number of shares being registered for this transaction amounts to 766,032 shares and to the extent not issued will be properly deregistered.

         On March 26, 1999 the Company entered into a third promissory note (contingent convertible debenture financing) with terms and conditions identical to those set forth in the March 2, 1999 promissory note financing referred to directly above excepting (a) the lender is different, (b) gross proceeds amounted to $550,000, (c) the initial due date of such note is June 25, 1999,
(d) the potential 60 day extension date on such promissory note is August 24, 1999, (e) Warrants were issued (similarly exercisable over 5 years) to purchase up to 27,500 shares of common stock at 125% of the average 5 day closing bid price of the Company's common stock immediately preceding the date of closing but in no event at less than $1.00 per share. In all other respects the terms and conditions of each of the documents executed with respect to this transaction are identical to those described in the above referenced March 2, 1999 transaction. The number of shares being registered for this transaction amounts to 379,566 shares and to the extent not issued will be properly deregistered.

Item 16. Exhibits and Financial Statement Schedules

Exhibit
  No.             Description

2.1 Acquisition Agreement, dated May 1995, by and between Registrant, a New York corporation (now Swissray International, Inc.); Berkshire
         International Finance, Inc., SR Medical AG (a Swiss corporation), Teleray AG (a Swiss corporation) and others (Incorporated by reference to Exhibit 6(a) of the Registrant's Registration Statement on Form 10SB, Registration No . 0-26972, effective February 14, 1996).

2.2 Exchange Agreement, dated as of November 22, 1996 by and between the Registrant and Douglas Maxwell ("Maxwell"); Registration Rights Agreement, dated as of March 13, 1997, between the Registrant and Maxwell; Assignment and Assumption Agreement, dated March 13, 1997, between the Registrant and Maxwell; Option Agreement, dated January 24, 1997, granting options for 125,000 shares of the Registrant to Maxwell (Incorporated by reference to Exhibit 2.2 of the Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB filed on September 30, 1997).

3.1      Registrant's  Certificate  of  Incorporation,  dated  December 20, 1967
         (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration No.0- 26972,effective February 14, 1996).

3.2 Amendment to Registrant's Certificate of Incorporation, dated September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.3 Amendment to Registrant's Certificate of Incorporation, dated September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB, Registration No.0-26972, effective February 14, 1996).

3.4 Amendment to Registrant's Certificate of Incorporation, dated October 30, 1981 (Incorporated by reference to Exhibit 2(d) of the Registrant's Registration Statement on Form 10SB, Registration No.0-26972, effective February 14, 1996).

                                     II - 7

Exhibit
  No.             Description

3.5      Certificate of Merger of Direct Marketing Services, Inc. and CGS Units
         Incorporated into CGS Units Incorporated, dated June 16, 1994
         (Incorporated by reference to Exhibit 2(e) of the Registrant's
         Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.6      Amendment to Registrant's Certificate of Incorporation,dated August 10,
         1994  (Incorporated by reference to Exhibit 3.6 of Registrant's  Annual
         Report for the fiscal  year ended June 30, 1997 on Form  10-KSB,  filed
         September 30, 1997).

3.7      Certificate of Correction of Certificate of Merger of Direct  Marketing
         Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, filed August 5, 1994 (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration Statement on Form 10SB, Registration No.
         0-26972, effective February 14, 1996).

3.8      Amendment to Registrant's  Certificate of Incorporation,  dated May 24,
         1995 (Incorporated  by  reference to Exhibit  2(g) of the  Registrant's
         Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996)

3.9      Amendment to Registrant's  Certificate of  Incorporation,  dated August
         29, 1996  (Incorporated  by  reference  to Exhibit 3.9 of  Registrant's
         Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.10     Amendment to Registrant's Certificate of Incorporation,  dated December
         13, 1996  (Incorporated  by reference  to Exhibit 3.10 of  Registrant's
         Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11     Amendment to Registrant's Certificate of Incorporation, dated March 12,
         1997 (Incorporated by reference to Exhibit 3.11 of Registrant's  Annual
         Report for the fiscal  year ended June 30, 1997 on Form  10-KSB,  filed
         September 30, 1997).

3.12     Registrant's By-Laws (Incorporated by reference to Exhibit 2 (h) of the
         Registrant's Registration Statement on Form 10SB, Registration No.
         0-26972, effective February 14, 1996).

3.13     Amendment to Registrant's Certificate of Incorporation,  dated December
         26, 1997 (Incorporated by reference  to  Exhibit  3.13 of  Registrant's
         Form S-1 Registration Statement, Registration No. 333-43401, effective
         March 12, 1998).

5.1      Opinion of Gary B. Wolff, P.C., counsel to the Registrant.

10.1 License Agreement, dated June 24, 1995, by and between the Registrant and Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b) of Registrant's Registration Statement on Form 10SB, Registration No.
         0-26972, effective February 14, 1996).

                                     II - 8


Exhibit
  No.             Description

10.2     1996 Swissray International Corporation, Inc. Non-Statutory Stock
         Option Plan. (Incorporated by reference to Exhibit 10.2 of Registrant's
         Amendment No. 1 to Form S-1 Registration Statement, Registration
         No. 333-38229, filed December 17, 1997).

10.3     Agreement,  dated June 11,  1996  between  the  Registrant  and Philips
         Medical  Systems   (Incorporated   by  reference  to  Exhibit  10.3  of
         Registrant's  Annual  Report for the fiscal year ended June 30, 1997 on
         Form 10-KSB, filed September 30, 1997).

10.4 License Agreement, dated as of July 18, 1997, by and between the Registrant and Agfa-Gevaert N.V., certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit
         10.4 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

10.5     Agreement,  dated July 14,  1995,  by and between  Teleray AG and
         Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule
         24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information
         Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.5 of Registrant's Annual Report for the fiscal year ended
         June 30,  1997 on Form 10-KSB/A2, filed December 3, 1997).

10.6     Agreement, dated as of June 30, 1997, between the Registrant and Ruedi
         G. Laupper. (Incorporated by reference to Exhibit 10.2 of Registrant's
         Amendment No. 1 to Form S-1 Registration Statement, Registration No.
         333-38229, filed December 17, 1997).

10.7 Form of Registration Rights Agreement, dated as of August , 1997, by and between Swissray International, Inc. and the person named on the signature page hereto. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement,
         Registration No. 333-38229, filed December 17, 1997).

10.8 Form of Debenture of Swissray International, Inc. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1
         Registration Statement, Registration No. 333-38229, filed December 17,
         1997).

10.9     Asset  Purchase  Agreement,  dated as of October  17, 1997 by and among
         Swissray Medical Systems, Inc., Swissray  International,  Inc., Service
         Support  Group LLC,  Gary  Durday,  Michael  Harle and Kenneth  Montler
         (Incorporated by reference to Exhibit 2.1 of the Registrant's Current
         Report on Form 8-K, filed November 4, 1997).

                                     II - 9


Exhibit
  No.             Description

10.10 Registration Rights Agreement, dated as of October 17, 1997, by and among Swissray International, Inc., Service Support Group, LLC, Gary
         Durday, Michael Harle and Kenneth Montler (Incorporated by reference to
         Exhibit  2.2 of the  Registrant's  Current  Report on Form  8-K,  filed
         November 4, 1997).

10.11    Employment Agreement between the Registrant and Ruedi G. Laupper, dated as of December , 1997  (Incorporated  by reference as Exhibit  10.11 to
         Registrant's  initial  filing  of  Form  S-1  Registration   Statement,
         Registration No. 333-43401 filed December 29, 1997).

10.12    Employment Agreement between the Registrant and Josef Laupper, dated as of  December , 1997  (Incorporated  by  reference  as Exhibit  10.12 to
         Registrant's  initial  filing  of  Form  S-1  Registration   Statement,
         Registration No. 333-43401 filed December 29, 1997).

10.13 Employment Agreement between the Registrant and Herbert Laubscher, dated as of December , 1997 (Incorporated by reference as Exhibit 10.13 to Registrant's initial filing of Form S-1 Registration Statement,
         Registration No. 333-43401 filed December 29, 1997).

10.14    Employment Agreement between the Registrant and Ueli Laupper,  dated as of  December , 1997  (Incorporated  by  reference  as Exhibit  10.14 to
         Registrant's  initial  filing  of  Form  S-1  Registration   Statement,
         Registration No. 333-43401 filed December 29, 1997).

10.15    Form of  Registration  Rights  Agreement,  dated as of  November , 1997
         (Incorporated by reference as Exhibit 10.15 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.16    Form of Debenture of Swissray  International,  Inc.,  dated  November ,
         1997 (Incorporated by reference as Exhibit 10.16 to Registrant's initial filing of Form S-1 Registration Statement, Registration No.
         333-43401 filed December 29, 1997).

10.17 Form of Subscription Agreement, dated November , 1997 (Incorporated by reference as Exhibit 10.17 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed
         December 29, 1997).

10.18    Form of Registration Rights Agreement (rollover), dated as of November,
         1997 (Incorporated by reference as Exhibit 10.18 to Registrant's initial filing of Form S-1 Registration Statement, Registration No.
         333-43401 filed December 29, 1997).

10.19    Form of Debenture of Swissray International, Inc. (rollover), dated
         November , 1997   (Incorporated by reference as Exhibit 10.19 to
         Registrant's initial filing of Form S-1 Registration Statement,
         Registration No. 333-43401 filed December 29, 1997).

10.20    Form of Subscription Agreement (rollover), dated November , 1997

                                    II - 10


         (Incorporated by reference as Exhibit 10.20 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.21    Agreement  Regarding August,  1997 Regulation D offering  (Incorporated
         by reference as  Exhibit  10.21  to  Registrant's   initial  filing  of
         Form  S-1 Registration Statement, Registration No. 333-43401 filed
         December 29, 1997).

10.22    Form of Subscription Agreement dated  March ,  1998  (Incorporated  by
         reference  as  Exhibit  10.22  to  Registrant's   initial  filing  of
         Form  S-1 Registration Statement, Registration No. 333-50069 filed
         April 14, 1998).

10.23 Form of Registration Rights Agreement dated March , 1998 (Incorporated by reference as Exhibit 10.23 to Registrant's initial filing of Form
         S-1 Registration Statement, Registration No. 333-50069 filed
         April 14, 1998).

10.24    Form of  Debenture  dated March , 1998  (Incorporated  by  reference as
         Exhibit 10.24 to Registrant's  initial filing of Form S-1  Registration
         Statement, Registration No. 333-50069 filed April 14, 1998).

10.25    This Exhibit Number skipped.

10.26 Form of Subscription Agreement dated June, 1998. (Incorporated by reference as Exhibit 10.26 to Registrant's initial filing of Form S-1
         Registration Statement, Registration No.333-59829 filed July 24, 1998).

10.27 Form of Registration Rights Agreement dated June, 1998.(Incorporated by reference as Exhibit 10.27 to Registrant's initial filing of Form S-1
         Registration Statement, Registration No.333-59829 filed July 24, 1998).


10.28    Form of Debenture dated June, 1998. (Incorporated by reference as
         Exhibit 10.28 to Registrant's  initial filing of Form S-1 Registration
         Statement, Registration No.333-59829 filed July 24, 1998).


10.29 Form of Subscription Agreement dated August, 1998 with March 17, 1999 amendment.

10.30    Form of Registration Rights Agreement dated August, 1998.

10.31    Form of Debenture dated August, 1998 with March 17, 1999 amendment.

10.32 Form of Subscription Agreement dated October, 1998 with March 17, 1999 amendment.

10.33    Form of Registration Rights Agreement dated October, 1998.

10.34    Form of Debenture dated October, 1998 with March 17, 1999 amendment.

10.35    Form of Promissory Note dated December, 1998.

10.36    Form of Contingent  Subscription  Agreement dated  December,  1998 with
         March 17, 1999 amendment.

                                    II - 11


Exhibit
  No.             Description


10.37    Form of Registration Rights Agreement dated December, 1998.

10.38    Form of Debenture dated December, 1998 with March 17, 1999 amendment.

10.39    Form of Warrant dated December, 1998.

10.40    Form of Subscription Agreement dated January, 1999.

10.41    Form of Registration Rights Agreement dated January, 1999.

10.42    Form of Debenture dated January, 1999.

10.43    Form of Warrant dated January 28, 1999 with March 17, 1999 amendment.

10.44    Form of Promissory Note dated March 2, 1999.

10.45    Form of Contingent Subscription Agreement dated March 2, 1999.

10.46    Form of Registration Rights Agreement dated March 2, 1999.

10.47    Form of Debenture dated March 2, 1999.

10.48    Form of Warrant dated March 2, 1999.

10.49    Form of Promissory Note dated March 26, 1999.

10.50    Form of Contingent Subscription Agreement dated March 26, 1999.

10.51    Form of Registration Rights Agreement dated March 26, 1999.

10.52    Form of Debenture dated March 26, 1999.

10.53    Form of Warrant dated March 26, 1999.

21.1 List of Subsidiaries (Incorporated by reference to Exhibit 21 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

23.1     Consent of Bederson & Company LLP

Exhibit
  No.             Description


23.1(a)  Consent of Bederson & Company LLP.

23.2     Consent of Gary B. Wolff, P.C. (included in  Exhibit 5.1).

23.3     Consent of Feldman Sherb Ehrlich & Co., P.C.

27       FINANCIAL DATA SCHEDULES

*        To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (ii) To include any prospectus required by Section 10(a)(3) of the Act;

         (iii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement and

         (iv) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-offering amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hochdorf, Country of Switzerland, on March 25, 1999.

                                                  SWISSRAY INTERNATIONAL, INC.

                                                     /Ruedi G. Laupper/
                                                By:_______________________
                                                    Name: Ruedi G. Laupper
                                                Title: Chairman of the Board of
                                                Directors, President &
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature               Title                                        Date

 /RUEDI G. LAUPPER/                Chairman of the Board of                     Dated: Mar. 25, 1999
-------------------------------
Reudi G. Laupper                   Directors, President & Chief                 Dated: Mar. 25, 1999
                                   Executive Officer

 /JOSEF LAUPPER/                   Secretary, Treasurer and a                   Dated: Mar. 25, 1999
--------------------------------
Josef Laupper                      Director


 /MICHAEL LAUPPER/                 Interim Chief Financial Officer              Dated: Mar. 25, 1999
--------------------------------
Michael Laupper


 /UELI LAUPPER/                     Vice President and a Director               Dated: Mar. 25, 1999
--------------------------------
Ueli Laupper


 /DR. ERWIN ZIMMERLI/               Director                                    Dated: Mar. 25, 1999
--------------------------------
Dr. Erwin Zimmerli


 /DR. SC. DOV MAOR/                 Director                                    Dated: Mar. 25, 1999
---------------------------------
Dr. Sc. Dov Maor


EXHIBIT INDEX

Exhibit
  No.             Description

2.1 Acquisition Agreement, dated May 1995, by and between Registrant, a New York corporation (now Swissray International, Inc.); Berkshire International Finance, Inc., SR Medical AG (a Swiss corporation),
         Teleray AG (a Swiss corporation) and others   (Incorporated   by
         reference to Exhibit 6(a) of the Registrant's Registration Statement on Form 10SB, Registration No . 0-26972, effective February 14, 1996).

2.2 Exchange Agreement, dated as of November 22, 1996 by and between the Registrant and Douglas Maxwell ("Maxwell"); Registration Rights Agreement, dated as of March 13, 1997, between the Registrant and Maxwell; Assignment and Assumption Agreement, dated March 13, 1997, between the Registrant and Maxwell; Option Agreement, dated January 24, 1997, granting options for 125,000 shares of the Registrant to Maxwell (Incorporated by reference to Exhibit 2.2 of the Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB filed on September 30, 1997).

3.1      Registrant's Certificate of Incorporation,   dated  December  20,  1967
         (Incorporated by reference to Exhibit 2(a) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.2 Amendment to Registrant's Certificate of Incorporation, dated September 19, 1968 (Incorporated by reference to Exhibit 2(b) of the Registrant's Registration Statement on Form 10SB, Registration No.0-26972, effective February 14, 1996).

3.3 Amendment to Registrant's Certificate of Incorporation, dated September 8, 1972 (Incorporated by reference to Exhibit 2(c) of the Registrant's Registration Statement on Form 10SB, Registration No.0-26972, effective February 14, 1996).

3.4 Amendment to Registrant's Certificate of Incorporation, dated October 30, 1981 (Incorporated by reference to Exhibit 2(d) of the Registrant's Registration Statement on Form 10SB, Registration No.0-26972, effective February 14, 1996).

3.5 Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, dated June 16, 1994 (Incorporated by reference to Exhibit 2(e) of the Registrant's Registration Statement on Form 10SB, Registration No.0-26972, effective February 14, 1996).

3.6 Amendment to Registrant's Certificate of Incorporation, dated August 10, 1994 (Incorporated by reference to Exhibit 3.6 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.7 Certificate of Correction of Certificate of Merger of Direct Marketing Services, Inc. and CGS Units Incorporated into CGS Units Incorporated, filed August 5, 1994 (Incorporated by reference to Exhibit 2(f) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

Exhibit
  No.             Description

3.8 Amendment to Registrant's Certificate of Incorporation, dated May 24, 1995 (Incorporated by reference to Exhibit 2(g) of the Registrant's Registration Statement on Form 10SB, Registration No.0-26972, effective February 14, 1996)

3.9 Amendment to Registrant's Certificate of Incorporation, dated August 29, 1996 (Incorporated by reference to Exhibit 3.9 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.10 Amendment to Registrant's Certificate of Incorporation, dated December 13, 1996 (Incorporated by reference to Exhibit 3.10 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.11 Amendment to Registrant's Certificate of Incorporation, dated March 12, 1997 (Incorporated by reference to Exhibit 3.11 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

3.12 Registrant's By-Laws (Incorporated by reference to Exhibit 2 (h) of the Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

3.13 Amendment to Registrant's Certificate of Incorporation, dated December 26, 1997 (Incorporated by reference to Exhibit 3.13 of Registrant's Form S-1 Registration Statement, Registration No. 333-43401, effective March 12, 1998).

5.1      Opinion of Gary B. Wolff, P.C., counsel to the Registrant.^

10.1 License Agreement, dated June 24, 1995, by and between the Registrant and Hans-Jurgen Behrendt (Incorporated by reference to Exhibit 6(b) of Registrant's Registration Statement on Form 10SB, Registration No. 0-26972, effective February 14, 1996).

10.2 1996 Swissray International Corporation, Inc. Non-Statutory Stock Option Plan. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.3 Agreement, dated June 11, 1996 between the Registrant and Philips Medical Systems (Incorporated by reference to Exhibit 10.3 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

10.4 License Agreement, dated as of July 18, 1997, by and between the Registrant and Agfa-Gevaert N.V., certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.4 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

Exhibit
  No.             Description

10.5 Agreement, dated July 14, 1995, by and between Teleray AG and Optische Werke G. Roderstock, certain portions of which are filed under a request for confidential treatment pursuant to Rule 24b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and Rule 80(b)(4) of Organization; Conduct and Ethics; and Information and Requests adopted under the Freedom of Information Act, under Rule 406 of the Securities Act of 1933, as amended, and the Freedom of Information Act (Incorporated by reference to Exhibit 10.5 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB/A2, filed December 3, 1997).

10.6     Agreement, dated as of June 30, 1997, between the Registrant and Ruedi
         G. Laupper. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.7 Form of Registration Rights Agreement, dated as of August , 1997, by and between Swissray International, Inc. and the person named on the signature page hereto. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No.1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17, 1997).

10.8 Form of Debenture of Swissray International, Inc. (Incorporated by reference to Exhibit 10.2 of Registrant's Amendment No. 1 to Form S-1 Registration Statement, Registration No. 333-38229, filed December 17,
         1997).

10.9 Asset Purchase Agreement, dated as of October 17, 1997 by and among Swissray Medical Systems, Inc., Swissray International, Inc., Service Support Group LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K, filed November 4, 1997).

10.10 Registration Rights Agreement, dated as of October 17, 1997, by and among Swissray International, Inc., Service Support Group, LLC, Gary Durday, Michael Harle and Kenneth Montler (Incorporated by reference to
         Exhibit 2.2 of the Registrant's Current Report on Form 8-K, filed November 4, 1997).

10.11 Employment Agreement between the Registrant and Ruedi G. Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.11 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.12 Employment Agreement between the Registrant and Josef Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.12 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.13 Employment Agreement between the Registrant and Herbert Laubscher, dated as of December , 1997 (Incorporated by reference as Exhibit 10.13 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

Exhibit
  No.             Description

10.14 Employment Agreement between the Registrant and Ueli Laupper, dated as of December , 1997 (Incorporated by reference as Exhibit 10.14 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.15 Form of Registration Rights Agreement, dated as of November , 1997 (Incorporated by reference as Exhibit 10.15 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.16 Form of Debenture of Swissray International, Inc., dated November , 1997 (Incorporated by reference as Exhibit 10.16 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.17    Form of Subscription  Agreement,  dated November , 1997  (Incorporated
         by reference as  Exhibit  10.17  to  Registrant's   initial  filing  of
         Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.18 Form of Registration Rights Agreement (rollover), dated as of November 1997 (Incorporated by reference as Exhibit 10.18 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.19    Form of Debenture of Swissray International, Inc. (rollover), dated
         November , 1997   (Incorporated by reference as Exhibit 10.19 to
         Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.20 Form of Subscription Agreement (rollover), dated November , 1997 (Incorporated by reference as Exhibit 10.20 to Registrant's initial filing of Form S-1 Registration Statement, Registration No.
         333-43401 filed December 29, 1997).

10.21    Agreement  Regarding August,  1997 Regulation D offering  (Incorporated
         by reference  as  Exhibit  10.21  to  Registrant's   initial filing  of
         Form S-1 Registration Statement, Registration No. 333-43401 filed December 29, 1997).

10.22    Form of  Subscription  Agreement  dated  March , 1998 (Incorporated  by
         reference  as  Exhibit  10.22  to  Registrant's   initial  filing  of
         Form S-1 Registration Statement, Registration No. 333-50069 filed April 14, 1998).

10.23 Form of Registration Rights Agreement dated March , 1998 (Incorporated by reference as Exhibit 10.23 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed
         April 14, 1998).

10.24    Form of  Debenture  dated March , 1998  (Incorporated  by  reference as
         Exhibit 10.24 to Registrant's initial filing of Form S-1 Registration Statement, Registration No. 333-50069 filed April 14, 1998).

Exhibit
  No.             Description

10.25    This Exhibit Number skipped.

10.26 Form of Subscription Agreement dated June, 1998. (Incorporated by reference as Exhibit 10.26 to Registrant's initial filing of Form S-1 Registration Statement, Registration No.333-59829 filed July 24, 1998).

10.27 Form of Registration Rights Agreement dated June, 1998.(Incorporated by reference as Exhibit 10.27 to Registrant's initial filing of Form S-1 Registration Statement, Registration No.333-59829 filed July 24, 1998).

10.28    Form of Debenture dated June, 1998. (Incorporated by reference as
         Exhibit 10.28 to Registrant's initial filing of Form S-1 Registration Statement, Registration No.333-59829 filed July 24, 1998).

10.29 Form of Subscription Agreement dated August, 1998 with March 17, 1999 amendment.

10.30    Form of Registration Rights Agreement dated August, 1998.

10.31    Form of Debenture dated August, 1998 with March 17, 1999 amendment.

10.32 Form of Subscription Agreement dated October, 1998 with March 17, 1999 amendment.

10.33    Form of Registration Rights Agreement dated October, 1998.

10.34    Form of Debenture dated October, 1998 with March 17, 1999 amendment.

10.35    Form of Promissory Note dated December, 1998.

10.36 Form of Contingent Subscription Agreement dated December, 1998 with March 17, 1999 amendment.

10.37    Form of Registration Rights Agreement dated December, 1998.

10.38    Form of Debenture dated December, 1998 with March 17, 1999 amendment.

10.39    Form of Warrant dated December, 1998.

10.40    Form of Subscription Agreement dated January, 1999.

10.41    Form of Registration Rights Agreement dated January, 1999.

10.42    Form of Debenture dated January, 1999.

10.43    Form of Warrant dated January 28, 1999 with March 17, 1999 amendment.

10.44    Form of Promissory Note dated March 2, 1999.

10.45    Form of Contingent Subscription Agreement dated March 2, 1999.

10.46    Form of Registration Rights Agreement dated March 2, 1999.

Exhibit
  No.             Description

10.47    Form of Debenture dated March 2, 1999.

10.48    Form of Warrant dated March 2, 1999.

10.49    Form of Promissory Note dated March 26, 1999.

10.50    Form of Contingent Subscription Agreement dated March 26, 1999.

10.51    Form of Registration Rights Agreement dated March 26, 1999.

10.52    Form of Debenture dated March 26, 1999.

10.53    Form of Warrant dated March 26, 1999.

21.1 List of Subsidiaries (Incorporated by reference to Exhibit 21 of Registrant's Annual Report for the fiscal year ended June 30, 1997 on Form 10-KSB, filed September 30, 1997).

23.1     Consent of Bederson & Company LLP.

23.1(a)  Consent of Bederson & Company LLP.

23.2     Consent of Gary B. Wolff, P.C. (included in  Exhibit 5.1).^

23.3     Consent of Feldman Sherb Ehrlich & Co., P.C.

27       FINANCIAL DATA SCHEDULES

*        To be filed by amendment.